Exhibit 10.1

THIRD AMENDED and RESTATED

LOAN AND SECURITY AGREEMENT

(Hypothecation Facility)

By and Between

ZB, N.A. DBA NATIONAL BANK OF ARIZONA

and

BLUEGREEN/BIG CEDAR VACATIONS, LLC

Dated: September 25,  2020

_________________________________

TABLE OF CONTENTS

v

THIRD AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

(Hypothecation Facility)

THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (together with the Exhibits and Schedules attached hereto, collectively, this “Agreement”) is made as of September 25,  2020 by and between BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company (“Borrower”) and ZB, N.A. DBA NATIONAL BANK OF ARIZONA, a national banking association (“Lender”).

BACKGROUND

A.    The Bluegreen Vacation Club (the “Vacation Club”) is a multi-site timeshare plan established by Bluegreen Vacations Unlimited, Inc. pursuant to the Vacation Club Trust Agreement and entitles Purchasers who become Owner Beneficiaries under the Vacation Club Trust Agreement to use any component site within the Vacation Club, subject to the Vacation Club Trust Agreement and the rules and regulations governing such occupancy, including, without limitation, its reservation procedures.

B.    Borrower is the developer of the Long Creek Project, the Big Cedar Project and the Paradise Point Project.  In addition to other component site resorts, each of the Long Creek Project, the Big Cedar Project and the Paradise Point Project are component site resorts within the Bluegreen Vacation Club.

C.    When a Purchaser purchases a Timeshare Interest in any of the Timeshare Projects, the purchased Timeshare Interest is conveyed by the Borrower to the Vacation Club Trustee at the Purchaser's direction as set forth in the Purchase Contract to be held under the terms of the Vacation Club Trust Agreement.  The Purchaser thereby is designated an Owner Beneficiary and receives Owner Beneficiary Rights and appurtenant Vacation Points and is entitled to all the benefits accruing to Owner Beneficiaries under the Vacation Club Trust Agreement.

D.    If the Borrower provides purchase money financing to the Purchaser, the Vacation Club Trustee (as the title holder of the purchased Timeshare Interest), at the direction of the Purchaser, executes the Purchaser Mortgage in favor of the Borrower to secure such financing.  To the extent that the Purchaser Mortgage is assigned to Lender in consideration for an Advance, the Lender becomes an Interest Holder Beneficiary under the Vacation Club Trust Agreement and is thereby entitled to all of the benefits accruing under the Vacation Club Trust Agreement to Interest Holder Beneficiaries.

E.    Borrower and Lender entered into that certain Loan and Security Agreement, dated as of September 30, 2010, which was amended and restated in its entirety by that certain First Amended and Restated Loan and Security Agreement (Hypothecation Facility), dated as of June 30, 2015 (the “First A&R Loan Agreement”).  The First A&R Loan Agreement was amended and restated in its entirety by that certain Second Amended and Restated Loan and Security Agreement (Hypothecation Facility), dated as of September 28, 2017 which was amended in certain respects pursuant to that certain Letter Agreement between Lender and Borrower dated April 22, 2020  (collectively, the “Second A&R Loan Agreement”).  Under the Second A&R Loan Agreement, Lender agreed to make a revolving loan (defined below as the “Loan”) for purposes of financing receivables arising from the sale of Timeshare Interests at Bluegreen Wilderness Club at Big Cedar, Long Creek Ranch at Big Cedar and Paradise Point Resort.

F.    In addition to the foregoing Loan, Borrower and Lender were parties to another loan transaction, the purpose of which is to provide Borrower with an inventory loan facility (the “Inventory Loan”).  The Inventory Loan was evidenced by, among other documents, a Second Amended and Restated Loan Agreement (Inventory Loan) dated September 28, 2017 (as amended from time to time, the “Inventory Loan Agreement”).  The Inventory Loan has been paid in full and the Inventory Loan Agreement has been fully released and terminated.

G.    Subject to the satisfaction of certain conditions, Lender and Borrower desire to amend and restate the Second A&R Loan Agreement through the execution of this Agreement, in order to, inter alia, (i) retain Tranche F, (ii) establish a new Tranche G and set forth the terms and conditions under which the proceeds of Tranche G will be advanced and the interest rate at which Tranche G will accrue,  (iii) release Bluegreen as a guarantor under the Loan, (iv) provide that the Loan and other obligations thereunder are partially nonrecourse to the Borrower as set forth in this Agreement, (v) extend the Borrowing Term and the Maturity Date,  (vi) modify the definition of Eligible Notes Receivable in certain respects, (vii) lower the Borrowing Base percentage in certain respects and (viii) modify the Second A&R Loan Agreement and the other Loan Documents in certain other respects.

H.    This Agreement amends, restates and supersedes the Second A&R Loan Agreement, and upon the full execution and delivery of this Agreement and the other Loan Documents by all parties thereto, this Agreement shall become effective and the Second A&R Loan Agreement shall be of no further force or effect.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties to this Agreement agree as follows:

1.    DEFINITIONS

1.1    Certain Defined Terms.  As used in this Agreement (including any Exhibits attached hereto) and the other Loan Documents unless otherwise expressly indicated in this Agreement or the other Loan Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined).

620/575 FICO Score Notes Receivable:  those Notes Receivable under which the Purchaser thereof has a FICO Score of less than 620 but equal to or greater than 575.

Advance:  an advance of the proceeds of the Loan by Lender to, or on behalf of, Borrower in accordance with the terms and conditions of this Agreement, including an Availability Advance.

Affiliate:  Any Person:  (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; provided, however, that under no circumstances shall Bluegreen be deemed an Affiliate of any 5% or greater shareholder of Bluegreen or any Affiliate of such shareholder who is not a Direct Affiliate (as defined herein) of Bluegreen, nor shall any such shareholder be deemed to be an Affiliate of Bluegreen.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, (i) only entities included in Bluegreen’s GAAP consolidated financial statements shall be Affiliates of Bluegreen (a “Direct Affiliate”), (ii) Bluegreen shall be deemed to be an Affiliate of Borrower, and (iii) each of Bluegreen Vacations Unlimited, Inc. and Big Cedar, L.L.C. shall be deemed an Affiliate of Borrower.

Agents:  the Servicing Agent, the Lockbox Agent and the Custodial Agent.  “Agent” means, as the context requires, any one of the Agents.

Agreement:  this Third Amended and Restated Loan and Security Agreement, as it may from time to time be amended, supplemented or restated.

Applicable Advance Rate Percentage:  (i) 80% for Advances of Tranche G, (ii) 80% for all Availability Advances following the date of this Agreement, (iii) 85% as the percentage used for purposes of determining the existence a Borrowing Base Shortfall from the date of this Agreement through the calculation of the Borrowing Base calculation for September 30, 2020 and (iv) 80% as the percentage used for purposes of determining the existence a Borrowing Base Shortfall commencing with the calculation of the Borrowing Base calculation for October 30, 2020 and thereafter.

Applicable Usury Law:  the usury law of the state chosen by the parties pursuant to the terms of Section 9.13 or such other usury law which is applicable if such usury law is not.

Articles of Organization:  the charter, articles of incorporation, articles of organization, operating agreement, joint venture agreement, partnership agreement, by-laws and any other written documents evidencing the formation, organization, governance and continuing existence of a non-individual Person.

Assignment:  a written Collateral Assignment of Notes Receivable and Purchaser Mortgages and their proceeds, executed by Borrower substantially in the form and substance of Exhibits A-1,  A-2 and A-3 attached hereto as to each of the Timeshare Projects, respectively.

Availability Advance: an Advance which is made against an Eligible Note Receivable after the first Advance made against such Note Receivable in an amount up to eighty percent (80%) of the then-outstanding principal balance of all Eligible Notes Receivable pledged to Lender minus the unpaid Loan balance.

Backup Servicing Agent:  Concord Servicing Corporation, an Arizona corporation, as the Backup Servicing Agent, or its successor as Backup Servicing Agent, under the Backup Servicing Agreement.

Backup Servicing Agreement:  the agreement dated as of September 30, 2010 among Lender, Servicing Agent, Borrower and Backup Servicing Agent which provides for Backup Servicing Agent to perform for the benefit of Lender backup accounting, reporting and other servicing functions as set forth therein with respect to the Receivables Collateral, as it may from time to time be amended, supplemented or restated.

Bankruptcy Code:  as defined in Section 9.22 hereof.

Base Rate:  the rates per annum quoted by Lender as Lender's one (1) month LIBOR rate based upon quotes from the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by the Lender.  The Base Rate is not necessarily the lowest rate charged by Lender on its loans.  The one (1) month LIBOR rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein.  The LIBOR rate selected by Lender may not necessarily be the same as the quoted “offer” side in the Eurodollar time deposit market by any particular institution or service applicable to any interest period.

Base Rate Determination Date:  two Business Days prior to the last Business Day of each calendar month.  Notwithstanding the foregoing, the initial Base Rate Determination Date shall be two Business Days prior to the Effective Date.

Basic Interest:  as defined in Section 2.5 hereof.

Basic Interest Rate:  (a) as to Tranche F,  (1) from the date of this Agreement and subject to the provisions of sub clause (2) of this clause (a), the variable interest rate per annum, adjusted as of each Base Rate Determination Date, equal to the Base Rate in effect as of each Base Rate Determination Date, plus 275 basis points, but in no event shall the Basic Interest Rate, as to Tranche F, exceed the rate permitted by the Applicable Usury Law or fall below 3.50% per annum and (2) in the event total aggregate Advances of Tranche G exceed $25,000,000 on or before June 30, 2021, commencing from the first day of the month thereafter, the variable interest rate per annum, adjusted as of each Base Rate Determination Date, equal to the Base Rate in effect as of each Base Rate Determination Date, plus 225 basis points, but in no event shall the Basic Interest Rate, as to Tranche F, exceed the rate permitted by the Applicable Usury Law or fall below 3.00% per annum and (b) as to Tranche G, the variable rate of interest per annum, adjusted as of each Base Rate Determination Date, equal to the Base Rate in effect as of each such Base Rate Determination Date, plus 225 basis points, but in no event shall the Basic Interest Rate, as to Tranche G, exceed the rate permitted by Applicable Usury Law or fall below 3.00% per annum.

Big Cedar Project:  that certain vacation ownership project, commonly known as Bluegreen Wilderness Club at Big Cedar, located in Ridgedale, Missouri.

Big Cedar Timeshare Association:  Big Cedar Wilderness Club Condominium Association, Inc., a Missouri corporation not-for-profit, which is the association established in accordance with the Big Cedar Timeshare Declaration to manage the Big Cedar Timeshare Program and in which all owners of Timeshare Interests at the Big Cedar Project will be members.

Big Cedar Timeshare Declaration:  that declaration of covenants, conditions and restrictions which has been executed by Borrower, recorded in the real estate records of the county where the Big Cedar Project is located, and has established the Big Cedar Timeshare Program.

Big Cedar Timeshare Management Agreement:    the management agreement from time to time entered into between the Big Cedar Timeshare Association and the Timeshare Manager for the management of the Big Cedar Timeshare Program.

Big Cedar Timeshare Program:  the program created within the Big Cedar Project under the Big Cedar Timeshare Declaration by which Persons may own Timeshare Interests, enjoy their respective Timeshare Interests on a recurring basis, and share the expenses associated with the operation and management of such program.

Bluegreen:  Bluegreen Vacations Corporation, a Florida corporation.

Bluegreen Inc.:  Bluegreen Vacation Club, Inc., a Florida nonprofit corporation, and its successors and assigns, which was organized and formed to manage and operate the Vacation Club and with respect to which each Purchaser becomes a Class A Member thereof upon the purchase of a Timeshare Interest.

Borrower:  the entity named as Borrower in the introductory paragraph of this Agreement and, subject to the restrictions on assignment and transfer contained in the Loan Documents, its successors and assigns.

Borrower Tangible Net Worth: the amount (determined on a consolidated basis in accordance with GAAP) set forth under total members' equity in the most recent year end consolidated balance sheets of Borrower.

Borrowing Base:  with respect to an Eligible Note Receivable, an amount equal to Applicable Advance Rate Percentage of the unpaid principal balance of such Eligible Note Receivable.

Borrowing Base Certificate a certificate prepared by Borrower substantially in the form and substance of Exhibit S, attached hereto.

Borrowing Base Shortfall:  at any time, the amount by which the unpaid principal balance of the Loan exceeds the aggregate then applicable Borrowing Base of all Eligible Notes Receivable assigned to Lender.

Borrowing Term: the period commencing on the Effective Date and ending on September 25, 2023.

Business Day:  every day on which Lender's offices in the state of Arizona are open to the public for carrying on substantially all its business functions or any day which is not a Saturday or Sunday or a legal holiday under the laws of the State of Missouri, State of Florida or the United States.

CFPB Compliance Date:  October 3, 2015.

Collateral:  the Receivables Collateral and the collateral pledged to Lender pursuant to the Security Documents.

Confirmation of Recording:     the form of Confirmation of Recording from Borrower's title company to Lender in the form attached hereto as Exhibit K.

Custodial Agent:  US Bank National Association or any other Person approved by Lender in writing as Custodial Agent under the Custodial Agreement.

Custodial Agreement:  that certain Second Amended and Restated Custodial Agreement dated June 30, 2015 among Lender, Borrower and Custodial Agent pursuant to which the Custodial Agent is providing custodial and other services to the benefit of Lender with respect to Notes Receivable pledged to Lender and other items of Receivables Collateral, as such agreement may from time to time be amended, supplemented or restated.

Customer Service Cancellation:  the cancellation by Borrower of a Note Receivable as a result of the dissatisfaction by the Purchaser thereunder with some aspect of his Timeshare Interest purchase.

Debtor Relief Laws:  any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

    Default Rate:  with respect to each of Tranche F and Tranche G, the lesser of (a) the maximum per annum rate permitted by Applicable Usury Law, and (b) five percent (5%) per annum in excess of the applicable Basic Interest Rate not to exceed a maximum per annum rate of eighteen percent (18%). With respect to monies owed other than under Tranche F and Tranche (for example (without limitation) reimbursement to Lender for out-of-pocket costs incurred), the lesser of (a) the maximum per annum rate permitted by Applicable Usury Law, and (b) five percent (5%) per annum in excess of the then highest Basic Interest Rate not to exceed a maximum per annum rate of eighteen percent (18%).

    Delinquency Modification:  an amendment or other modification to the terms and conditions of a Note Receivable resulting from an installment payment thereunder becoming contractually past due wherein: (a) the remaining term of such Note Receivables does not exceed 120 months from the date of the modification, (b) at least one payment thereunder has been made within 30 days of its due date, as modified, and (c) the monthly trial balance identifies such Note Receivable as being so modified.

Effective Date:  the date of this Agreement.

Eligible Note Receivable: a Note Receivable which satisfies the criteria set forth below as of the date of the applicable Advance (unless another date is specified, in which case such Note Receivable shall satisfy such criteria as of such other date):

(a)    The Note Receivable was created in connection with the credit purchase and sale of a Timeshare Interest (thereby entitling the Purchaser to Owner Beneficiary Rights under the Vacation Club Trust Agreement) pursuant to the applicable Timeshare Program Consumer Documents which, in all material respects, shall be in the forms attached hereto as Exhibits C-1,  C-2 and C-3 and (as to each of the Timeshare Projects, respectively) and under the Timeshare Program Governing Documents approved by Lender;

(b)    The Purchaser thereunder has made a down payment or payments by cash, check, credit card or otherwise totaling at least 10% of the actual purchase price (including closing costs) of the related Timeshare Interest (which down payment may, (i) in the case of Upgrade Note Receivables or conversion in connection with an Introductory Loan be represented in whole or in part by the principal payments and down payment made on, as applicable, such related Original Note Receivable, related Introductory Loan or the related Timeshare Interest, since its date of origination, or (ii) in the case of an Upgrade or a conversion in connection with an Introductory Product, be represented in whole or in part by the amount paid where the Purchaser has paid in full, whether at the point of sale or otherwise for the original Timeshare Interest or Introductory Product, as applicable);

(c)    Other than with respect to a Delinquency Modification, the Note Receivable has an original maturity date of 120 months or less, payable in equal monthly installments of principal and interest;

(d)    The annual rate of interest applied to the unpaid principal balance of the applicable Note Receivable (other than those Notes Receivable that are subject to the Servicemembers Civil Relief Act) is (i) at least a fixed rate of 9.99% per annum for Purchasers with a FICO Score equal to or greater than 750 and (ii) at least a fixed rate of 11.99% per annum for Purchasers with a FICO Score less than 750 or with no FICO Score.  At all times, the weighted average interest rate for the entire portfolio of Notes Receivable collaterally assigned to Lender (including those that are the subject of the Servicemembers Civil Relief Act) must be at least equal to 13.5% per annum;

(e)    Other than as to 620/575 FICO Score Notes Receivable, No FICO Score Notes Receivable and Non-Resident Notes Receivable for which no FICO Score is available, the Purchaser's FICO Score shall not be less than 620;

(f)    The minimum weighted average FICO Score of all Eligible Notes Receivable assigned to Lender and with respect to which a FICO Score is available, shall be at least 690.  Other than with respect to a No FICO Score Note Receivable and a Non-Resident Note Receivable, in no event shall a particular Note Receivable qualify as an Eligible Note Receivable in the event the FICO Score of the Purchaser related thereto is less than 575.  In calculating the minimum weighted average FICO Score, 620/575 FICO Score Notes Receivable shall be included in such calculation; however, No FICO Score Notes Receivable and Non-Resident Notes Receivable shall not be included;

(g)    Subject to the exception below governing Jumbo Notes Receivable, at the time of assignment, the principal balance outstanding of any Note Receivable assigned to Lender shall not exceed $75,000;

(h)    A Note Receivable or multiple Notes Receivable from the same Purchaser constitute a Jumbo Note Receivable, subject to the limitations set forth in Section 2.1(c);

(i)    The Purchaser is not subject to any bankruptcy proceedings, whether voluntary or involuntary;

(j)    In connection with the initial Advance against such Note Receivable, no installment payment thereunder is more than 30 days contractually past due as reflected in the receivables schedule delivered in support of such Advance, as described in Section 4.2.1(c) hereof and in connection with the delivery of a Note Receivable to Lender to cure a Borrowing Base Shortfall pursuant to Section 2.7(c), no installment payment thereunder is more than 30 days contractually past due as reflected in the most recent trial balance delivered to Lender prior to such delivery. After such Advance or such delivery, no installment payment thereunder shall become more than 60 days contractually past due (adjusting for any deferral of installment payments as a result of a Note Receivable being classified as a Force Majeure Note Receivable);

(k)    Except for the Non-Resident Notes Receivable, the Purchaser is a resident of the United States of America (including U.S. territories);

(l)    The payment to be received is payable in United States dollars;

(m)    The unpaid principal balance of all Force Majeure Notes Receivable assigned to Lender does not exceed 5% of the unpaid principal balance of all Eligible Notes Receivable assigned to Lender and against which Lender has made an Advance;

(n)    The Purchaser has no claim of any defense, setoff or counterclaim under the applicable Note Receivable;

(o)    The Note Receivable represents the balance of the sales price of a Timeshare Interest entitling a Purchaser to Owner Beneficiary Rights under the Vacation Club Trust Agreement, and the Purchaser of such Timeshare Interest is not, and no payment of a sum due under the Note Receivable has been made by, Borrower, an Affiliate, or an officer, director, agent, employee, principal, broker, creditor (or relative thereof) of Borrower or of any other Person related to or an Affiliate of Borrower;

(p)    The Timeshare Program Consumer Documents executed by the applicable Purchaser and all other aspects of the related transaction comply with all applicable Legal Requirements;

(q)    Each Note Receivable, and related Timeshare Program Consumer Document (other than the Purchaser Mortgage) to which the related Purchaser is a party and which requires the signature of such Purchaser has been duly executed by such Purchaser.  The Purchaser Mortgage has been executed by the Vacation Club Trustee;

(r)    The Unit in which the applicable Timeshare Interest financed by the Note Receivable is situate and to which the Purchaser has access: (i) has been completed in compliance with all Legal Requirements, is currently served by all required utilities, is fully furnished and ready for use, subject to renovations for improvements from time to time in the ordinary course of maintaining the Unit; (ii) is covered by a valid permanent and unconditional certificate of occupancy (or its equivalent) duly issued; (iii) is subject to the terms of the Timeshare Declaration for the applicable Timeshare Project; and (iv) has been developed to the specifications provided for in the applicable Purchase Contract.  All furnishings (including appliances) within the Unit(s) to which the Purchaser has access have been or will timely be fully paid for and are free and clear of any lien or other interest by any third party, except for any furniture leases which contain non-disturbance provisions acceptable to Lender;

(s)    The Unit in which the applicable Timeshare Interest financed by the Note Receivable is situate has had all taxes, maintenance, special and other assessments, penalties and fees related thereto paid when due;

(t)    Any and all applicable rescission periods relating to the purchase by the applicable Purchaser of a Timeshare Interest have expired;

(u)    The Note Receivable is serviced by Bluegreen or its successors or assigns, or by a wholly owned subsidiary thereof, provided that Lender is given written notice of the identity of such successor servicing agent prior to such Person assuming servicing responsibilities;

 (v)    The Note Receivable is secured by a Purchaser Mortgage.  The lien of the Purchaser Mortgage securing the Note Receivable is or will be a perfected first priority purchase money mortgage and the related Purchaser Mortgage (i) has been executed by the Vacation Club Trustee, (ii) will be collaterally assigned of record to Lender pursuant to the Assignment and a copy of such recorded Assignment is delivered to the Custodial Agent on or before the expiration of the Trailing Documents Delivery Date for the subject Advance; and (iii) will be  fully insured by a Title Policy, when issued, subject only to the Permitted Encumbrances, in the amount of the Note Receivable, which Title Policy will be endorsed in the manner specified in the Confirmation of Recording and delivered to the Custodial Agent on or before the expiration of the Trailing Documents Delivery Date for the subject Advance;

(w)    All representations, warranties and covenants regarding such Note Receivable and the Timeshare Program Consumer Documents related thereto and the matters related thereto as set forth in this Agreement are accurate and Borrower shall have performed all of its obligations with respect thereto;

(x)    Lender has a valid, perfected first priority lien against and security interest in the Note Receivable and the related Timeshare Program Consumer Documents and all payments to be made thereunder, subject to Permitted Encumbrances;

(y)    The terms of such Note Receivable have not been amended in any way, including any revisions to the payment provisions to cure any defaults or delinquencies or a revision that would constitute a downgrade in the type or quality of the Timeshare Interest purchased by the

Purchaser, except in the case of a Permitted Modification, a Force Majeure Note Receivable or a Delinquency Modification;

(z)    There has been no increase to the applicable interest rate payable on the Note Receivable as the result of the termination of any automatic payment option, unless all disclosures required under Regulation Z for such increase have been properly given by Borrower to Purchaser;

(aa)    The Purchaser is not a “blocked person”, as defined in the Patriot Act Certificate and Agreement;

(bb)    Each of

(i)        a No FICO Score Note Receivable,

(ii)       a Non Resident Note Receivable,

(iii)      a 620/575 FICO Score Note Receivable, and

(iv)      a Jumbo Note Receivable,

shall be considered Eligible Notes Receivable, provided that (x) the unpaid principal balance, in the aggregate, of all (A) No FICO Score Notes Receivable, (B) Non Resident Notes Receivable, (C) 620/575 FICO Score Notes Receivable, and (D) Jumbo Notes Receivable, assigned to Lender, does not, without duplication, exceed 10% of the principal balance of all Eligible Notes Receivable assigned to Lender and against which Lender has made an Advance, and (xi) such Note Receivable meets all of the other conditions to qualify as an Eligible Note Receivable;

(cc)    In addition to meeting the requirements in subsection (bb) above, a No FICO Score Note Receivable shall be considered an Eligible Note Receivable only in the event (i) the unpaid principal balance of all No FICO Score Notes Receivable assigned to Lender does not exceed 5% of the principal balance of all Eligible Notes Receivable assigned to Lender and against which Lender has made an Advance, and (ii) such Note Receivable meets all of the other conditions to qualify as an Eligible Note Receivable;

(dd)    In addition to meeting the requirement in subsection (bb) above, a Non‑Resident Note Receivable shall be considered an Eligible Note Receivable only in the event (i) the unpaid principal balance of all Non-Resident Notes Receivable assigned to Lender does not exceed 5% of the unpaid principal balance of all Eligible Notes Receivable assigned to Lender and against which Lender has made an Advance, (ii) such Note Receivable meets all of the other conditions to qualify as an Eligible Note Receivable, and (iii) the payment under such Non-Resident Note Receivable is made by the Purchaser under an “autopay” program;

(ee)    The Purchaser is personally liable under its Purchase Contract;

(ff)    The Purchaser has become an Owner Beneficiary under the Vacation Club Trust Agreement;

(gg)    The purchased Timeshare Interest has been conveyed to the Vacation Club Trustee to be held under the terms of the Vacation Club Trust Agreement;

(hh)    The Purchaser is not an Affiliate, officer, director, agent or employee of Borrower; and

(ii)    A Note Receivable which has been modified in a manner which qualifies as a Delinquency Modification shall be considered an Eligible Note Receivable only in the event (i) the unpaid principal balance of all such Notes Receivable (modified in a manner which would qualify as a Delinquency Modification) which have been assigned to Lender does not exceed 2% of the unpaid principal balance of all Eligible Notes Receivable assigned to Lender and against which Lender has made an Advance, (ii) after such modification, no installment payment thereunder is more than 60 days contractually past due and (iii) such Note Receivable meets all the other conditions to qualify as an Eligible Note Receivable (including the 13.5% weighted average interest rate requirement set forth in subsection (d) above).

Environmental Indemnity:  the Second Amended and Restated Hazardous Substances Remediation and Indemnification Agreement dated as of even date herewith, executed and delivered by Borrower and containing representations, warranties and covenants regarding the environmental condition of each Timeshare Project and the Collateral, as such agreement may from time to time be amended, supplemented or restated.

Event of Default:  as defined in Section 7.1 hereof.

Executive Order:  as defined in Section 5.29 hereof.

Existing Indebtedness:  Borrower's existing indebtedness owed to Quorum Federal Credit Union.

FICO Score:  a credit risk score determined by the Fair Isaac Company for a consumer borrower through the analysis of individual credit files.  In the event that such credit risk scoring program ceases to exist, Lender may select a successor credit risk scoring program in Lender's discretion.

In the event that a Purchaser consists of more than one individual (e.g., husband and wife) (a “Purchaser Group”), the FICO Score for such Purchaser Group shall be based on the highest of the FICO Scores for all individuals who have a FICO Score in such Purchaser Group.  If all individuals in a Purchaser Group have no FICO Score, then the Purchaser Group shall be considered to have no FICO Score.

Force Majeure Note Receivable  a Note Receivable (a) for which a natural disaster, epidemic or pandemic (including Covid-19 pandemic), government mandated shutdown of economy, act of terror or similar occurrences has had a direct impact on the ability of the related Purchaser to make payments due to disruption of employment or to place of residence, as reasonably determined by the Servicing Agent in accordance with the servicing standard and for which the Servicing Agent has determined, in accordance with the servicing standard, to defer loan payments for a specified grace period of not more than three (3) months, (b) which was within the Receivables Loan Borrowing Base and qualified as an Eligible Note Receivable before the occurrence of such natural disaster or act of terror, (c) which is identified on the monthly trial balance as a Force Majeure Note Receivable and (d)

which in all other respects qualifies as an Eligible Note Receivable. A Note Receivable shall no longer be deemed a Force Majeure Note Receivable if the Purchaser has made two consecutive timely payments following the implementation of the loan payment deferral described above.

Foreign Assets Control Regulations:  as defined in Section 5.29 hereof.

GAAP:  generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question.

Impositions:  all present and future real estate, personal property, excise, privilege, transaction, documentary stamp and other taxes, charges, assessments and levies (including non-governmental assessments and levies such as maintenance charges, association dues and assessments under private covenants, conditions and restrictions) and any interest, costs, fines or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed.  Impositions shall include any and all taxes, withholding obligations, deductions, license or other fees, assessments, charges, fines, duties, imposts, penalties, or any property, privilege, excise, real estate or other taxes, charges or assessments currently or hereafter levied or imposed by any local, state, or federal governmental authority of the United States upon or in connection with or measured by the Loan Documents, the Collateral, or the principal or accrued interest under the Loan, the Prepayment Premium, Loan Fee, Non-Use Fee, servicing fees, custodial fees, lockbox fees, collection fees or other amounts payable by Borrower to Lender or to Servicing Agent, Backup Servicing Agent, Custodial Agent or Lockbox Agent under the Loan Documents or by Purchasers to Borrower or Lender under the Timeshare Program Consumer Documents.

Incipient Default:  an event or condition, the occurrence of which would, with a lapse of time or the giving of notice or both, become an Event of Default.

Indebtedness:  for any Person, without duplication, the sum of the following:

(a)    indebtedness for borrowed money;

(b)    obligations evidenced by bonds, debentures, notes or other similar instruments;

(c)    obligations to pay the deferred purchase price of property or services;

(d)    obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases;

(e)    obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property;

(f)    obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or similar instrument;

(g)    indebtedness or obligations of others secured by a lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (to the extent of the value of the asset);

(h)    obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) though (g) above; and

(i)    liabilities in respect to unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

Insurance Policies:  the insurance policies that Borrower is required to maintain and deliver pursuant to Section 6.1(c) hereof.

Interest Holder Beneficiary:  as defined in the Vacation Club Trust Agreement.

Introductory Loan:  a loan originated in connection with an Introductory Product.

Introductory Product:  certain introductory products with FICO scores and finance terms that are intended to be held in Borrower's portfolio.

Inventory Loan: defined in the Background Statements.

Jumbo Notes Receivable:  a Note Receivable or multiple Notes Receivable from the same Purchaser with a balance that exceeds $75,000, subject to the limitations set forth in Section 2.1(c) hereof.

Legal Requirements:  (a) all present and future judicial decisions, statutes, regulations, permits, approvals, registrations and licenses or certificates of any governmental authority (including from any state regulatory agency, department or division in any jurisdiction in which a Timeshare Project is located which has the power and authority to regulate timeshare projects in such jurisdiction) in any way applicable to Borrower or its property, including any applicable state statute or other law in any jurisdiction where a Timeshare Project is located which governs the creation and regulation of condominiums in such jurisdiction, as the same may be amended from time to time, and (b) all contracts or agreements (written or oral) by which Borrower or its property is bound or, if compliance therewith would otherwise be in conflict with any of the Loan Documents, by which Borrower or its property becomes bound with Lender's prior written consent.

Lender:  ZB, N.A. dba NATIONAL BANK OF ARIZONA, a national banking association, and its successors and assigns.

Limited Recourse Carve-Out Amount: as defined in Section 7.10.

Loan:  the revolving line of credit loan made pursuant to this Agreement.

Loan Documents:  this Agreement, the Note, any and all Subordination Agreements, the Lockbox Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement, the Environmental Indemnity, the Security Documents, the Patriot Act Certificate and Agreement, and all other documents now or hereafter executed in connection with the Loan, as they may from time to time be amended, modified, supplemented or otherwise restated.

Loan Fee:  as defined in Section 2.9 hereof.

Loan File:  with respect to each of the Notes Receivable, all the Timeshare Program Consumer Documents relating thereto, each duly executed, as applicable, plus:

(a)    All guaranties, if any, for the payment of the Notes Receivable and

(b)    The Title Policy insuring the lien of the Purchaser Mortgage.

Lockbox Account: the segregated bank account established under the Lockbox Agreement and under the control of Lender, into which payments under Notes Receivable constituting part of the Receivables Collateral are collected and deposited.

Lockbox Agent:  initially, ZB, N.A. dba NATIONAL BANK OF ARIZONA, a national banking association, as the Lockbox Agent, or its successor as Lockbox Agent, under the Lockbox Agreement.

Lockbox Agreement:  the Lockbox Agreement (Bluegreen/Big Cedar Vacations, LLC)  dated as of September 22, 2010, as amended by the Amendment No. 1 to Lockbox Agreement (Bluegreen/Big Cedar Vacations, LLC)  dated as of October 10, 2012, by and between Lender, Borrower and Lockbox Agent, which provides for Lockbox Agent to collect, through a lockbox, payments under Notes Receivable constituting part of the Receivables Collateral and to remit them to Lender, as it may from time to time be amended, supplemented or restated.

Long Creek Project:  that certain vacation ownership project, commonly known as Bluegreen Wilderness Club at Long Creek Ranch, located in Ridgedale, Missouri.

Long Creek Timeshare Association:  Bluegreen Wilderness Club at Long Creek Ranch Condominium Association, Inc., a Missouri corporation not-for-profit, which is the association established in accordance with the Long Creek Timeshare Declaration to manage the Long Creek Timeshare Program and in which all owners of Timeshare Interests at the Long Creek Project will be members.

Long Creek Timeshare Declaration:  that declaration of covenants, conditions and restrictions which has been executed by Borrower, recorded in the real estate records of the county where the Long Creek Project is located, and has established the Long Creek Timeshare Program.

Long Creek Timeshare Management Agreement:  the management agreement from time to time entered into between the Long Creek Timeshare Association and the Timeshare Manager for the management of the Long Creek Timeshare Program.

Long Creek Timeshare Program:  the program created within the Long Creek Project under the applicable Timeshare Declaration by which Persons may own Timeshare Interests, enjoy their respective Timeshare Interests on a recurring basis, and share the expenses associated with the operation and management of such program.

Material Adverse Change:  any material and adverse change in, or a change which has a material adverse effect upon, any of:

(a)    the business, properties, operations or condition (financial or otherwise) of Borrower which, with the giving of notice or the passage of time, or both, could reasonably be expected to result in either (i) Borrower failing to comply with any of the financial covenants contained in Section 6.1(o) or (ii) Borrower's inability to perform its respective obligations pursuant to the terms of the Loan Documents; or

(b)    the legal or financial ability of Borrower to perform its obligations under the Loan Documents and to avoid any Incipient Default or Event of Default; or

(c)    the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

Maturity Date:  for each of Tranche F and Tranche G, the first to occur of (i) March 25, 2028 or (ii) the date on which the Loan is required to be repaid pursuant to the terms of this Agreement.

Maximum Loan Amount: $70,000,000.

Maximum Permitted Outstanding Principal Balance: as defined in Section 2.7(b) hereof.

Minimum Required Timeshare Approvals:  all approvals, registrations and licenses required from governmental authorities in order to sell and finance Timeshare Interests and offer them for sale, including a copy of the registrations/consents to sell, the final subdivision public reports/public offering statements and/or prospectuses (including the Public Report) and approvals thereof required to be issued by or used in the jurisdiction where the applicable Timeshare Project is located and other jurisdictions where Timeshare Interests have been offered for sale or sold.

No FICO Score Notes Receivable:  a Note Receivable from a Purchaser who is a resident of the United States of America but for whom no FICO Score is available.

Non-Resident Notes Receivable:  a Note Receivable from a Purchaser who is a resident of Canada or the United Kingdom.

Non-Use Fee: as defined in Section 2.12 hereof.

Note:  the Fifth Amended and Restated Revolving Promissory Note to be made and delivered by Borrower to Lender in the current face amount of SEVENTY MILLION DOLLARS ($70,000,000.00) dated as of the Effective Date and made payable to Lender to evidence the Loan, as it may from time to time be amended, supplemented or restated.

Note Receivable:  a purchase money promissory note which has arisen out of a sale of a Timeshare Interest by Borrower to a Purchaser, is made payable by such Purchaser solely to Borrower, and is secured by a Purchaser Mortgage.

Obligations:  all obligations, agreements, duties, covenants and conditions of Borrower to Lender which Borrower is now or hereafter required to Perform under the Loan Documents.  Without in any way limiting the foregoing, the term Obligations includes (i) any and all obligations of Borrower to Lender with respect to the Loan and (ii) any and all obligations of Borrower to Lender arising under or in connection with any transaction hereafter entered into between Borrower and Lender which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, as applicable.

Operating Contracts:  as defined in Section 5.19 hereof.

Original Note Receivable:  a Note Receivable for which the related Purchaser has elected to effect and the Borrower has agreed to effect an Upgrade.

Owner Beneficiary:  the Purchaser under the Purchase Contract who purchases a Timeshare Interest in a Timeshare Project pursuant to such Purchase Contract and is thereby designated an Owner Beneficiary under the terms of the Vacation Club Trust Agreement and entitled to exercise Owner Beneficiary Rights with appurtenant Vacation Points.

Owner Beneficiary Rights:  the beneficial rights provided to a Purchaser under the Vacation Club Trust Agreement, which rights shall specifically include the rights of performance provided to Owner Beneficiaries by the Vacation Club Trustee under the Vacation Club Trust Agreement and related documents, which Owner Beneficiary Rights shall specifically include as an appurtenance thereto Vacation Points.

Paradise Point Project: that certain vacation ownership project, commonly known as Paradise Point Resort, located in Hollister, Missouri.

Paradise Point Timeshare Association: Paradise Point Resort Property Owners Association, a Missouri corporation not-for-profit, which is the association established in accordance with the Paradise Point Timeshare Declaration to manage the Paradise Point Timeshare Program and in which all owners of Timeshare Interests at the Paradise Point Project will be members.

Paradise Point Timeshare Declaration: that declaration of covenants, conditions and restrictions which has been recorded in the real estate records of the county where the Paradise Point Project is located, and has established the Paradise Point Timeshare Program.

Paradise Point Timeshare Management Agreement: the management agreement from time to time entered into between the Paradise Point Timeshare Association and the Timeshare Manager for the management of the Paradise Point Timeshare Program.

Paradise Point Timeshare Program: the program created within the Paradise Point Project under the Paradise Point Timeshare Declaration by which Persons may own Timeshare Interests, enjoy their respective Timeshare Interests on a recurring basis, and share the expenses associated with the operation and management of such program.

Patriot Act Certificate and Agreement:  the First Amended and Restated Patriot Act Certificate and Agreement dated as of even date herewith  by and among Borrower and Lender, as amended, supplemented or restated.

Performance or Perform:  full, timely and faithful payment and performance.

Permitted Debt:  the meaning given to it in Section 6.2(b) hereof.

Permitted Encumbrances:  with respect to each Timeshare Project (i) real estate taxes and assessments not yet due and payable, (ii) exceptions to title which are approved in writing by Lender (including such easements, dedications and covenants which Lender consents to in writing after the date of this Agreement), (iii) those exceptions listed on the Exhibits B-1,  B-2, and B-4 attached hereto (as to the Big Cedar Project, the Long Creek Project, and the Paradise Point Project, respectively).

Permitted Modification:  an amendment or other modification to the terms and conditions of a Note Receivable (a) as a result of the Servicemembers Civil Relief Act, (b) with respect to a one percent (1%) increase or decrease in the related Note Receivable’s interest rate related to a voluntary or involuntary election to commence or cease using an automatic payment option, as applicable, (c) in connection with an Upgrade Note Receivable or (d) in order to make a correction to fix a typographical error in the documentation executed in connection with the closing of the related consumer loan, and made in the ordinary course of business.

Person:  an individual, general partnership, limited partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

Prefunding Documents:  those Timeshare Program Consumer Documents identified on Exhibit A to the Custodial Agreement as “Prefunding Documents” and in the form required in that Exhibit.

Prepayment Premium:  an amount to be paid pursuant to Section 2.8 upon a prepayment of the Loan.

Prohibited Drug Law Activities:  as defined in Section 6.2(k).

Public Report: the approved public report, permit or public offering statement for the Vacation Club and for the applicable Timeshare Project and the approvals or registrations for such

Timeshare Project, in the jurisdiction in which such Timeshare Project is located and in each other jurisdiction in which sales of Timeshare Interests are made or such Timeshare Project is otherwise required to be registered.

Purchase Contract:  a purchase contract by and between a Purchaser, Bluegreen Vacations Unlimited Inc. (as “Club Developer”), and Borrower (as “Facilitator”) pursuant to which Borrower has agreed to sell and a Purchaser has agreed to purchase a Timeshare Interest in connection with such Purchaser's designation as an Owner Beneficiary under the Vacation Club Trust Agreement, commonly known as a Bluegreen Owner Beneficiary Agreement.

Purchaser:  a person who has executed a Purchase Contract as a purchaser.

Purchaser Mortgage:  the purchase money deed of trust given to secure a Note Receivable.

Receivables Collateral:  (a) the Notes Receivable which are now or hereafter assigned, endorsed or delivered to Lender pursuant to this Agreement or against which an Advance has been made, all payments due to become due thereunder, in whatever form, including cash, checks, notes, drafts and other instruments for the payment of money;  (b) all rights under all documents evidencing, securing, guaranteeing or otherwise pertaining to such Notes Receivable, including the Interest Holder Beneficiary Rights held by Borrower under the Vacation Club Trust Agreement pertaining to the purchased Timeshare Interests and related Purchaser Mortgages, and all Title Policies and Purchase Contracts including all rights of foreclosure, termination, dispossession and repossession thereunder, all documents, instruments, contracts, liens and security interests related to such Notes Receivable, all collateral and other security securing the obligations of any Person under such Note Receivable and all rights and remedies of whatever kind or nature Borrower may hold or acquire for purpose of securing or enforcing such Notes Receivable and related Timeshare Program Consumer Documents (expressly excluding any rights as developer or declarant under the applicable Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents); (c) all deposits, accounts, instruments, contract rights, general intangibles, chattel paper, documents, instruments, pre-authorization account-debit agreements, claims and judgments pertaining to or arising out of any of the foregoing; (d) all proceeds, property, property rights, privileges and other benefits arising out of the enforcement of such Notes Receivable or the related Purchaser Mortgages, Purchase Contracts and other Timeshare Program Consumer Documents, including all property returned by and reclaimed by or repossessed from Purchasers thereunder; (e) any lockbox agreements  and the funds contained in any accounts established pursuant thereto, relating to such Notes Receivable, except amounts deposited in error; (f)  all rights, now or hereafter existing under any payment authorization agreements signed or delivered by or on behalf of a Purchaser under a Note Receivable described in clause (a) above and all accounts and other proceeds derived therefrom; (g) any rights inuring to Borrower as an “institutional mortgagee,” an “institutional lender” or a “mortgagee” as provided in the Timeshare Declaration in connection with any Notes Receivable described in clause (a) above and the related Purchaser Mortgages pledged to Lender; (h) all rights of the Borrower to exercise, at any meeting of the Timeshare Association, the voting rights of a Purchaser whose Note Receivable has been assigned or delivered to Lender;  (i) all of Borrower's rights to any insurance policies related to a Timeshare Project, to the extent pertaining to a Note Receivable assigned to Lender or to the Timeshare Interest securing such Note Receivable; (j) all computer software, files, books and records of Borrower pertaining to any of the foregoing clauses (a) through

(i), subject to any licensing limitations; (k) the cash and non-cash proceeds of all of the foregoing, including (whether or not acquired with cash proceeds), all accounts, chattel paper, contract rights, documents, general intangibles, instruments, fixtures, and equipment, inventory and other goods; and (l) all extensions, additions, improvements, betterments, renewals, substitutions, amendments of any of the foregoing  and the products and proceeds thereof.

Required Payment Date: the meaning given to it in Section 2.7(b) hereof.

Reservation System:  the method, arrangement or procedure including any computer network and software employed for the purpose of enabling or facilitating the operation of the system which enables each Purchaser to utilize such Purchaser's right to reserve a use period in a Timeshare Project in accordance with the provisions and conditions set forth therein.

Reservation System License:  a non-exclusive license granted by Bluegreen Resorts Management, Inc. to Lender as of the date of this Agreement entitling Lender to the non-exclusive license to use the Reservation System upon the terms and conditions described therein.

Resolution:  a resolution of a corporation certified as true and correct by an authorized officer of such corporation, a certificate signed by such members, the manager or managers and/or the authorized officers of a limited liability company as may be required by applicable law and by the Articles of Organization of such limited liability company, or a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required.

Second A&R Loan Agreement: defined in the Background Statements.

Security Documents:  the Assignments, this Agreement, the Reservation System License, and all other documents now or hereafter securing the Obligations, as they may be from time to time be amended, supplemented or restated.

Securitization:  a Note Receivable purchase or financing securitization transaction or similar conduit transaction, pursuant to which Borrower or any Affiliate of Borrower sells, transfers, or pledges Notes Receivable to a third party (other than Borrower or any Affiliate of Borrower) and in connection therewith, Borrower or any Affiliate of Borrower serves as a “servicer” or “issuer” rather than a “borrower” with respect to such Notes Receivable; provided however the portfolio characteristics of the remaining pledged Notes Receivable (such as weighted average FICO Score, weighted average interest rate and other measurable characteristics, but exclusive of seasoning) shall be substantially similar to the characteristics in existence prior to the release of such Notes Receivable.

Securitization Prepayment: as defined in Section 2.8(d).

Servicing Agent:  Bluegreen, as the Servicing Agent, or its successor as Servicing Agent, under the Servicing Agreement.

Servicing Agreement:  the First Amended and Restated Servicing Agreement dated as of even date herewith among Lender, Borrower and Servicing Agent which provides for Servicing Agent to perform for the benefit of Lender accounting, reporting and other servicing functions with respect to the Receivables Collateral, as it may from time to time be amended, supplemented or restated.

Subordination Agreement:  such subordination agreement from a Subordinator subordinating Indebtedness owed to it by Borrower to all or a part of the Obligations, whether delivered on or before the Effective Date or thereafter, as the same may from time to time be amended, supplemented or restated.

Subordinator:  at any time, a Person (including Big Cedar, L.L.C., a Missouri limited liability company, Bluegreen Vacations Unlimited, Inc., a Florida corporation and Bluegreen) then required under the terms of this Agreement to subordinate Indebtedness owed to it by Borrower or Bluegreen to all or any part of the Obligations in accordance with the terms of a Subordination Agreement.

Term:  the duration of this Agreement, commencing on the Effective Date and ending when all of the payment Obligations have been Performed.

Threshold Amount: as defined in Section 2.12.

Timeshare Association:  individually and collectively, as the context requires, the Big Cedar Timeshare Association, the Long Creek Timeshare Association and the Paradise Point Timeshare Association.

Timeshare Declaration:  individually and collectively, as the context requires, the Big Cedar Timeshare Declaration, the Long Creek Timeshare Declaration and the Paradise Point Timeshare Declaration.

Timeshare Interest:  a timeshare fee simple estate in the relevant Timeshare Project as established and provided in the applicable Timeshare Declaration, which consists of an undivided interest as tenant in common with other owners in the relevant Timeshare Program, including the appurtenant exclusive right to occupy and use a Unit for one or more periods per calendar year or per second calendar year of one week or a portion of one week, and subject to the then existing reservation rules and regulations of the applicable Timeshare Association, if applicable, together with all appurtenant rights and interests, including without limitation, the right to make reservations pursuant to the reservation system pertaining thereto, if applicable, and appurtenant use rights in and to common elements at the relevant Timeshare Project, easements, licenses, access and use rights in and to all of the facilities at the relevant Timeshare Project, all of which the Purchaser thereof directs Borrower to immediately convey to the Vacation Club Trustee and which the Vacation Club Trustee holds pursuant to the provisions of the Vacation Club Trust Agreement, at which time, the Purchaser becomes a member and Owner Beneficiary of the Vacation Club, is identified in a schedule attached to the Vacation Club Trust Agreement, as amended from time to time to include new Owner Beneficiaries, and is entitled to certain Owner Beneficiary Rights under the Vacation Club Trust Agreement and a specific number of Vacation Points corresponding to such rights, which Vacation Points may be used by the Owner Beneficiary for lodging for varying lengths of time at various Vacation Club resorts.

Timeshare Management Agreement:  individually and collectively, as the context requires, the Big Cedar Timeshare Management Agreement, the Long Creek Timeshare Management Agreement and the Paradise Point Timeshare Management Agreement.

Timeshare Manager:  individually and collectively, as the context requires, the Person from time to time employed by (i) the Big Cedar Timeshare Association to manage the Big Cedar Timeshare Program; (ii) the Long Creek Timeshare Association to manage the Long Creek Timeshare Program and (iii) the Paradise Point Timeshare Association to manage the Paradise Point Timeshare Program, in the case of each of the foregoing clauses (i)-(iii), as of the date of this Agreement, being Bluegreen Resorts Management, Inc., a Delaware corporation.

Timeshare Program:  individually and collectively, as the context requires, the Big Cedar Timeshare Program, the Long Creek Timeshare Program and the Paradise Point Timeshare Program.

Timeshare Program Consumer Documents:  the following documents used by Borrower in connection with the credit sale of Timeshare Interests at a Timeshare Project:

(a)       Note Receivable (endorsed to Lender's order with recourse pursuant to the form of endorsement attached hereto as Exhibit J);

(b)       Deed of Trust;

(c)       General Warranty Deed;

(d)       Service Disclosure Statement;

(e)       Good Faith Estimate of Settlement Charges (for sales closing prior to the CFPB Compliance Date);

(f)       HUD-1 Settlement Statement (for sales closing prior to the CFPB Compliance Date);

(g)       Truth-in-Lending Disclosure Statement (for sales closing prior to the CFPB Compliance Date);

(h)       Closing Disclosure (for sales closing on or after the CFPB Compliance Date;

(i)        Loan Estimate (for sales closing on or after the CFPB Compliance Date and to the extent required to be delivered under applicable law);

(j)        Bluegreen Owner Beneficiary Agreement and any addendum thereto;

(k)        Assent to Execution of Documents, if applicable;

(l)        Certificate of Purchase of Owner Beneficiary Rights (if such purchase occurred after January 31, 2006);

(m)      Owner Confirmation Interview (or Biennial Owner Confirmation Interview);

(n)       Receipt for Timeshare Documents;

(o)       Compliance Agreement;

(p)       Credit Application;

(q)       Other than with respect to No FICO Score Notes Receivable and Non-Resident Notes Receivable, evidence of FICO Score in the form of a truncated or full credit report; and

(r)       Any Public Offering Statement receipts.

A sample form of each Timeshare Program Consumer Document in connection with the credit sale of Timeshare Interests at a Timeshare Project is attached hereto as Exhibits C-1,  C-2, and C-3 (as to each of the Timeshare Projects, respectively).

Timeshare Program Governing Documents:  the Public Report, the Timeshare Declaration, any condominium declarations pertaining to a Timeshare Project, the Articles of Organization and bylaws for each Timeshare Association and for Bluegreen Inc., any and all rules and regulations from time to time adopted by each Timeshare Association and Bluegreen Inc., the Timeshare Management Agreement, the Vacation Club Trust Agreement, the Vacation Club Management Agreement, any subsidy agreement by which Borrower is obligated to subsidize shortfalls in the budget of the Timeshare Program in lieu of paying assessments, any affiliation agreements,  any amenity agreements and any other existing and future contracts, agreements or other documents relating to the establishment, use, occupancy, operation, management, marketing, sale and maintenance of a Timeshare Project.

Timeshare Project:  individually and collectively, as the context requires, the Big Cedar Project, the Long Creek Project and the Paradise Point Project.

Title Insurer:  a title company which is acceptable to Lender and issues a Title Policy, including without limitation, First American Title Insurance Company.

Title Policy:  in connection with each Purchaser Mortgage which is a part of the Receivables Collateral, an ALTA lender's policy of title insurance in an amount not less than the Borrowing Base of the Note Receivable secured by the Purchaser Mortgage, insuring Borrower's and its successors' and assigns' interest in the Purchaser Mortgage as a perfected, direct, first and exclusive lien on the Timeshare Interest(s) encumbered thereby, subject only to the Permitted Encumbrances, issued by Title Insurer and in form and substance attached hereto as Exhibits D-1,  D-2, and D-3 (as to each of the Timeshare Projects, respectively).

Trading With The Enemy Act:  as defined in Section 5.29 hereof.

Trailing Documents Delivery Date: as to a particular Advance, the last Business Day of the first month which occurs no sooner than ninety (90) calendar days following the making of the subject Advance.

Tranche: Tranche F or Tranche G, as the context requires.

Tranche F: as defined in Section 2.2.1 hereof.

Tranche G:  as defined in Section 2.2.1 hereof.

Unit:  a dwelling unit in a Timeshare Project.

Upgrade:  the process in which (A) an obligor of an Original Note Receivable elects to (i)(a) reconvey the existing Timeshare Interest for new Timeshare Interest (such new Timeshare Interest having a greater dollar value than the existing Timeshare Interest) and (b) cancel the Original Note Receivable in exchange for an Upgrade Note Receivable secured by such new Timeshare Interest or (ii)(a) acquires additional Timeshare Interest and (b) cancels the Original Note Receivable in exchange for an Upgrade Note Receivable secured by the existing Timeshare Interest and the additional Timeshare Interest or (B) an owner of existing Timeshare Interest that is fully paid elects to (i) reconvey such Timeshare Interest for a new Timeshare Interest (such new Timeshare Interest having a greater dollar value than the existing Timeshare Interest) or (ii) acquires additional Timeshare Interest.

Upgrade Note Receivable: the new Note Receivable originated by the Borrower in connection with an Upgrade.

Vacation Club:  defined in the Background Statements.

Vacation Club Management Agreement:  the management agreement from time to time entered into between the Vacation Club Trustee and the Vacation Club Manager for the management of the Vacation Club.

Vacation Club Manager:  Bluegreen Resorts Management, Inc., a Delaware corporation, and such other Person from time to time employed by the Vacation Club Trustee to manage the Vacation Club.

Vacation Club Trust:  the trust established pursuant to the Vacation Club Trust Agreement and in accordance with F.S. Ch. 721 (the Florida Vacation Plans and Timesharing Act).

Vacation Club Trust Agreement:  means, collectively, that certain Bluegreen Vacation Club Amended and Restated Trust Agreement, dated as of May 18, 1994, by and among Bluegreen Vacations Unlimited, Inc., the Vacation Club Trustee, Bluegreen Resorts Management, Inc. and Bluegreen Vacation Club, Inc., as amended, restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Vacation Club.

Vacation Club Trustee:  Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Vacation Club Trust Agreement, and its permitted successors and assigns.

Vacation Points:  the value placed upon a nightly or weekly occupancy of a timeshare unit pursuant to the terms of the Purchase Contract, which value may be set forth within the Demand Balancing Standard (as defined in the Vacation Club Trust Agreement).

Ward Financial:  Ward Financial Company, a Pennsylvania corporation.

1.2    Other Definitional Provisions.

Capitalized terms used in this Agreement or in any Loan Document which are defined herein shall have the meanings set forth herein.  Capitalized terms defined in the Preliminary Statements or elsewhere in this Agreement shall have the meanings assigned to them at the place first defined.  As used herein, the term “this Agreement” shall include all exhibits, schedules and addenda attached hereto, all of which shall be deemed incorporated herein and made a part hereof.  The definitions include the singular and plural forms of the terms defined.  Any defined term which relates to a document, instrument or agreement shall include within its definition any amendments, modifications, supplements, renewals, restatements, extensions, or substitutions which may have been heretofore or may be hereafter executed in accordance with the terms hereof and thereof.  Unless otherwise specified, references to particular section numbers shall mean the respective sections of this Agreement.

Accounting terms not defined herein will have the respective meanings given to them under GAAP.  To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein will control. The words “hereof”,  “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”, and reference to a numbered or lettered subdivision of an Article, section or paragraph shall include relevant matter within the Article, section or paragraph which is applicable to but not within such numbered or lettered subdivision.  Whenever the words “including”,  “include”, or “includes” are used in the Loan Documents, they shall be interpreted in a non-exclusive manner as though the words, “without limitation,” immediately followed the same.

2.    LOAN COMMITMENT; USE OF PROCEEDS

2.1    Loan Commitment.

(a)    Determination of Advance Amounts.  Lender hereby agrees, if Borrower has Performed all of the Obligations then due, to make Advances to Borrower in accordance with the terms and conditions of this Agreement for the purposes specified in Section 2.3.  The maximum amount of an Advance shall be equal to (a) the aggregate Borrowing Base for all Eligible Notes Receivable less (b) the then unpaid principal balance of the Loan; provided, however, at no time shall the unpaid principal balance of the Loan exceed the Maximum Loan Amount. Furthermore, Lender hereby agrees, if Borrower has Performed all the Obligations then due, to make Availability Advances to Borrower in accordance with the terms and conditions of this Agreement for the purposes specified in Section 2.3.  The maximum amount of any Availability Advance shall be equal to (a) eighty percent (80%) of the then‑outstanding principal balance of all Eligible Notes Receivable pledged to Lender less (b) the unpaid principal balance of the Loan; provided, however, that at no time shall the unpaid principal balance of the Loan exceed the Maximum Loan Amount.  In addition to satisfying all of the conditions precedent to the making of an Advance, as a condition of an Availability Advance, Borrower shall deliver to Lender a Request for Availability Advance substantially in the form and substance of Exhibit U attached hereto, together with such other items which are reasonably necessary to determine satisfaction of the conditions precedent thereto.

(b)    Revolving Nature of Loan.  The Loan is a revolving line of credit; however, all Advances shall be viewed as a single loan.  Borrower shall not be entitled to obtain Advances after the expiration of the Borrowing Term unless Lender, in its discretion, agrees in writing with Borrower to make Advances thereafter on terms and conditions satisfactory to Lender.

(c)    Jumbo Notes Receivable.    As set forth above, a Jumbo Note Receivable constitutes a Note Receivable or multiple Notes Receivable from the same Purchaser with a balance that exceeds $75,000.  However, for purposes of calculating the amount of the Advance that may be obtained under such Note or Notes Receivable that individually (in the case of one Note Receivable) or in the aggregate (in the case of multiple Notes Receivable) exceeds $100,000 in unpaid principal balance, and the Borrowing Base with respect to such Note or Notes Receivable, only the first $100,000 of unpaid principal balance shall be taken into account.  For example, in a case where a Note Receivable or multiple Notes Receivable from the same Purchaser have a balance (or aggregate balance) of $125,000, such Note Receivable or multiple Notes Receivable shall be deemed to have an unpaid principal balance of $100,000.  In such a circumstance, the amount of the Advance and the Borrowing Base with respect to such Note or Notes Receivable, shall equal $80,000 (i.e., $100,000 x 80% = $80,000) and the portion of unpaid principal balance in excess of $100,000 (in this case, $25,000) shall not be taken into account.  However, 100% of the payments made under such Jumbo Notes Receivable shall be paid to Lender as more fully provided in Section 2.7(a) hereof.

2.2    Continuation of Obligations Throughout Term.  This Agreement and Borrower's liability for Performance of the Obligations shall continue until the end of the Term.

2.2.1    Other Conditions.  Notwithstanding any provision in this Agreement to the contrary and subject to the conditions to making Advances set forth in this Agreement, Lender hereby agrees to advance to Borrower total Loan proceeds not to exceed an outstanding principal balance equivalent to the Maximum Loan Amount.  Tranche F (“Tranche F”) (i) constitutes a portion of the Loan, (ii) constitutes all Advances (including Availability Advances) of the Loan made prior to the Effective Date that have not yet been repaid and (iii) is referred to in Lender’s internal records as  “Note _9009”.    Tranche G (“Tranche G”) (i) constitutes a portion of the Loan, (ii) constitutes all revolving Advances (including Availability Advances) made on or after the Effective Date and (iii) is referred to in Lender’s internal records under a note identification number to be designated after the Effective Date and communicated to Borrower in writing (which writing may be in the form of an email).  Each of Tranche F and Tranche G (i) are evidenced by the Note and (ii) constitute a single loan.  Tranche F does not revolve.  Tranche G is a revolving line of credit loan facility and as the unpaid principal balance of Tranche F reduces, such reduction shall enable Borrower to obtain revolving Advances under Tranche G within the Borrowing Term, subject to all conditions precedent to the making of such Advance and to the further condition that the outstanding principal balance of the Loan not exceed the Maximum Loan Amount.  Advances of Tranche G shall be made subject to the terms and conditions set forth herein governing Advances (including Section 4.2 hereof), together with the following additional conditions:

(i)    In the event the unpaid principal balance of the Loan exceeds the Maximum Loan Amount, Borrower shall, within five (5) Business Days following written demand, make payment to Lender in the amount of such excess.

(ii)    Tranche G Advances shall be made in amounts of not less than $500,000 each (with the exception of the final Advance of Tranche G which may be in an amount less than $500,000) and shall be made no more frequently than once per calendar month.

    In addition to the foregoing, Availability Advances shall be made in amounts of not less than $250,000 each and shall be made no more frequently than once per calendar month, based upon the Borrowing Base calculation as of the end of the immediately preceding calendar month.

2.3    Use of Advance.  Borrower will use the proceeds of the Loan only for working capital, sales, marketing and other proper business purposes as it shall determine.

2.3.1    Aggregation for Purpose of Determining Shortfall.    Tranche F and Tranche G shall be deemed one single loan and the Borrowing Base for each of Tranche F and Tranche G shall be aggregated for purposes of determining the existence of a Borrowing Base Shortfall.  In addition, since all Tranches (inclusive of those tranches in existence under the Second A&R Loan Agreement) constitute one loan, all Notes Receivable pledged to Lender in connection with an advance under any such Tranche (inclusive of those tranches in existence under the Second A&R Loan Agreement) shall secure the prompt payment and performance of amounts due and owing under all such Tranches.

2.3.2    No Cross-Collateralization.  For avoidance of doubt, and notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, and other than Lender’s lien on the Collateral, the Loan, and the Obligations hereunder and under any of the other Loan Documents are not secured or cross-collateralized by any other properties, interests or assets whatsoever of the Borrower or any Affiliate of Borrower.  In addition, and for avoidance of doubt, (a) the prior Inventory Loan was previously paid in full and any prior cross-collateralization between the Loan and Inventory Loan, as reflected in the Second A&R Loan Agreement, was eliminated contemporaneously therewith and (b) the acquisition loan advanced by Lender to certain Affiliates of Borrower to acquire the Eilan Hotel & Spa is not cross-collateralized with the Loan.

2.3.3    Revolving Facility.  To the extent that any of the Loan Documents provide that the Loan is a non-revolving loan facility, such Loan Documents are hereby amended to provide that the Loan is a revolving loan facility pursuant to the provisions of this Agreement.

2.4    Repayment of Loan.  The Loan shall be evidenced by the Note and shall be repaid in immediately available funds according to the terms of the Note and this Agreement.

2.5    Interest.  Except as otherwise provided in the Note or this Agreement, interest (“Basic Interest”) shall accrue on the unpaid principal balance of the Loan from time to time outstanding at the Basic Interest Rate.  Basic Interest is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days during the calendar month that the principal balance is outstanding.  Interest shall accrue on funds as of the date Lender wires such funds to Borrower or to any escrow agent handling disbursement of an Advance.  Payments of principal and any other amounts due and payable under the Loan Documents (other than Basic Interest) shall accrue interest at the Default Rate after the occurrence and continuation of an Event of Default.  Borrower acknowledges and agrees that the Default Rate is reasonable in light of the increased risk of collection after the occurrence and continuation of an Event of Default.

2.6    Payments.

(a)    All payments of principal, interest and fees on the Loan shall be made to Lender by federal funds wire transfer as instructed by Lender in immediately available funds.  If any payment of principal, interest or fees to be made by Borrower becomes due on a day other than a Business Day, such payment will be due on the next succeeding Business Day and such extension of time will be included in computing any interest with respect to such payment.

(b)    If any installment of interest and/or the payment of principal is not received by Lender within 10 days after the due date thereof, then in addition to the remedies conferred upon Lender pursuant to Section 7.2 hereof and the other Loan Documents, Lender may elect to assess a late charge of 5% of the amount of the installment due and unpaid, which late charge will be added to the delinquent amount to compensate Lender for the expense of handling the delinquency; provided, however, no late charge shall be imposed upon a payment to repay the Loan upon the Maturity Date or upon acceleration of the Loan.  Borrower and Lender agree that such late charge represents a good faith and fair and reasonable estimate of the probable cost to Lender of such delinquency.  Borrower acknowledges that during the time that any such amount is in default, Lender will incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the date of the execution of this Agreement and represents a reasonable estimate of the losses Lender will incur by reason of late payment.  Borrower further agrees that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix.  Acceptance of such late charge will not constitute a waiver of the default with respect to the overdue installment, and will not prevent Lender from exercising any of the other rights and remedies available hereunder.

2.7    Minimum Required Payments.

(a)    Periodic Loan Payments.  All payments (i.e., principal, interest, late charges and fees) made on account of Notes Receivable pledged to Lender shall be paid to Lender.  On each Business Day, until the Maturity Date or the date on which the Loan is paid in full, whichever date first occurs, Borrower will pay or cause to be paid to Lender (through the Lockbox Account in Lender’s name maintained under the Lockbox Agreement) 100% of all proceeds (except servicing fee payments and those payments described in Section 3.2(a)(ii)) of the Receivables Collateral (including all ACH (i.e., automated clearinghouse system) payments and checks) then collected under the Notes Receivable which constitute part of the Receivables Collateral.  Such proceeds shall be applied by Lender against the unpaid principal balance of the Loan on Wednesday of each week and on the last day of each calendar month, or if not a Business Day, on the next succeeding Business Day.    Regardless of whether the proceeds of the Receivables Collateral are sufficient for that purpose, (i) interest on the principal balance of the Loan from time to time outstanding and accruing during a particular calendar month shall be due and payable in arrears on the 10th day of the next succeeding calendar month and (ii) the Loan shall be due and payable in full on the Maturity Date.

(b)    Maximum Permitted Outstanding Principal Balance.    In no event shall the unpaid principal balance of the Loan exceed the following amounts as of the following required payment dates (each a “Required Payment Date”).  Borrower shall make any necessary principal payments to Lender, on or before the applicable Required Payment Date, in order to reduce the unpaid principal balance to the required amount (the “Maximum Permitted Outstanding Principal Balance”), in the event collections from the Receivables Collateral (inclusive of those collections that are to be applied against the unpaid principal balance of the Loan on the last day of each calendar month pursuant to Section 2.7(a) hereof) have not been sufficient to reduce the maximum outstanding principal balance of the Loan to the Maximum Permitted Outstanding Principal Balance prior to or on the applicable Required Payment Date.  Upon the expiration of the Borrowing Term, the principal balance of the Loan (inclusive of all unpaid Tranches) shall be calculated for purposes of calculating the Maximum Permitted Outstanding Principal Balance.  Subsequent to the expiration of the Borrowing Term, the Maximum Permitted Outstanding Principal Balance on each Required Payment Date shall equal the respective percentages set forth below of the outstanding principal balance of the Loan (inclusive of all unpaid Tranches) at the expiration of the Borrowing Term.

Required Payment Date	Maximum Permitted Outstanding Principal Balance (as a percentage of the outstanding principal balance of the Loan at the expiration of the Borrowing Term)
12 months following expiration of the Borrowing Term	85%
24 months following expiration of the Borrowing Term	70%
36 months following expiration of the Borrowing Term	55%
48 months following expiration of the Borrowing Term	45%
Maturity Date	0%

(c)    Borrowing Base Maintenance.  If there exists a Borrowing Base Shortfall during any calendar month for any reason including by reason of the fact that a particular Note Receivable is no longer an Eligible Note Receivable, then within twenty (20) days after the date of the Borrowing Base Certificate delivered to Lender pursuant to Section 6.1(d)(v) showing such Borrowing Base Shortfall, Borrower will at its sole option either (a) make to Lender a principal payment in an amount equal to the Borrowing Base Shortfall plus accrued and unpaid interest on such principal payment or (b) deliver to Lender one or more Eligible Notes Receivable having an aggregate Borrowing Base not less than the Borrowing Base Shortfall; provided, however, such Eligible Notes Receivable may have an aggregate Borrowing Base less than the Borrowing Base Shortfall so long as Borrower simultaneously pays to lender the difference in cash.  Simultaneously with the delivery of Eligible Notes Receivable to correct a Borrowing Base Shortfall, Borrower will deliver to Lender all of the items (except for a Request for Loan Advance) required to be delivered by Borrower to Lender pursuant to Section 4.2, together with a “Borrower's Certificate” in form and substance identical to Exhibit E.  Lender will reassign and endorse to Borrower, without recourse or warranty of any kind, an ineligible Note Receivable if:  (a) no Event of Default or Incipient Default exists; (b) Borrower has made all principal payments and Performed all replacement obligations as required above in connection with the Borrowing Base Shortfall and as a result there is no Borrowing Base Shortfall; and (c) Borrower has requested Lender in writing to release the ineligible Note Receivable.  Borrower will prepare the reassignment document which shall be in form and substance substantially identical to Exhibits F-1,  F-2, or F-3 (attached hereto), as to each of the Timeshare Projects, respectively, and will deliver it to Lender for execution. Lender will send or cause to be sent to Borrower the reassignment document and the Note Receivable being reassigned within a reasonable time (not to exceed 20 days) after satisfaction of the conditions precedent specified above.

In addition to, and not in limitation of the foregoing, and upon the request of Borrower from time to time otherwise during the Term, but no more frequently than once per calendar month, Lender will reassign and endorse to Borrower, without recourse or warranty of any kind, an ineligible Note Receivable if:  (a) no Event of Default or Incipient Default exists; (b)  there is no Borrowing Base Shortfall; and (c) Borrower has requested Lender in writing to release such ineligible Note Receivable.  Borrower will prepare the related reassignment document which shall be in form and substance substantially identical to Exhibits F-1,  F-2, or F-3 (attached hereto), as to each of the Timeshare Projects, respectively, and will deliver it to Lender for execution.  Lender will send or cause to be sent to Borrower the reassignment document and the Note Receivable being reassigned within a reasonable time (not to exceed 20 days) after satisfaction of the conditions precedent specified above.

2.8    Prepayment.

(a)    Prohibitions on Prepayment; Prepayment Premium.  Without the prior written consent of Lender, Borrower shall not be entitled to prepay the Loan except in accordance with the terms of this Agreement.  Borrower shall have the option to prepay the Loan in full, or in part, on the condition that Lender has received not less than 30 days prior written notice of such prepayment and that Borrower makes the simultaneous payment of a prepayment premium (the “Prepayment Premium”) equal to the following percentage of that portion of the principal balance of the Loan being prepaid:

Period	Prepayment Premium
Prior to the expiration of the Borrowing Term	5%
1 – 12 months after the expiration of the Borrowing Term	3%
13 – 24 months after the expiration of the Borrowing Term	2%
25 – 36 months after the expiration of the Borrowing Term	1%
37 months or more after the expiration of the Borrowing Term	0%

In the event (i) Lender releases a Note Receivable from its lien on the expectation that such Note Receivable will be part of a contemplated Securitization and (ii) such Note Receivable is ultimately not included in such Securitization, Lender shall have the exclusive right (to the exclusion of other third-party lenders) to finance such Note Receivable in the event Borrower desires to hypothecate the same in exchange for a loan advance.  Borrower shall not hypothecate such Note

Receivable to another lender unless and until Borrower has requested, in writing, an Advance from Lender against such Note Receivables (specifically identifying such Note Receivables as one which qualifies for the exclusivity in favor of Lender, as described in this section) and Lender does not make such an Advance within 30 days after Borrower has satisfied all conditions precedent to the making of such Advance.

No prepayment shall relieve the Borrower of its obligation to make regularly scheduled payments of principal and interest as required under this Agreement.

In addition, in the event of (i) a partial prepayment of the Loan subject to the terms and conditions set forth in this Section 2.8(a), or (ii) a prepayment in full subject to the terms and conditions set forth in this  Section 2.8(a) or other repayment in full of the Loan and termination of this Agreement and the other Loan Documents, Lender shall release its security interest and reassign and endorse to Borrower, without recourse or warranty of any kind,  such Notes Receivable, Purchaser Mortgages and other related Collateral collaterally assigned to Lender under this Agreement or the other Loan Documents, provided that, if such prepayment is a partial prepayment of the Loan permitted under this Section 2.8(a) of this Agreement, Lender and Borrower shall mutually agree as to the collateral pool to be released, so that (i) the quality and nature of the Notes Receivable, Purchaser Mortgages and other related Collateral from a credit underwriting standard after such release is materially consistent (other than seasoning) with the quality and nature of the Notes Receivable, Purchaser Mortgages and other related Collateral from the credit underwriting standard that existed immediately prior to such partial prepayment and release, (ii) there is no Borrowing Base Shortfall, and (iii) no Incipient Default or Event of Default will result from such release.  All releases by Lender to Borrower shall be (a) in form reasonably satisfactory to Lender, and (b) at the Borrower’s cost and expense.  Borrower will prepare the related reassignment and release documents and will deliver them to Lender for execution. Lender will send or cause to be sent to Borrower the reassignment and related release documents and the Notes Receivable being reassigned within a reasonable time (not to exceed 20 days) after satisfaction of the conditions precedent specified above.

(b)    Exceptions to Prepayment Prohibitions.  Notwithstanding anything in Section 2.8(a) to the contrary, the following prepayments shall not require the payment of the Prepayment Premium:  (i) principal payments scheduled under the Note including those payments required pursuant to Section 2.7; (ii) prepayments of the Loan resulting from prepayments of the Collateral by Purchasers which have not been solicited by Borrower in breach of the terms and conditions of Section 6.2(e); or (iii) prepayments resulting from the acceleration of the Loan under the Loan Documents.  Any such prepayment shall not relieve Borrower of its obligation to make all regularly scheduled payments due under the Loan Documents.

(c)    Prepayment Premium Payable for Involuntary Prepayments.  The Prepayment Premium shall be payable if the prepayment of the Loan is voluntary but shall not be required because repayment of the Loan has been accelerated pursuant to any of Lender's rights under the Loan Documents (including any right to accelerate following casualty or condemnation or when an Event of Default exists).

(d)    Prepayment in Connection with Securitization.  If Borrower conducts a Securitization of its Notes Receivable, and some or all of the proceeds of such Securitization are used to make a prepayment, whether in full, or in part, of the Loan (each such instance a “Securitization Prepayment”), the obligation to pay a Prepayment Premium (if applicable) in connection with such prepayment shall be deferred for a period of twelve (12) months following such prepayment. If Borrower obtains aggregate Advances under the Loan of at least $15,000,000 within twelve (12) months after the date of the applicable Securitization Prepayment, then no Prepayment Premium shall be due or payable in connection with such Securitization Prepayment.   If Borrower does not obtain aggregate Advances under the Loan of at least $15,000,000 within twelve (12) months after the date of the applicable Securitization Prepayment, then a  Prepayment Premium (in the percentage amount applicable at the time of the Securitization Prepayment) shall be payable within ten (10) Business Days following the expiration of such twelve (12) month period.

2.9    Loan Fees.    On the Effective Date, Borrower shall pay to Lender a loan fee (the “Loan Fee”) in the amount of $175,000 and such payment shall be a condition to the closing of the Loan.  Borrower confirms that the Loan Fee has been fully earned.  Regardless of whether Borrower repays or is required to repay the Loan prior to the end of the Maturity Date, Borrower will not be entitled to any refund of all or any portion of the Loan Fee.

2.10    Application of Proceeds of Collateral and Payments.  Notwithstanding anything in the Loan Documents to the contrary, the amount of all payments or amounts received by Lender with respect to the Loan (other than those payments described in Section 3.2(a)(ii)) shall be applied in the following order of priority:  (a) to any past due payments of interest on the Loan and to accrued interest on the Loan through the date of such payment, including any interest at the Default Rate; (b) to any late fees, examination fees and expenses, collection fees and expenses and any other fees and expenses due to Lender in its capacity as Lockbox Agent or otherwise under the Loan Documents in connection with the Loan; (c) to the unpaid principal balance of Tranche F until the Tranche F principal balance is reduced to zero; and (d) to the unpaid principal balance of Tranche G until the Tranche G principal balance is reduced to zero.  In calculating interest and applying payments as set forth above:  (i) interest on the Loan shall be calculated and collected through the date payment is actually received by Lender; (ii) interest on the outstanding balance of the Loan shall be charged during any grace period permitted under the Loan Documents; (iii) at the end of each month, at the reasonable discretion of Lender, all past due interest and other past due charges provided for under the Loan Documents with respect to the Loan shall be added to the principal balance of the Loan; and (iv) to the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit that is subsequently invalidated, set aside or required to be repaid to any other Person, then, to such extent, the Obligations in connection with the Loan shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may adjust the Loan balance as Lender, in its discretion, deems appropriate as indicated under the circumstances.  The provisions of this Section 2.10 are also subject to the parties' rights and obligations under the Loan Documents as to the application of proceeds of the Collateral following an Event of Default.

2.11    Borrower's Unconditional Obligation to Make Payments.  Whether or not the proceeds from the Receivables Collateral shall be sufficient for that purpose, Borrower will pay when due all payments required to be made pursuant to any of the Loan Documents, Borrower's obligation to make such payments being absolute and unconditional.

2.12    Non-Use Fee.  If during any calendar month between the period beginning after the Effective Date and ending on the last day of the calendar month in which the Borrowing Term expires,

the highest unpaid principal balance of the Loan during such calendar month is at any time less than the applicable threshold amount shown on the chart below (the “Threshold Amount”), then within five Business Days following the end of any such calendar month, Borrower shall pay to Lender a non-use fee (the “Non-Use Fee”) of one-half percent (.5%) per annum on the positive difference between the applicable Threshold Amounts and the largest unpaid principal balance during such calendar month then ended under the Loan.  However, in the event the unpaid principal balance of this Loan is equal to or greater than the applicable Threshold Amount during such calendar month, then no Non‑Use Fee shall be due and payable.

Time Period (during the Borrowing Term assuming that no Securitization has occurred)	Threshold Amount
From the Effective Date through December 31, 2020	$30,000,000
From January 1, 2021 through August 31, 2021	$45,000,000
September 1, 2021 through the last day of the calendar month in which the Borrowing Term expires	$35,000,000
At all times following the last day of the calendar month in which the Borrowing Term expires	$0

Time Period (during the Borrowing Term assuming that a Securitization has occurred).  To the extent there is an inconsistency between this chart and the chart appearing immediately above, this chart shall prevail.

Threshold Amount
Through the last day of the calendar month which occurs twelve (12) months following the closing of a Securitization	$0
From the first day of the calendar month that occurs thirteen (13) months following the closing of the Securitization through the last day of the calendar month which occurs twenty-four (24) months following the closing of a Securitization	$15,000,000
From the first day of the calendar month that occurs twenty-five (25) months following the closing of the Securitization through the last day of the calendar month in which the Borrowing Term expires	$35,000,000
At all times following the last day of the calendar month in which the Borrowing Term expires	$0

2.13    Substitute LIBOR Rate  If Lender determines, in its reasonable discretion, that the LIBOR base rate (“Index”) (i) has been or imminently will be discontinued, (ii) is no longer an industry-accepted reference rate for loans of a similar type to the Loan and/or has been superseded by an alternative reference rate, or (iii) is no longer representative or may not be used pursuant to a public statement by the administrator of the Index or other regulatory authority (e.g., the Federal Reserve), in each case with respect to any type of loan or transaction, then Lender may select an alternative reference rate, which may reflect adjustments to the related spread or margin, but which shall closely approximate the Pre-Substitute Rate (collectively, the “Substitute Index Rate”), to be used in lieu of the LIBOR-based interest rate set forth in this Agreement (the “Pre-Substitute Rate”).

Lender and Borrower acknowledge that the discontinuation of the Index is a future event over which neither Lender nor Borrower has influence but which will necessarily affect the Pre‑Substitute Rate.  Accordingly, Lender shall use reasonable efforts to select a Substitute Index Rate that Lender in good faith believes is a practical means of preserving the parties’ intent relative to the economics of the Pre-Substitute Rate.  Notwithstanding the foregoing, the parties acknowledge that, initially and/or over time, the Substitute Index Rate will differ from the Pre‑Substitute Rate.  In selecting the Substitute Index Rate, Lender shall consider to what extent and the manner in which industry-accepted substitutes for the Index have been established, and the parties acknowledge that different Substitute Index Rates may be selected for different types of loans and transactions.  Borrower agrees that Lender shall not be liable in any manner for its selection of a Substitute Index Rate, provided that Lender makes such selection in good faith.

The Substitute Index Rate shall be used in lieu of the Pre-Substitute Rate, and all references in this Agreement to the Pre-Substitute Rate shall be deemed to refer to the Substitute Index Rate, effective as of the date specified by Lender in a written notice given by Lender to Borrower.  To the extent practicable, such notice shall be given at least 30 days prior to the effective date.  The Substitute Index Rate shall remain in effect from the effective date set forth in such notice until the Maturity Date, as such may be extended, unless such an instance occurs where the Substitute Index Rate is no longer available, in which case the provisions of this section will again apply for purposes of replacing the Substitute Index Rate.

3.    SECURITY

3.1    Grant of Security Interest in Receivables Collateral.

(a)     Grant.  To secure the payment and Performance of all of the Obligations, Borrower hereby grants to Lender a security interest in and collaterally assigns to Lender the Receivables Collateral.  Subject to Permitted Encumbrances, such security interest shall be absolute, continuing, perfected, direct, first, exclusive and applicable to all existing and future Receivables Collateral, and shall secure all the Advances and all of the Obligations.  All liens and security interests shall be first priority liens and security interests, subject to Permitted Encumbrances.  Borrower and Lender hereby agree that this Agreement shall be deemed to be a security agreement under the Uniform Commercial Codes of the State of Arizona, the State of Delaware and the State of Missouri.  Accordingly, in addition to any other rights and remedies available to Lender hereunder, Lender shall have all the rights of a secured party under the Arizona, Delaware and Missouri Uniform Commercial Codes.

(b)    Assigned Notes Receivable.  Borrower will collaterally assign, endorse to Lender, with full recourse, and deliver to Lender or, at Lender's request, to Lender's Custodial Agent all Notes Receivable which are part of the Receivables Collateral. A copy of each Purchase Contract for each Note Receivable pledged to Lender and all security agreements and the documents collateral thereto shall be assigned to Lender and delivered to Lender or, at Lender's request, to its Custodial Agent.  Borrower further warrants and guarantees the enforceability of the Receivables Collateral.  Lender is hereby appointed Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf deemed necessary or appropriate by Lender with respect to the remittance of payments (including the endorsement of payment items) received on account of the Receivables

Collateral.  Borrower authorizes Lender to file a UCC‑1 Financing Statement in the form attached to a pre-approved pre-filing authorization letter and confirms Lender's authority to pre‑file the UCC‑1 Financing Statement as of the date of the pre‑filing authorization letter.

3.2    Lockbox Collections and Servicing; Reconciliation Reports.

(a)    Collections.

(i)    Lockbox Agent shall deposit payments on the Notes Receivable constituting part of the Receivables Collateral and remit those collected payments to Lender on each Business Day according to the terms of the Lockbox Agreement, at Borrower's sole cost and expense.  Lender shall apply such payments against the Loan on Wednesday of each week and on the last day of each calendar month, or if not a Business Day, on the next succeeding Business Day.  Payments shall not be deemed received by Lender until Lender actually receives such payments from Lockbox Agent.  Servicing Agent shall perform the monthly reporting services required by Lender with regard to the Receivables Collateral as set forth in the Servicing Agreement, all at Borrower's sole cost and expense.

(ii)    In the event that the collections received by Lender include payments for items other than principal and interest payable under the Notes Receivable assigned to Lender (e.g., tax and insurance impounds, maintenance and other assessment payments, late charges, “NSF” or returned check charges, etc.), Lender shall remit such other payments back to Borrower no more frequently than once per calendar month provided that (i) no Event of Default or Incipient Default exists, (ii) Borrower requests in writing that Lender remit such other payments back to Borrower, (iii) Borrower specifically identifies (inclusive of the amount of) such other payments, (iv) Borrower provides Lender with back-up to support the claim that such payments should not be part of the proceeds of Collateral, and (v) if such amount is actually remitted to Borrower, then Lender may adjust the Loan balance to reflect such remittance.

(b)    Reports.  Lender may, upon written notice to Borrower and Servicing Agent, request a written reconciliation from Borrower and Servicing Agent reconciling the difference between the payments actually received by Lockbox Agent during the subject month and the payments stated in the servicing report to have been made by the Purchasers under Notes Receivable assigned to Lender.  Borrower shall provide and shall cause Servicing Agent to provide Lender with such servicing report within 10 Business Days of Borrower's receipt of Lender's request.  To the extent that Lender is not satisfied, in its sole and absolute discretion, with said servicing report, then upon written notice to Borrower, Borrower shall pay to Lender within 5 Business Days of such notice the amount by which the payments stated in the servicing reports to have been made by the Purchasers under the Notes Receivable assigned to Lender exceed the payments actually received by Lockbox Agent during the subject month, which difference is not reconciled to Lender's reasonable satisfaction.

(c)    Notice to Purchasers.

(i)    Each Purchaser under a Note Receivable assigned to Lender shall be directed by Borrower or Servicing Agent to make all payments on account of such Note

Receivable (A) by automatic debit to such Purchaser's bank account, to be initiated by and to be paid to Lockbox Agent; or (B) by check payable to the order of Borrower and mailed to the Lockbox Agent at the address specified in the Lockbox Agreement;

(ii)    In addition, upon the occurrence and continuance of an Event of Default, Borrower hereby grants to Lender a power of attorney, by and on behalf of Borrower and in the name of Borrower and at Borrower's cost, to give notice in writing or otherwise, in such form or manner as Lender may deem advisable in its sole discretion, to each Purchaser of such assignment in favor of Lender with direction to make all payments on account of such Purchaser's Note Receivable in accordance with such instructions as Lender may deem advisable in its sole discretion.  This power of attorney is coupled with an interest and is irrevocable.

(iii)    Borrower authorizes Servicing Agent (but Servicing Agent shall not be obligated) to communicate at any time and from time to time with any Purchaser or any other Person primarily or secondarily liable under a Note Receivable assigned to Lender with regard to the lien of Lender thereon and any other matter relating thereto and to request from such Purchaser or other Person any information related thereto.

3.3    Custodial Agent; Backup Servicing Agent.  The Custodial Agent shall act as Lender's exclusive agent to maintain custody of the Notes Receivable and other Receivables Collateral and to assist in the perfection of Lender's liens in the Notes Receivable and other Receivables Collateral.  Borrower agrees not to interfere with the Custodian's performance of its duties under the Custodial Agreement or to take any action that would be inconsistent in any way with the terms of the Custodial Agreement.  Any custodial fees, if any, and the costs and expenses of the Custodial Agent shall be paid by Borrower.  Borrower shall cause Servicing Agent to engage the Backup Servicing Agent as a condition of the closing of the transaction contemplated hereby.  Any backup servicing fees and the costs and expenses of the Backup Servicing Agent shall be paid by Borrower.

3.4    Replacement of Agents.  Lender shall have the right at such times as are provided in the applicable agreement, upon written notice to Borrower, (i) to transfer the servicing of the Notes Receivable to the Backup Servicing Agent or to an alternate Qualified Servicing Agent in accordance with the terms of the Servicing Agreement and/or (ii) to transfer the custodial activities in connection with Notes Receivable to an alternate qualified Custodial Agent in accordance with the terms of the Custodial Agreement and/or (iii) to transfer the backup servicing of the Notes Receivable to an alternate qualified Backup Servicing Agent in accordance with the terms of the Backup Servicing Agreement.  The custodial fees, servicing fees, lockbox fees and the costs and expenses of the Servicing Agent, Backup Servicing Agent, Lockbox Agent and Custodial Agent shall be timely paid by Borrower.  The determination of a successor to the then existing Custodial Agent, the then existing Backup Servicing Agent and the existing Servicing Agent shall be made by the mutual agreement of the Lender and the Borrower unless there then exists an Event of Default or, in connection with the appointment of a successor to Bluegreen as the Servicing Agent, unless there has occurred a Termination Event (as defined in the Servicing Agreement).  For purposes of this Section 3.4, a “Qualified Servicing Agent” shall mean a nationally recognized and licensed servicer of timeshare loan receivables that (a) is actively servicing a portfolio of timeshare loans with an aggregate principal balance of not less than $200,000,000, (b) has servicing and collection capabilities for all categories of delinquent and defaulted timeshare loans (including through foreclosure) and (c) is not the Lender or an Affiliate of the Lender.

3.5    Maintenance of Security.  Borrower will deliver or cause to be delivered to Lender and/or the Custodial Agent and will maintain or cause to be maintained in full force and effect throughout the Term (except as otherwise expressly provided in such Loan Document), as security for the Performance of the Obligations, the Security Documents and all other security required to be given to Lender pursuant to the terms of this Agreement.

3.6    Reserved.

4.    CONDITIONS PRECEDENT TO ADVANCE; METHOD OF DISBURSEMENT

4.1    Closing Conditions.  The obligation of Lender to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions to the satisfaction of Lender, in the exercise of its sole discretion:

(a)    Loan Documents.  Borrower shall have delivered to Lender the Loan Documents, duly executed, delivered and in form and substance satisfactory to Lender.

(b)    Opinions.  Borrower shall have delivered to Lender a favorable opinion or opinions from independent counsel for Borrower (including Missouri local counsel) with respect to matters reasonably requested by Lender.

(c)    Organizational Documents.  Borrower shall have delivered to Lender (i) updates (from the forms previously delivered) of the Articles of Organization of Borrower, each Timeshare Association, and (if any) other sureties for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person; (ii) the Resolutions of Borrower and (if any) other sureties for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person, authorizing the execution and delivery of the Loan Documents, the transactions contemplated thereby and such other matters as Lender may require; and (iii) a certificate of good standing for Borrower, each Timeshare Association, and (if any) other sureties for the Performance of the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person, from the state of its organization and from the states of, as applicable, Florida and Missouri.

(d)    Credit Reports; Search Reports.  Lender shall have received, in form and substance satisfactory to Lender, the results of UCC searches with respect to Borrower, each Timeshare Association, and Bluegreen, and lien, litigation, judgment and bankruptcy searches for Borrower, Bluegreen and each Timeshare Association, conducted in such jurisdictions and for such other entities as Lender deems appropriate in order to verify, among other things, that (i) Lender has a first priority perfected lien on and security interest in all of the Collateral, subject to Permitted Encumbrances, (ii) there are no judgments, tax liens or bankruptcy filings affecting the Borrower, Bluegreen or any Timeshare Project, and (iii) there is no material litigation outstanding affecting

Borrower or Bluegreen (other than as disclosed in Bluegreen's public filings made with the United States Securities and Exchange Commission).

(e)    Timeshare Project Due Diligence.  Borrower shall deliver to Lender the following due diligence items at least 15 days before the Effective Date (unless otherwise waived by the Lender in writing), all of which must be satisfactory in form and substance to Lender in its sole and absolute discretion:

(i)    Taxes and Assessments.  Copies of the most recent tax bills for each Timeshare Project and evidence satisfactory to Lender that all taxes and assessments on each Timeshare Project have been paid.

(ii)    Insurance.  A mortgagee/loss payee/additional insured endorsement to each Insurance Policy or certificate holder designation in favor of Lender or other proof of insurance as evidenced by a certificate of insurance, reasonably acceptable to Lender.  The Lender acknowledges that the certificates of insurance delivered to it prior to or as of the Effective Date are acceptable.

(iii)    Checklist Items.  Those documents and items of due diligence listed on the Closing Checklist attached hereto as Exhibit H.

(f)    Subordinate Debt.  Borrower shall provide Lender with the terms and conditions of and other details concerning the Indebtedness (if any) which is intended to be the subject matter of the Subordination Agreement.

(g)    Exchange Affiliation.  Borrower shall provide Lender with evidence that the Vacation Club is affiliated with Resort Condominiums International, LLC, which affiliation encompasses the Timeshare Projects.

(h)    Payment of Expenses.  Borrower shall have paid or shall have made arrangements satisfactory to Lender for the payment of all reasonable costs and expenses incurred by Lender in connection with the documentation, negotiation, and closing of the Loan, including any portion of the Loan Fee as may be due on the Effective Date, all reasonable attorneys' fees and expenses and all recording fees, taxes, title premiums, and other expenses associated therewith.

(i)    First Right of Refusal.  Lender shall have received satisfactory evidence that any first right of refusal rights held by any other lender of Borrower has been waived with respect to the Loan.

4.2    Conditions Precedent and Subsequent to Advance.

4.2.1    Conditions Precedent.  The following conditions precedent are required to be satisfied before Lender has any obligation to make an Advance.  All items to be delivered to Lender in satisfaction of the following conditions shall be satisfactory in form and substance to Lender in its sole and absolute discretion:

(a)    Request for Advance.  At least one Business Day prior to the requested Advance, Borrower shall deliver to Lender a Request for Loan Advance substantially in the form and substance of Exhibit I attached hereto.

(b)    Timeshare Documents.  At least ten (10) days prior to the requested Advance, Borrower shall deliver to the Custodial Agent Prefunding Documents for each Note Receivable for which an Advance is being requested.

(c)    Receivables Schedules.  At least five (5) Business Days prior to the requested Advance, Borrower will deliver to Lender for each Note Receivable with respect to which Borrower is requesting an Advance, a schedule of the Notes Receivable which shall show, without limitation, the unpaid principal balance of each such Note Receivable, the rate of interest at which such Note Receivable accrues, the FICO Score for the Purchaser under each such Note Receivable, the weighted average FICO Score, the original term of such Note Receivable, and if any installment thereunder is past due, the number of days of such delinquency.  Such schedule shall otherwise be in form and content satisfactory to Lender.

(d)    Promised Improvements.  If requested by Lender, Borrower will provide evidence to Lender that:  (i) all Timeshare Interests which are the subject of the Notes Receivable against which Lender is making Advances have all on-site and off-site improvements thereto that are then required to be completed pursuant to the Timeshare Program Consumer Documents, Timeshare Program Governing Documents and applicable law and necessary and promised utilities are available; (ii) all Units and amenities which are required to be provided to Purchasers obligated on the Notes Receivable with respect to which Borrower is requesting an Advance pursuant to the Timeshare Program Consumer Documents, Timeshare Program Governing Documents and applicable law, have been completed in accordance with all applicable building codes and are fully furnished, necessarily equipped and will be available for use by Purchasers without disturbance or termination of their use rights so long as they are not in default of their obligations under the Notes Receivable; and (iii) all furnishings in the Units and amenities are owned (or will be owned in accordance with applicable Legal Requirements) by an owners' association or associations in which the Purchasers are members, free of charges, liens and security interests other than the Permitted Encumbrances.

(e)    Servicing Agent Confirmation.  If requested by Lender, Borrower will provide Lender with written confirmation from the Servicing Agent that it has not received any claim of set-off by the Purchaser under the Note Receivable against which Lender is making an Advance.

(f)    Report from Custodial Agent.  Lender has received a satisfactory Certification of Custodian from the Custodial Agent pursuant to the Custodial Agreement with regard to the Notes Receivable which are the subject of the contemplated Advance.

(g)    Confirmation of Recording.  Lender has received from Resort Title Agency, Inc., as agent for the Title Insurer, an electronic copy of the fully executed Confirmation of Recording with regard to each Purchaser Mortgage against which Lender is making an Advance.

(h)    Event of Default.  No Event of Default or Incipient Default has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom.

(i)    Representations and Warranties.  The representations and warranties of Borrower contained in the Loan Documents are true and correct in all material respects on and as of the date of the requested disbursement, before and after giving effect thereto and to the application of the proceeds therefrom, as though made on and as of such date.

(j)    No Violation of Usury Law.  The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum rate permitted by Applicable Usury Law.

(k)    Payment of Fees.  Borrower has paid to Lender the portion of the Loan Fee and all other fees which are required to be paid at the time of the Advance.

(l)    Condemnation or Litigation.  There are no condemnation proceedings or litigation proceedings pending or, to the best of Borrower’s knowledge, threatened against any Unit or any Timeshare Interest in a Timeshare Project or against Borrower which would in any way, in Lender's judgment, impair or affect the full utilization of a Timeshare Project or materially adversely affect a Timeshare Project, Borrower or the Collateral taken as a whole.

(m)    Other Items.  If requested by Lender, Borrower has delivered to Lender such other items which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent thereto.

4.2.2    Conditions Subsequent.  The following conditions are required to be satisfied following the making of a particular Advance within the time period set forth below:

(a)    Title Policy.  On or before the expiration of the Trailing Documents Delivery Date as to a particular Advance, Borrower will deliver to the Custodial Agent the Title Policies with respect to the Purchaser Mortgages which are the subject of such Advance, which policies are to be endorsed in the manner specified in the Confirmation of Recording and otherwise in the form attached hereto as Exhibits D-1,  D-2, and D-3, as to each of the Timeshare Projects, respectively.

(b)    Assignment.  On or before the expiration of the Trailing Documents Delivery Date as to a particular Advance, Borrower will deliver to the Custodial Agent a copy of the original recorded Assignment for such Advance substantially in the form and substance of Exhibits A-1,  A-2 and A-3 (attached hereto), as to each of the Timeshare Projects, respectively, assigning to Lender the Notes Receivable and Purchaser Mortgages against which Lender made the subject Advance.

(c)    Confirmation of Recording.  On or before the expiration of the Trailing Documents Delivery Date as to a particular Advance, Borrower will deliver to the Custodial Agent the Confirmation of Recording from Resort Title Agency, Inc., as agent for the Title Insurer, with respect to the Purchaser Mortgages against which Lender made the subject Advance.

(d)    Deed of Trust.  On or before the expiration of the Trailing Documents Delivery Date as to a particular Advance, Borrower will deliver to the Custodial Agent a copy of the original fully executed, acknowledged and recorded Purchaser Mortgage securing the Notes Receivable against which Lender made the subject Advance.

In the event as to a particular Note Receivable, the documents described in subsections (a), (b), (c) or (d) above are not delivered to the Custodial Agent prior to the expiration of the applicable Trailing Documents Delivery Date, then that Note Receivable shall no longer be deemed an Eligible Note Receivable and if a Borrowing Base Shortfall occurs as a result of such ineligibility, the provisions of Section 2.7(c) shall be applicable.  Lender shall continue to collect the proceeds from such ineligible Note Receivable and apply such proceeds in accordance with the provisions of Section 2.10 until Borrower makes a written request for a reassignment of such ineligible Note Receivable.  Upon such written request, Lender will reassign such ineligible Note Receivable to Borrower under the conditions set forth in Section 2.7(c).  When the documents described in subsections (a), (b), (c) or (d) above for such Note Receivable are delivered to the Custodial Agent, then that Note Receivable shall be deemed an Eligible Note Receivable provided that all other conditions to eligibility are satisfied.  The monthly Borrowing Base Certificate delivered pursuant to Section 6.1(d)(v) shall specifically exclude from eligibility those Notes Receivable for which the documents described in subsections (a), (b), (c) or (d) above have not been delivered to the Custodial Agent on or prior to the expiration of the applicable Trailing Documents Delivery Date.

4.3    Conditions Satisfied at Borrower's Expense.  The conditions to each Advance shall be satisfied by Borrower at its expense.

4.4    Disbursement of Advances.  Each Advance shall be payable to Borrower.  Each Advance shall be disbursed by wire transfer.  Borrower will pay Lender's reasonable charge in connection with any wire transfer.  Lender may, at its option, withhold from each Advance any sum (including costs and expenses) then due to it under the terms of the Loan Documents or which Borrower would be obligated to reimburse Lender pursuant to the Loan Documents if first paid directly by Lender.

4.5    No Waiver.  Although Lender shall have no obligation to make any Advance unless and until all of the conditions precedent to such Advance have been satisfied, Lender may, at its discretion, make such Advance prior to that time without waiving or releasing any of the Obligations.

5.    REPRESENTATIONS AND WARRANTIES

As an inducement to Lender to execute this Agreement, make the Loan, and disburse the proceeds of the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this Article 5.

5.1    Good Standing.  Borrower, Bluegreen, Bluegreen Inc. and each Timeshare Association are duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and are in good standing and authorized to do business in each jurisdiction where at any time the location or nature of their properties or their business makes such good standing and qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business or financial condition of any such Persons or the validity or enforceability of any Notes Receivable.  Borrower, Bluegreen, Bluegreen Inc. and each Timeshare Association have full power and authority to carry on their business and own their property.  Each Timeshare Association has the full power and authority to perform its/the obligations under the applicable Timeshare Declaration and its applicable Timeshare Management Agreement.  The Vacation Club Trustee is duly organized and validly existing as a corporation under the laws of the State of Florida.  The Vacation Club is a validly existing multi-site timeshare plan under F.S. Ch. 721.  The Vacation Club Trust Agreement has been accepted for filing under F.S. Ch. 721.

5.2    Power and Authority; Enforceability.  Borrower has full power and authority to execute and deliver the applicable Loan Documents and to Perform the Obligations, and to own, pledge, mortgage, hypothecate and otherwise encumber and operate its property.  All action necessary and required by Borrower's Articles of Organization and all other Legal Requirements for Borrower to obtain the Loan, and for Borrower to execute and deliver the Loan Documents and all other documents and instruments which have been or will be executed and delivered in connection with the Loan Documents and to Perform the Obligations has been duly and effectively taken.  The applicable Loan Documents are and, to Borrower's knowledge, shall be, legal, valid, binding and enforceable against Borrower and do not violate the Applicable Usury Law and the execution and delivery of the applicable Loan Documents by Borrower does not constitute a default or result in the imposition of a lien under the terms or provisions of any agreements to which Borrower is a party.  No consent of any governmental agency or any other Person not a party to this Agreement is or will be required as a condition to the execution, delivery or enforceability of the Loan Documents.

5.3    Borrower's Principal Place of Business.  Borrower's principal place of business and chief executive office are as follows:   C/O Bluegreen Vacations Corporation, 4960 Conference North, Suite 100, Boca Raton, Florida, 33431.  During the past five (5) years, Borrower has not been known by any other name or located in any address other than as set forth in this Agreement.

5.4    Compliance with Legal Requirements.  Borrower has complied with all Legal Requirements in all material respects, including all Legal Requirements of the state in which each Timeshare Project is located and all other jurisdictions in which Timeshare Interests will be sold or offered for sale.  Without limiting the generality of the foregoing, Borrower has, to the extent required by its activities and businesses, fully complied with and shall, throughout the Term, continue to comply with (a) all of the applicable provisions of (i) the Consumer Credit Protection Act; (ii) the Truth-in-Lending Act and Regulation Z thereunder; (iii) the Equal Credit Opportunity Act and Regulation B thereunder; (iv) Regulation B of the Federal Reserve Board; (v) the Federal Trade Commission's 3‑day cooling‑off Rule for Door‑to‑Door Sales; (vi) the Federal Trade Commission Act; (vii) the Interstate Land Sales Full Disclosure Act; (viii) the Americans With Disabilities Act and related accessibility guidelines; (ix) the Real Estate Settlement Procedures Act and Regulation X thereunder; (x) the FTC Privacy Act; (xi) all applicable insurance brokerage or agency requirements; (xii) the Gramm-Leach-Bliley Act; (xiii) the Fair Debt Collection Practices Act; (xiv) the Credit Reporting Act; (xv) the Fair Housing Act; (xvi) the Mail Fraud Statute; (xvii) the Flood Disaster Protection Act of 1973; (xviii) the Federal Trade Commission's Privacy of Consumer Information Rule, (xix) the Federal Trade Commission “do-not-call rules”; (xx) USA Patriot Act; (xxi) the Securities Exchange Act of 1934; (xxii) the federal postal laws; (xxiii) all applicable state and federal securities laws; (xxiv) all applicable usury laws; (xxv) all applicable trade practices, home and telephone solicitation, sweepstakes, anti‑lottery and consumer credit and protection laws; (xxvi) all applicable real estate sales licensing, disclosure, reporting and escrow laws; (xxvii) the laws applicable in the State of

Missouri governing condominiums, timeshares and time-sharing activities; (xxviii) all laws, rules and regulations promulgated by the Missouri Department of Real Estate; (xxix) all amendments to and rules and regulations promulgated under the foregoing acts or laws; and (xxx) all other applicable federal statutes and the rules and regulations promulgated under them; and (b) and all other applicable laws (and the rules and regulations promulgated under them) relating to timeshare ownership, the establishment of a Timeshare Project, or the sale, offering for sale, marketing or financing of Timeshare Interests in them or it. Borrower's marketing and sales practices are in compliance with and, throughout the Term, will continue to be in compliance with, applicable laws, including its lead generation techniques. Neither Borrower nor Bluegreen has been contacted or notified of any Federal Trade Commission or any Department of Justice inquiry or investigation in connection with marketing and sale of Timeshare Interests or of any such Attorney General inquiry or investigation that could reasonably be expected to have a material adverse effect upon the business or financial condition of Borrower.

5.5    No Misrepresentations.  The Loan Documents and all certificates, financial statements and written materials furnished to Lender by or on behalf of Borrower in connection with the Loan do not contain as of the date furnished to Lender any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect a Timeshare Project, the Collateral, the business or financial condition of Borrower, or the ability of Borrower to Perform the Obligations.  All financial statements furnished to Lender by or on behalf of Borrower in connection with the Loan will be prepared in accordance with GAAP (other than with respect to the Borrower’s quarterly financial statements).

5.6    No Default for Third Party Obligations.  Borrower is not in default under any other material agreement evidencing, guaranteeing or securing borrowed money or a receivables purchase financing or in violation of or in default under any material term in any other material agreement, instrument, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

5.7    Payment of Taxes and Other Impositions.  Borrower has filed all tax returns and has paid all Impositions, if any, required to be filed or paid when due, including real estate taxes and assessments relating to each Timeshare Project or the Collateral, unless the same is being appealed or contested in good faith and unless as a result of such appeal, the execution and enforcement of such taxes and assessments is stayed pending the outcome of such appeal.

5.8    Governmental Regulations.  Borrower is not subject to regulation under the Investment Company Act of 1940, as the same may be amended from time to time, or any federal or state statute or regulation limiting its ability to incur debt or perform the Obligations.

5.9    Employee Benefit Plans.  Borrower does not maintain any pension, retirement, profit sharing or similar employee benefit plan that is subject to the Employee Retirement Income and Security Act of 1974 as the same may be amended from time to time pursuant to which such entity's contribution requirement is made concurrently with the employee's contribution.

5.10    Securities Activities.  Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time), and not more than 25% of the value of the assets of Borrower consists of such margin stock.  Furthermore, none of the proceeds of the Loan will be used to purchase or carry any “margin stock” and no portion of the proceeds of the Loan will be extended by Borrower to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in this Agreement (including the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued under it, including Regulations G, T, U and X of the Federal Reserve Board, 12 C.F.R. Part 11.

5.11    Sales Activities. All Notes Receivable pledged hereunder shall be derived from Timeshare Interests that have been and will be sold solely in Missouri and Tennessee, except for those Notes Receivable that are specifically identified by Borrower, in a separate list to be delivered to Lender on or before the date of the applicable Advance, to have been sold in jurisdictions other than Missouri and Tennessee. The foregoing list delivered to Lender shall specifically identify the jurisdiction in which such Timeshare Interests were sold. All sales of Timeshare Interests have been and will be made in material compliance with all Legal Requirements and utilizing a then current Public Report approved by all applicable regulatory authorities.  All Notes Receivable and the other Timeshare Program Consumer Documents executed in connection therewith are enforceable against the Purchaser thereunder, subject to bankruptcy, insolvency, reorganization, moratorium, equity, and similar rules and laws, including those affecting the rights of creditors generally.  The representations and warranties made by Borrower to Lender in this Section 5.11 shall be deemed reaffirmed by Borrower to Lender upon Borrower's delivery of each Receivables Schedule as contemplated in Section 4.2.1(c) hereof.

5.12    Timeshare Interest Not a Security.  Borrower has not sold or offered for sale any Timeshare Interest as an investment or in any other manner or jurisdiction that would constitute the sale or the offering for sale of a “security” under the Securities Act of 1933, the Securities Exchange Act of 1934, any state securities laws, commonly known as “blue sky” laws, or any other applicable law.

5.13    Representations as to each Timeshare Project.

(a)    Title; Prior Liens.  Borrower has good and marketable title to each unsold Timeshare Interest in a Timeshare Project and to the Collateral.  There are no liens, security interests, or encumbrances against such Timeshare Project other than the Permitted Encumbrances and other than future liens against such Timeshare Project to the extent permitted under Section 6.2(b) of this Agreement.

(b)    Timeshare Plan.  Each Timeshare Project and each Timeshare Programs therein have been established and dedicated as a timeshare project, in material compliance with all Legal Requirements and with applicable Timeshare Declaration and other Timeshare Program Governing Documents, and matters affecting title or use of such Timeshare Project.  The Vacation Club is in material compliance with all laws, codes, rules and regulations applicable to it with respect to its activities in operating the Vacation Club and has obtained all necessary licenses and registrations required in that regard.

(c)    Access.  Each Timeshare Project (including all amenities) has access over easements to a publicly dedicated road and all roadways, and parking lots that serve such Timeshare Project are and will be common elements or easement parcels under the applicable Timeshare Declaration.

(d)    Utilities.  Electric, gas, sewer, water facilities and other necessary utilities are lawfully available in sufficient capacity to service each Timeshare Project and any easements necessary to the furnishing of such utility service have been obtained and duly recorded.

(e)    Amenities.  All amenities promised pursuant to representations, warranties or covenants contained in the Timeshare Program Governing Documents are completed and will be provided in accordance therewith.  Such amenities include those listed in the applicable Timeshare Declaration.  Each Timeshare Association and each Purchaser of a Timeshare Interest has access to and the use of all of the amenities and public utilities of such Timeshare Project as and to the extent provided in the applicable Timeshare Declaration and the Timeshare Program Governing Documents.

(f)    Improvements.  All costs arising from the acquisition, installation, construction and completion of any improvements and the purchase of any equipment, inventory, or furnishings located in or on each Timeshare Project have been or will be promptly and timely paid.

(g)    Sale of Intervals.  Including presale inventory in respect of portions of a Timeshare Project whose development is in process but not yet completed, and the corresponding owners, and allowing for cancellations or terminations of previous sales, the total Timeshare Interests offered for sale or sold will not exceed the available accommodations at such Timeshare Project.

(h)    Zoning Laws, Building Codes, Etc.  Each Timeshare Project, all the buildings and other improvements in which the Units are situated and all amenities have been, and Borrower hereby covenants will be, completed in material compliance with all Legal Requirements, including without limitation all applicable zoning codes, building codes, health codes, fire and safety codes, and other applicable laws, including without limitation environmental laws in a manner that Borrower's failure to so comply would not reasonably be expected to result in a Material Adverse Change.  All inspections, licenses, permits required to be made or issued in respect of such buildings and amenities have been and Borrower hereby covenants will be, made or issued by the appropriate authorities.  The use and occupancy of such buildings for their intended purposes is and Borrower hereby covenants will be, lawful under all applicable laws.  Final certificates of occupancy or the equivalent have been, or will be,  issued by the appropriate governmental authority and Borrower hereby covenants will be in effect for each Unit prior to the closing of the sale of any Timeshare Interest in such Unit.  The timeshare use and occupancy of Units does not violate or constitute a non-conforming use or require a variance under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of a Timeshare Project.

(i)    Units Ready for Use.  Prior to the closing of the sale of any Timeshare Interest within a Unit, such Unit is fully furnished and, subject to renovations for improvements from time to time in the ordinary course of maintaining the Units, ready for use by Purchasers.  All common furnishings (including appliances) within such Units are and will be owned by Borrower or the applicable Timeshare Association, have been or will be fully paid for, and are and will be free and clear of any liens or other interests of any third party including any lessor.

5.14    Eligible Notes Receivable.  Each Note Receivable which is assigned to Lender pursuant to this Agreement and against which an Advance is requested or which is assigned in satisfaction of Borrower's obligations under Section 2.7(c) shall be an Eligible Note Receivable at the time of assignment.  Borrower has Performed all of its obligations to Purchasers, and there are no executory obligations to Purchasers to be Performed by Borrower, except for non-delinquent and executory obligations disclosed to Purchasers in their Purchase Contracts.

5.15    Association; Assessments and Reserves.  When a Purchaser closes the purchase of a Timeshare Interest, such Purchaser automatically becomes a member of Bluegreen Inc.  and the Vacation Club Trustee, as the titled owner of the Timeshare Interest, is designated as the  member of the applicable Timeshare Association and is entitled to vote on the affairs thereof, subject only to retaining ownership of a Timeshare Interest.  Each Timeshare Association has (or will have) authority to levy annual assessments to cover the costs of maintaining and operating the Timeshare Project to which it pertains.  To Borrower's knowledge, Bluegreen Inc. and each Timeshare Association are and will be solvent.  To Borrower's knowledge, levied assessments will be adequate to cover the current costs of maintaining and operating each Timeshare Project and to establish and maintain a reasonable reserve for capital improvements.  To Borrower's knowledge, there will be no events which could give rise to a material increase in such costs, except for additions of subsequent phases of a Timeshare Project that will not materially increase assessments.

5.16    Title to and Maintenance of Common Areas and Amenities.  Except as otherwise permitted and disclosed by the Timeshare Program Governing Documents (a) each Timeshare Association or the owners of Timeshare Interests in common (which interest may be held by the Vacation Club Trustee pursuant to the Vacation Club Trust Agreement) will at all times own the furnishings in the Units and all the common areas in the Timeshare Project pertaining to such Timeshare Association and owners and other amenities which have been promised or represented as being available to Purchasers in the Timeshare Program Governing Documents, free and clear of liens and security interests except for the Permitted Encumbrances; (b) no part of a Timeshare Project is or will be subject to partition by the owners of Timeshare Interests; and (c) all access roads and utilities and off-site improvements necessary to the use of each Timeshare Project will have been dedicated to and/or accepted by the responsible governmental authority or utility company, or are owned by an association of owners of property in a larger planned development or developments of which such Timeshare Project is a part, or are owned by Borrower and subject to the Purchasers' right of access and use.

5.17    Reservation System.  The Reservation System is fully operational for its intended purpose.  The Reservation System shall continue in operation and shall be available to all Purchasers to assure their ability to make reservations and exercise their use rights in respect of a Unit in the applicable Timeshare Project, subject to compliance with the applicable Timeshare Program Consumer Documents and the applicable Timeshare Program Governing Documents.  Borrower acknowledges the significance of the Reservation System to the ability of the applicable Timeshare Project to operate properly and allow Purchasers to make reservations and exercise use rights.  On the Effective Date and continuing for the balance of the Term, Borrower agrees to cause Bluegreen Resorts

Management, Inc. to grant Lender a non-exclusive license to use the Reservation System pursuant to a license agreement in form substantially similar to that set forth in Schedule 5.17.  Lender acknowledges that Lender has received a non-exclusive license to use the Reservation System consistent with the form of license agreement attached hereto as Schedule 5.17.

5.18    Litigation and Proceedings.    Other than as disclosed in Exhibit L,  and other than as disclosed in the most recent SEC filing related to Bluegreen and delivered to Lender prior to the Effective Date and, if applicable, quarterly thereafter, there are no actions, suits, proceedings, orders, injunctions, bankruptcy actions, or foreclosure actions pending or, to the knowledge of Borrower, threatened, in any court, at law or in equity, or before or by any governmental authority, against or affecting Borrower, a Timeshare Association, the Vacation Club, a Timeshare Manager, Bluegreen Inc. or a Timeshare Project, which, if adversely determined, would result in a Material Adverse Change to Borrower, the Vacation Club, a Timeshare Manager, Bluegreen Inc. or a Timeshare Project or which would materially impair the ability of Borrower to complete its Obligations under the Loan Documents, or which would attack the validity, enforceability, or priority of any of Lender's liens or of any material provisions of the Loan Documents, at law or in equity.  None of the matters reflected on Exhibit L or as disclosed in the most recent SEC filing related to Bluegreen and delivered to Lender prior to the Effective Date, are reasonably expected to result in a Material Adverse Change to Borrower, the Vacation Club, a Timeshare Manager, Bluegreen Inc. or a Timeshare Project or are reasonably expected to materially impair the ability of Borrower to complete its Obligations under the Loan Documents, or would attack the validity, enforceability, or priority of any of Lender's liens or of any material provisions of the Loan Documents, at law or in equity.  Borrower has not received any notice the import of which would result in a Material Adverse Change to its respective financial condition or the performance of its respective Obligations, or to a Timeshare Project or the Collateral.  Borrower will promptly notify Lender if any action, litigation or proceeding is commenced or threatened against it that could result in a Material Adverse Change.    Notwithstanding the foregoing, to the extent any required update or report is covered by the public filings made with the United States Securities & Exchange Commission by Bluegreen and related to Borrower, Borrower shall be deemed to be in compliance with this Section 5.18.

5.19    Operating Contracts.  The management agreements listed and described on Exhibits M-1,  M-2, and M-3, attached hereto, as to each of the Timeshare Projects, respectively, as may be amended in writing by Borrower (provided that such amendments do not materially and adversely affect the rights of Lender or the Collateral), comprise all of the material agreements or arrangements relating to the management of each Timeshare Project by the Timeshare Manager as of the date hereof (collectively, and as amended or replaced from time to time in accordance with the terms thereof and this Section 5.19, the “Operating Contracts”).  Except for changes as may be consented to in advance by Lender, the Operating Contracts shall remain in full force and effect and Borrower shall take or cause to be taken, actions to prevent defaults thereunder; provided, however, such Operating Contracts may be amended or terminated without Lender consent so long as any such amendment or termination would not result in a Material Adverse Change, provided, however, that any termination of the Operating Contract dealing with management shall be replaced with a customary management agreement with a Timeshare Manager with substantial experience and expertise in the hospitality industry and with respect to timeshare operations of a type and quality which is substantially similar to the Timeshare Project, which Person shall be reasonably acceptable to Lender.

5.20    Subsidiaries, Affiliates and Capital Structure.  The members of Borrower and their respective ownership interests are reflected on Exhibit N hereto.

5.21    Timeshare Program Consumer Documents.  The Timeshare Program Consumer Documents in substantially the forms attached hereto as Exhibits C-1,  C-2, and C-3 as to the as to each of the Timeshare Projects, respectively, are the only documents which have been used in connection with the credit sale of Timeshare Interests pertaining to those Notes Receivable that will be collaterally assigned to Lender.

5.22    Public Reports.  The Public Report for each Timeshare Project and for the Vacation Club, copies of which have been previously delivered to Lender, has been approved by all applicable regulatory agencies and in form and content complies in all material respects with all applicable Legal Requirements.  With respect to the sale of each Timeshare Interest, there will be in effect at the time of sale and Borrower will have used an unexpired, Public Report, approved by all applicable regulatory agencies.  If required by the applicable law of a state in which Borrower is selling Timeshare Interests, Borrower will keep such Public Reports updated and approved by the applicable regulatory agency of that state.  Upon request of Lender, Borrower will promptly deliver to Lender evidence of such continued approval, including all extensions thereof, promptly upon receipt by Borrower.  In the event that a Public Report is amended at any time, and upon the request therefore by Lender, Borrower will promptly deliver to Lender a copy of such amendment.

5.23    Solvency.  Borrower is solvent.  No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

5.24    No Material Adverse Change in Financial Condition.  There has been no Material Adverse Change in the financial condition of Borrower or its respective subsidiaries since the date of the most recent financial statements delivered to Lender.

5.25    Timeshare Program Governing Documents.  The Timeshare Program Governing Documents (and all amendments, modifications supplements and additions thereto) described on Exhibits P-1,  P-2,  P‑3 and P-4 hereto, as to each of the Timeshare Projects and the Vacation Club, respectively, comprise all of the existing Timeshare Program Governing Documents with respect to each Timeshare Project and the Vacation Club as to those Notes Receivable that will be collaterally assigned to Lender.

5.26    Marketing Activities.  All marketing and sales activities have been and will be performed by independent contractors or employees of Borrower or its Affiliates, all of whom are and will be properly licensed, as necessary, in accordance with applicable laws.  Borrower will retain a duly licensed broker of record in respect to the sales of Timeshare Interests in each Timeshare Project as may be required by applicable law in the state in which such Timeshare Interests are sold.

5.27    Brokers; Payment of Commissions.  No consultant, advisor, broker, agent, finder or intermediary has acted on Borrower's behalf in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.  Borrower has been advised by Lender or its agents that Ward Financial is the only consultant, advisor, broker, agent, finder or intermediary that has acted on Lender's behalf in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.  Lender agrees to pay Ward Financial a commission pursuant to a separate agreement between Lender and Ward Financial.  Borrower agrees to indemnity Lender for any compensation due to Ward Financial as a result of the acts of Borrower and any additional compensation due to any other Person claiming any commission or finder's fee or other compensation as a result of any actions by such Person for or on behalf of Borrower.

5.28    Reserved.

5.29    Foreign Assets Control Regulations.  Neither the requesting or borrowing of the Loan or the use of the proceeds of the Loan will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, neither the Borrower nor any of its subsidiaries or Direct Affiliates (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person.”  Lender may disclose any and all information regarding Borrower and a Purchaser in connection with any regulatory examination of Lender or to the extent Lender deems advisable to disclose such information to such applicable regulatory agencies involving matters relating to the Trading With the Enemy Act, the Foreign Assets Control Regulations or the Executive Order; provided, however, that if Lender is legally permitted to do so, no such disclosure shall be made prior to the Lender (x) giving the Borrower prior written notification within one (1) Business Day after Lender's receipt of notice of any such required disclosure or decision of the Lender to make such disclosure, that explains in reasonable detail (if known to Lender), the basis for such disclosure, which notification shall include the following: (i) the contents of the disclosure, (ii) the Person to whom the disclosure must be made, and (iii) if known to Lender, the legal basis for the disclosure; (y) using commercially reasonable efforts to require that any recipient of such disclosure maintain such information on a confidential basis in accordance with all Legal Requirements, including all applicable consumer privacy laws; and (z) if Lender is legally permitted to do so, providing Borrower with an opportunity to redact all of the names, social security numbers and bank account numbers of, and all non-public personal information pertaining to, any Purchasers.

5.30    Contracts with Affiliates; Subordinated Indebtedness

(a)    Subject to future changes to Borrower's organization structure that do not violate subsection 6.2(c) of this Agreement, Schedule 5.30 is a true and complete organizational chart disclosing the ownership and relationship of Borrower and each member of Borrower including any subsidiaries of Borrower and any Affiliates of Borrower that have any involvement or interest in the Timeshare Associations or the Timeshare Projects.  Schedule 5.30 discloses all written agreements between Borrower and any of its Direct Affiliates with respect to the Timeshare Associations or the

Timeshare Projects (as in effect on the Effective Date or as supplemented with the consent of Lender, the “Approved Transactions”).  All Approved Transactions were negotiated in good faith, are arms-length transactions and all terms, covenants and conditions which govern the Approved Transactions are at market rate.

(b)    The intercompany indebtedness for those of Borrower’s Affiliates described as “Due to Related Parties” on Borrower’s balance sheet constitutes all Borrower's debts, liabilities and obligations to any Affiliates of Borrower as of the date of such balance sheet.  Borrower has provided copies of all instruments, agreements and other writings evidencing and/or securing any of the foregoing intercompany debt to Lender.  Borrower agrees that all of such indebtedness shall be expressly subordinated to the Loan.  If (i) an Event of Default shall have occurred and is continuing, (ii) an Incipient Default exists, or (iii) if the making of such payment would result in an Incipient Default or Event of Default or would render the Borrower insolvent, Borrower will not, directly or indirectly, (A) permit any payment to be made in respect of any intercompany indebtedness, liabilities or obligations, direct or contingent, to any Affiliate including members of Borrower, which payments shall be and are hereby made subordinate to the payment of principal of, and interest on, the Note and the other payment Obligations of Borrower to Lender under the other Loan Documents, (B) permit the amendment, rescission or other modification of any of Borrower's obligations with respect to intercompany indebtedness other than in respect of members of Borrower, or (C) incur additional intercompany indebtedness other than in respect of members of Borrower.  All such additional intercompany indebtedness shall constitute additional subordinated indebtedness.  All Persons to whom Borrower owes intercompany indebtedness, including members of Borrower, shall execute a Subordination Agreement as a condition of Closing.  Notwithstanding the foregoing or anything otherwise to the contrary, intercompany indebtedness in the form of payments by Borrower to Affiliates or members of Borrower for bona fide services rendered or goods received pursuant to arm's length contractual arrangements shall not be required to be subordinated at any time and shall not be subject to subordination as provided in this Section 5.30 or otherwise.

5.31    Survival and Additional Representations and Warranties.  The representations and warranties contained in this Article 5 are in addition to, and not in derogation of, the representations and warranties contained elsewhere in the Loan Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance, except as disclosed in writing to Lender.

6.    COVENANTS

6.1    Affirmative Covenants.

(a)    Good Standing.  Borrower will maintain its existence and, to the extent in control of Bluegreen Inc. and each Timeshare Association, will use commercially reasonable efforts to cause each of them to maintain their respective existence, as a business organization of the same type as when Borrower signed this Agreement, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and remain in good standing and authorized to do business in the jurisdiction where at any time the location or nature of its properties or its business then makes such good standing and qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business or financial condition of any such Persons or the validity or enforceability of any Notes Receivable. Borrower will maintain full authority to Perform the Obligations and to carry on its businesses and own its properties, except where the failure to be so authorized will not have a material adverse effect on the business or financial condition of any such Persons, the validity or enforceability of any Notes Receivable or the Performance of the Obligations.

(b)    Compliance with Legal Requirements.  Borrower will comply with all Legal Requirements in all material respects, including all Legal Requirements of the state in which each Timeshare Project is located and all other jurisdictions in which a Timeshare Project is located or in which Timeshare Interests will be sold or offered for sale.

(c)    Insurance, Casualty and Condemnation.

(i)    Insurance Requirements.  At all times throughout the Loan term, Borrower shall, at its sole cost and expense, maintain (or cause the maintenance of) insurance, and shall pay (or cause the payment of), as the same becomes due and payable, all premiums in respect thereto, including, but not necessarily limited to:

(A)    Property.  For all of the improvements at the Timeshare Project, a policy of standard “all risk” fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of one hundred percent (100%) of the full replacement value against “all risks of physical loss” including without limitation a guaranteed replacement cost and code compliance coverage endorsement including boiler and machinery insurance coverage, heating, air conditioning equipment, and other equipment of such nature, and insurance against loss or damage to personal property located at or on the Timeshare Project by fire and other hazards covered by such insurance (with deductibles reasonably acceptable to Lender).  All such insurance shall be payable to Lender under a standard mortgagee loss payable endorsement.  Such insurance policy and each portion thereof shall be in the broadest and most comprehensive form available in the market at the time such policy is issued or amended.  Such policy shall, if required by Lender, contain an agreed value clause sufficient (as determined by Lender) to eliminate any risk of coinsurance.

(B)    Liability.  Insurance protecting the Borrower and Lender against loss or losses from liability imposed by law or assumed in any written contract and arising from personal injury, including bodily injury or death, or a limit of liability of not less than $1,000,000 (combined single limit for personal injury and property damage per occurrence), $2,000,000 aggregate, and an umbrella excess liability policy in an amount not less than $5,000,000 protecting the Borrower and Lender against any loss or liability or damage for personal injury, including bodily injury or death, or property damage.  Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.

(C)    Business Interruption.  Business interruption insurance (extra expense/loss of income insurance) in an amount sufficient to cover any loss of income from the Timeshare Project in an amount of not less than actual loss sustained for a period of twelve (12) months.

(D)    Flood.  A policy or policies of flood insurance in the maximum amount of flood insurance available with respect to the Project under the National Flood Insurance Program.  This requirement will be waived upon presentation of evidence satisfactory to Lender that no portion of the site is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

(E)    Earthquake.  Earthquake insurance in such amount as required by Lender, provided such insurance is available at commercially reasonable prices, but in no event shall the coverage be less than the full amount required by the “Probable Maximum Loss” or “PML” study for the Project.

(ii)    Other.  All insurance required shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the Borrower..  Such companies shall be authorized to insure property located in the State of Missouri.  The company issuing the policies shall be rated “B+” or better by A.M. Best Co., in Bests' Key guide.  All property policies evidencing the insurance required shall name Lender and its successors and/or assigns as first mortgagee and all liability policies evidencing the insurance required shall name Lender and its successors and/or assigns as an additional insured, shall not be cancelable as to the interests of Lender due to the acts of the Borrower, and shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.

(iii)    Evidence.  All such policies of insurance, or certificates of insurance evidencing that such insurance is in full force and effect, shall be delivered to Lender on or before the Effective Date (together with proof of the payment of the premiums thereof).  Prior to the expiration of each such policy, Borrower shall furnish Lender evidence that such policy has been renewed or replaced in the form of a certificate reciting that there is insurance coverage in place of the types and in the amounts required hereunder.

(iv)    Adjustments.  Borrower shall give immediate written notice to the insurance carrier and to Lender of any material loss in respect to which a claim is being made.

(v)    Use and Application of Insurance Proceeds.  In the event that any portion of the respective Timeshare Projects subject to the respective, applicable Timeshare Declarations should suffer any casualty loss covered by hazard insurance or other insurance, upon receipt of any insurance proceeds, the respective Timeshare Associations are required (in accordance with the provisions of the respective Timeshare Declarations), during the time such properties are covered by such insurance, under the respective Timeshare Declarations to rebuild or repair the damaged portions of all of the buildings and other improvements within the property described in the respective, applicable Timeshare Program Governing Documents unless provided otherwise pursuant to Article 14 of the Big Cedar Timeshare Declaration, pursuant to Article 14 of the Long Creek Ranch Timeshare Declaration or pursuant to Article VII of the Paradise Point Timeshare Declaration.  In the event that any proceeds of insurance are to be delivered to holders of first mortgage liens pursuant to Article 14 of the Big Cedar Timeshare Declaration, pursuant to Article 14 of the Long Creek Ranch Timeshare Declaration or pursuant to Article VII of the Paradise Point Timeshare Declaration, Borrower agrees to deliver to Lender such proceeds relating to the Notes Receivable that are part of the Collateral to the extent received by Borrower.

(vi)    Condemnation.  Borrower shall immediately notify Lender of the institution of any proceeding for the condemnation or other taking of any of the Timeshare Projects or any portion thereof.  Notwithstanding anything to the contrary contained herein, for so long as any condemned portion of any of the Timeshare Projects are to be replaced by the respective, applicable Timeshare Associations  in accordance with the respective, applicable Timeshare Declarations, any and all awards and payments arising from any condemnation or conveyances in lieu thereof relating to such portion of the respective, applicable Timeshare Projects shall be distributed and used in accordance with the provisions of the respective, applicable Timeshare Declarations.  In the event that any proceeds of condemnation are to be delivered to holders of first mortgage liens pursuant to the Big Cedar Timeshare Declaration, pursuant to the Long Creek Timeshare Declaration or pursuant to the Paradise Point Timeshare Declaration, Borrower agrees to deliver to Lender such proceeds relating to the Notes Receivable that are part of the Collateral to the extent received by Borrower.

(d)    Reports.  Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower and with respect to each Timeshare Project, and the Collateral, in which complete entries will be made in accordance with GAAP.  So long as the Obligations remain outstanding, Borrower shall furnish or cause to be furnished to Lender the following at Borrower's sole cost and expense:

(i)    Sales and Inventory Reports.  Within five (5) Business Days after request therefore by Lender, a monthly, quarterly or annual report, as the case may be, showing: (i) all sales of Timeshare Interests (including cash sales); (ii) all remaining available inventory of Units and Timeshare Interests; (iii) a schedule of sales prices; and (iv) all cancellations of sales of Timeshare Interests.  Such reports shall be certified by Borrower to be true, correct and complete and shall be provided in a form to be reasonably approved by Lender.

(ii)    Quarterly Financial Reports.  Within 60 days after the end of fiscal quarterly periods ending March, June and September of each fiscal year, management prepared unaudited balance sheet and statements of income of Borrower (prepared on a consolidated basis), certified by the chief financial officer or treasurer of the subject of such statement, prepared in accordance with GAAP (other than with respect to the Borrower), including in comparative form the corresponding figures as of the end of the corresponding prior year quarter of the subject, all in reasonable detail, subject to year-end adjustments.

(iii)    Year End Financials.  As soon as available and in any event within 120 days after the end of each fiscal year of Borrower, and each Timeshare Association: (i) the balance sheets of the Borrower and each Timeshare Association as of the end of such year and the related statements of income, retained earnings (or its equivalent as applicable) and cash flow for such fiscal year, prepared in accordance with GAAP, certified by the chief financial officer (or an acceptable equivalent) of the Borrower and the Timeshare Association as to the statements supplied by those entities, prepared on a consolidated basis as to Borrower, setting forth in comparative form the corresponding figures as of the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments, and prepared in accordance with GAAP and (ii) a schedule of all outstanding Indebtedness of the Borrower and each Timeshare Association describing in reasonable detail each such debt or loan outstanding and the principal amount with respect to each such debt or loan.  The annual financial statements for Borrower, and each Timeshare Association shall be audited by a Certified Public Accountant acceptable to Lender and shall be accompanied by an unqualified opinion as to going concern and scope of audit (if such scope limitation would be reasonably deemed to have an adverse impact on such financial statements taken as a whole) of such accountant.

(iv)    Officer's Certificate.  Together with each set of quarterly and annual Financial Statements or reports delivered to the Lender pursuant to this Agreement, a Compliance Certificate from a vice president or treasurer of the Borrower in the form attached hereto as Exhibit R.

(v)    Borrowing Base Certificate.  As soon as possible and in any event within fifteen (15) days after the end of each calendar month, a Borrowing Base Certificate for the immediately preceding calendar month, certified correct by an authorized agent of the Servicing Agent.

(vi)    Timeshare Project and Sales Information.  Upon Lender’s request,   Borrower will deliver to Lender from time to time, as available, sales literature, registrations/consents to sell, and final subdivision public reports/public offering statements/prospectuses relating to the Timeshare Projects.  Borrower will deliver to Lender any material changes which Borrower makes to the Timeshare Program Consumer Documents and/or the Timeshare Program Governing Documents relating to the Timeshare Projects last delivered to Lender.

(vii)    Material Increases to Assessments.  A written notification to Lender if Borrower has knowledge that an event (other than general changes in the economy) has occurred which would give rise to a material increase in assessments to cover the then current costs of operation of a Timeshare Project and to establish and maintain a reasonable reserve for capital improvements to such Timeshare Project.

(viii)    Audit Reports; SEC Filing.  Promptly upon receipt thereof, one (1) copy of each audit report submitted to Borrower by independent public accountants or auditors in connection with any annual audit made by them of the books of Borrower and a copy of the Independent Certified Public Accountant's Report that accompanies the audit.    If applicable, promptly upon request thereof by Lender, Borrower shall cause to be furnished to Lender one (1) copy of any reports filed with the United States Securities and Exchange Commission and related to Bluegreen.

(ix)    Tax Returns and Tax Receipts.  Promptly upon request, copies of filed tax returns and tax statements and evidence of payment of all taxes levied on each Timeshare Project (including transient occupancy taxes and real estate taxes) prior to the date such taxes become delinquent.  Furthermore, promptly upon request, Borrower shall furnish to Lender a copy of Borrower's tax returns as filed with the Internal Revenue Service.

(x)    Notice of Incipient Default or Event of Default.  Promptly upon becoming aware of the existence of any condition or event which constitutes an Incipient Default or an Event of Default or of any event which would cause any representation or warranty to be incorrect or materially misleading if made at that time, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

(xi)    Notice of Claimed Default.  Promptly upon becoming aware that the holder of any material obligation or of any other evidence of material Indebtedness of Borrower has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Borrower is taking or proposes to take with respect thereto.

(xii)    Material Adverse Developments.  Promptly upon becoming aware of any development or other information which may result in a Material Adverse Change to the Borrower, a Timeshare Association, a Timeshare Project, the Collateral or the business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its Obligations under this Agreement, telephonic or telefaxed notice, followed by mailed written confirmation, specifying the nature of such development or information and such anticipated effect.

(xiii)    Other Reports.  Promptly upon request of Lender, copies of each written notice or request, financial statement, budget or other information received by the Borrower under or with respect to a Timeshare Declaration and/or a Timeshare Association's Articles of Incorporation or By-Laws, whether in its capacity as Declarant, owner of a Unit, owner of a Timeshare Interest or otherwise.  Promptly upon request of Lender, Borrower shall furnish to the Lender such other reports, statements, notices or written communications relating to the Borrower, each Timeshare Project, each Timeshare Association or the Loan as the Lender may require, in its reasonable discretion.

(xiv)    Timeshare Association Reports.  Promptly upon request, copies of budgets for the operation of the applicable Timeshare Association and applicable Timeshare Project (which budget shall include projections for operating expenses, capital improvements, maintenance and replacement reserves, dues and assessments and developer subsidies or guarantees).

(xv)    Notes Receivable Trial Balance.  Not later than the fifteenth (15th) day of each month, a report in form and content acceptable to Lender prepared by Borrower or the Servicing Agent and showing, with respect to each of the Notes Receivable assigned to Lender as of the close of business on the last day of the calendar month last ended: (A) Purchaser's Account Number; (B) name(s) of Purchasers; (C) date of purchase; (D) original purchase price; (E) amount of down payment; (F) monthly payment; (G) original principal amount and current principal amount; (H) any payment, including any prepayment, received during the period covered by the statement on account of such Notes Receivable; (I) number of payments made and number of payments remaining; (J) a cash receipts journal; (K) the opening and closing principal balance; (L) any cancellation during the period covered by such statement; (M) any delinquency of principal and interest payments on a 31-60-90 day basis; (N) any delinquency of principal, or interest in excess of 90 days; (O) original and remaining term of such Notes Receivable; (P) interest rate for such Notes Receivable; (Q) the weighted average interest rate for such Notes Receivable; (R) any extensions, refinances or other adjustments to such Notes Receivable; (S) the outstanding balances with respect to Non-Resident Notes Receivable, No FICO Score Notes Receivable, 620/575 FICO Score Notes Receivable and Jumbo Notes Receivable; (T) qualifying FICO Score for the loan; (U) the weighted average FICO Score; (V) city and state of residence of Purchaser; (W) country of residence of Purchaser (if not United States); (X) if applicable, whether the Note Receivable is (a) a Permitted Modification, (b) a Force Majeure Note Receivable, or (c) a Delinquency Modification; and (Y) such other information as Lender may request.  Such information shall be certified by Borrower to be accurate and complete.

(xvi)    State Audits.  Within twenty (20) days following its availability, any audit reports prepared by any state regulatory agency with respect to a Timeshare Project.

(xvii)    Purchaser Information.  Within thirty (30) days after the end of each calendar quarter, at Lender's request, a then current list of names, addresses and phone numbers of all Purchasers under Notes Receivable assigned to Lender.  Lender acknowledges and agrees that it shall maintain all of such information in strict compliance with all Legal Requirements, including without limitation, all consumer privacy laws, and the Gramm-Leach-Bliley Act of 1999 and the correlative Federal Trade Commission regulations.

(xviii)    Other Indebtedness.  Upon the request of Lender, Borrower will use its best efforts to obtain periodic estoppels letters from the holders of any other Indebtedness owed by Borrower to another Person, together with a confirmation of the outstanding principal balance of such Indebtedness.  Lender acknowledges and agrees that it shall maintain all of such information in strict compliance with all Legal Requirements, including without limitation, all consumer privacy laws, and the Gramm-Leach-Bliley Act of 1999 and the correlative Federal Trade Commission regulations.

(xix)    Additional Information.  Such other information respecting the business, properties, assets, operations and condition, financial or otherwise, of Borrower, any Timeshare Association and any Timeshare Project as Lender may from time to time reasonably request.

(e)    Subordination of Indebtedness Owing to Affiliates.  Borrower will cause any and all Indebtedness owing by it to its shareholders, directors, officers, partners, members or managers, as the case may be, or to the relatives or Affiliates of Borrower or any of the foregoing, to be subordinated to the Obligations pursuant to and in accordance with the terms set forth in  Section 5.30 hereof.  Such Indebtedness shall be unsecured at all times.

(f)    Payment of Taxes.  Borrower will file all tax returns and will pay all taxes and assessments, if any, required to be filed by them or paid by them when due, including real estate taxes and assessments relating to each Timeshare Project or the Collateral.

(g)    Payment of Impositions.  Upon the Lender’s delivery of notice to borrower with reasonable evidence thereof, Borrower will promptly pay upon demand all Impositions imposed upon Lender by any state of the United States or political subdivision thereof or the United States by reason of the Loan Documents, the Collateral and/or any sale, rental, use, delivery or transfer of title to the Collateral, other than taxes, levies, imposts, deductions, charges or withholdings imposed on, or measured by reference to, the net income payable or franchise tax payable by Lender to any state of the United States or political subdivision thereof or to the United States under Section 11 or 1201 of the Internal Revenue Code, as amended, or otherwise in consequence of the receipt of payments provided for in the Loan Documents.  If it is unlawful for Borrower to pay such Impositions, Borrower shall not be required to pay such Impositions; but Lender may demand payment of such additional amount as is necessary to maintain Lender's yields on the Loan in either a single payment or at Lender's option, in installment payments, and Borrower will pay such amount upon demand.    If Lender has not received evidence satisfactory to it from Borrower that such Impositions have been paid by Borrower within 5 Business Days after demand was made upon Borrower to make such payment, Lender may, at its option, pay the same, and Borrower shall immediately reimburse Lender for such sums so expended, together with interest at the Default Rate.  If Borrower pays any such Impositions and Lender subsequently receives a refund or reimbursement of such amounts, Lender shall promptly deliver such refund or reimbursement (without interest) to Borrower provided no Incipient Default or Event of Default exists.

(h)    Further Assurance.  Borrower will execute or cause to be executed all documents or instruments and do or cause to be done all acts necessary for Lender to perfect or evidence and to continue the perfection of the liens and security interest of Lender in the Collateral or otherwise to effect the intent and purposes of the Loan Documents.

(i)    Fulfillment of Obligations Under Project and Consumer Documents.  Borrower will fulfill, and will cause its Affiliates, agents and independent contractors at all times to fulfill, all their respective material obligations to Purchasers.  Borrower will Perform all of its material obligations under the Timeshare Program Consumer Documents and the Timeshare Program Governing Documents.

(j)    Material Increases to Assessments.  Borrower (i) will use its best efforts to cause each Timeshare Association to (A) discharge its obligations under the Timeshare Program Governing Documents and (B) maintain a reasonable reserve for capital improvements to the Timeshare Project affiliated with such Timeshare Association.  Borrower will pay the maintenance fees and assessments on its unsold Timeshare Interests related to the Timeshare Projects when due.

(k)    Maintenance of Timeshare Project and Other Property.  Borrower will maintain or cause to be maintained in good condition and repair all common areas in each Timeshare Project and other on-site amenities which have been promised or represented as being available to Purchasers in the Timeshare Program Consumer Documents and, to the extent owned by Borrower or an Affiliate of Borrower, all portions of improvements in which Units are located and are not part of a Timeshare

Project.  Borrower will maintain or cause the Timeshare Association affiliated with such Timeshare Project to maintain a reasonable reserve to assure compliance with the terms of the foregoing sentence.

(l)    Maintenance of Larger Tract.  To the extent that a Timeshare Project is either (i) part of a larger common ownership regime or planned development or (ii) parts of buildings in which Units are located are not part of a Timeshare Project, Borrower will pay its commercially reasonable share of common expenses to be allocated to such Timeshare Project.  Borrower will use commercially reasonable efforts to cause all such property which is not part of a Timeshare Project to be professionally managed in a first class manner substantially similar to the manner in which the Timeshare Projects are managed.

(m)    Collection of Receivables Collateral.  Borrower will undertake or cause the Servicing Agent to undertake the diligent and timely collection of amounts delinquent under each Note Receivable which constitutes part of the Collateral in the manner set forth in the Servicing Agreement and will bear the entire expense of such collection.  Lender shall have no obligation to undertake any action to collect under any Note Receivable.

(n)    Loan File.  Borrower will, at the time of the assignment thereof to Lender, have in its possession a complete Loan File (which may be in electronic form).  In respect of each of the Notes Receivable, Borrower will have delivered to Custodian all documents (all of which may be in electronic form, other than the Note Receivables, which shall be in paper form, with a manually executed original signature)  required to be delivered pursuant to Borrower's Request for Loan Advance.  Borrower shall maintain, in trust for the benefit of Lender, continuous possession of all documents comprising the Loan File for each Note Receivable assigned to Lender, which have not been delivered to Lender (or to a custodian for Lender) and shall deliver to Lender (or to a custodian for Lender) a copy of any documents in such Loan Files as Lender may request.

(o)    Financial Covenants.  Throughout the Term, Borrower shall maintain a Borrower Tangible Net Worth of not less than $68,616,000, which covenant shall be tested annually as of the end of each fiscal year of Borrower.

(p)    Exchange Affiliation.  Borrower shall at all times during the Term cause each Timeshare Project to be affiliated with either RCI or Interval International.

(q)    Right to Inspect.  Borrower will permit Lender and its representatives and consultants at all reasonable times to inspect each Timeshare Project and to inspect and audit Borrower's books, records, operations and sales and copy Borrower's books and records, on an annual basis (or on a more frequent basis during the continuance of an Event of Default).  In addition, Lender and its representatives and consultants shall have the right to audit the Servicing Agent's (including Bluegreen's), the Backup Servicing Agent's or the Custodial Agent's servicing and custodial activities on an annual basis (or on a more frequent basis during the continuance of an Event of Default) as provided, respectively, in the Servicing Agreement, Backup Servicing Agreement and in the Custodial Agreement.  In connection with such audits and inspections, Borrower shall supply to Lender any documents, bank statements or other records within the custody or control of Borrower as is reasonably requested by Lender.  All such audits and inspections shall be performed at Borrower's expense, which shall include reimbursement of all reasonable travel and transportation, lodging and food expenses incurred in connection therewith.  In addition, Lender acknowledges that the information produced by Borrower in response to any such inspection or audit contains information which Borrower and Lender deem “confidential,” “proprietary” and “secret”.  Lender shall hold and, shall at all times ensure that it and its Affiliates, including, without limitation, its employees, agents, representatives and consultants, hold in confidence all such information, and will prevent (a) the disclosure by it or its Affiliates, including, without limitation, its employees, agents, representatives and consultants, to other Persons of any proprietary, confidential or secret information of Borrower or Purchasers or (b) the use of such information other than for the purposes set forth in this subsection 6.1(q), unless authorized to do so in writing by the Borrower.

(r)    Management and Marketing.  At all times during the Term, the Timeshare Manager shall have substantial experience and expertise in the hospitality industry and with respect to timeshare operations of a type and quality substantially similar to the Timeshare Project and shall be a Person reasonably acceptable to Lender (notwithstanding the fact that a Timeshare Association may be responsible for the management of a Timeshare Project).  At all times during the Term, the Vacation Club Manager shall have substantial experience and expertise in the hospitality industry, with respect to an operation substantially similar to the Vacation Club.  Lender approves Bluegreen Resorts Management, Inc. as the Timeshare Manager for the Big Cedar Project, as the Timeshare Manager for the Long Creek Project, as the Timeshare Manager for the Paradise Point Project and as the Vacation Club Manager.

6.2    Negative Covenants.

(a)    Change in Borrower's Name, Principal Place of Business, Jurisdiction of Organization or Business.  Borrower will not change its name or jurisdiction of organization or move its principal place of business or chief executive office except upon not less than 60 days' prior written notice to Lender.  Borrower's sole business shall be the development, construction, ownership, management and sale of Timeshare Interests in the Timeshare Project, and in such other timeshare projects as it may develop, construct, own, manage and sell from time to time, or as may otherwise be contemplated by the Borrower’s limited liability company agreement.

(b)    Restrictions on Additional Indebtedness.  Subject to the additional restrictions set forth in Section 6.2(c) below, Borrower will not incur any additional Indebtedness, including any liability under any capitalized lease or any liability as a guarantor or other contingent liability, except for the following (“Permitted Debt”): any (a) unsecured Indebtedness or any other unsecured indebtedness, (b) secured indebtedness relating to the Timeshare Projects, provided that an intercreditor agreement reasonably acceptable to Lender is executed by the Person providing such secured indebtedness containing customary provisions including, for example, notice and cure rights, and agreements providing nondisturbance and quiet enjoyment rights to owners of Timeshare Interests, and (c) secured indebtedness, including capitalized leases, not collateralized by the Timeshare Projects.  Any Permitted Debt relating to clause (b) above that would encumber Timeshare Interests pertaining to Notes Receivable that may be pledged to Lender shall, if applicable, have release provisions which would result in any blanket lien encumbering such Timeshare Interests to be released prior to the Note Receivable pertaining thereto being pledged to Lender.

(c)    Ownership and Control.  Without the prior written consent of Lender, Borrower will not: (i) sell, convey, lease, pledge, hypothecate, encumber or otherwise transfer Collateral, other than in accordance with and as permitted by the terms of this Agreement; (ii) permit or suffer to exist any liens, security interests or other encumbrances on the Collateral, except for the Permitted Encumbrances and liens and security interests expressly granted to Lender; (iii) permit the sale, conveyance, lease, transfer or disposition of a Timeshare Project, other than the sale of Timeshare Interests in arms-length transactions in Borrower's ordinary course of business; (iv) permit or suffer to exist any change in (A) the legal or beneficial ownership of Borrower or any Person controlling Borrower (whether directly or indirectly through one or more intermediaries) that results in Bluegreen owning, directly or indirectly, less than 51% of the ownership interest in Borrower or which results in Big Cedar, L.L.C. owning, directly or indirectly, less than 25% of the ownership interest in Borrower unless such ownership interest is then held by Bluegreen or (B) any change in the power to manage or control Borrower or any Person controlling Borrower (whether directly or indirectly, through one or more intermediaries);  (v) cease operation, liquidate or dissolve; or (vi) merge or consolidate with or into another Person, unless the Borrower is the surviving Person. For the avoidance of doubt, in connection with any division or plan of division under Delaware law, if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of any other Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.  Without the prior written consent of Lender, Borrower will not divide or effect a divisional merger into two or more entities.

(d)    Approval of Certain Sales Activities Relating to Pledged Notes Receivable.  Borrower will not pledge Notes Receivable to Lender that arise from the sale of Timeshare Interests outside the State of Missouri or Tennessee unless:  (i) Borrower has delivered to Lender true and complete copies of the Minimum Required Timeshare Approvals required in such new jurisdiction for its proposed conduct and all other evidence required by Lender that Borrower has complied with all Legal Requirements of such jurisdiction governing its proposed conduct; and (ii) Borrower has delivered to Lender the Timeshare Program Consumer Documents and the Timeshare Program Governing Documents which Borrower will be using in connection with such Timeshare Project and the sale or offering for sale of Timeshare Interests in such new jurisdiction and such documents have been approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

(e)    No Modification of Receivables Collateral or Payments by Borrower.  Other than in respect to a Permitted Modification, a Force Majeure Note Receivable, a Delinquency Modification or a Customer Service Cancellation, Borrower will not cancel or materially modify, or consent to or acquiesce in any material modification (including any change in the interest rate or amount, frequency or number of payments) to, or solicit the prepayment of, any Note Receivable which constitutes part of the Receivables Collateral; or waive the timely performance of the obligations of the Purchaser under any such Note Receivable or its security; or release the security for any such Note Receivable.  Borrower will not pay or advance directly or indirectly for the account of any Purchaser any sum required to be deposited or owing by the Purchaser either under any Purchase Contract or under any Note Receivable which constitutes part of the Receivables Collateral.  In the event Borrower desires to modify a Note Receivable that is otherwise prohibited pursuant to the provisions of this Section 6.2(e) and provided that Borrower delivers to Lender one or more Eligible Notes Receivable having an aggregate Borrowing Base not less than the Borrowing Base of the Note Receivable with respect to which such modification is desired, Lender will reassign and endorse to Borrower, without recourse or warranty of any kind, such Note Receivable with respect to which a modification is desired.  Borrower will prepare the reassignment document which shall be in form and substance substantially identical to Exhibit F-1,  F-2 or F-3 (attached hereto) as to each of the Timeshare Projects, respectively, and will deliver it to Lender for execution.  Lender will send or cause to be sent to Borrower the reassignment documents and the Note Receivable being reassigned within a reasonable time (not to exceed 20 days) after satisfaction of the conditions precedent specified above.  Simultaneously with the delivery by Borrower to Lender of such new Eligible Notes Receivable, Borrower will deliver to Lender all of the items (except for a Request for Loan Advance) required to be delivered by Borrower to Lender pursuant to Section 4.2, together with a “Borrower's Certificate” in form and substance identical to Exhibit E attached hereto.  Borrower shall not have the right to make a Customer Service Cancellation upon the occurrence and during the continuance of an Event of Default.  Any resulting Borrowing Base Shortfall from a Customer Service Cancellation shall be rectified pursuant to Section 2.7(c) hereof.

(f)    No Modification of Timeshare Documents.  Other than in respect to a Permitted Modification, a Force Majeure Note Receivable, a Delinquency Modification or a Customer Service Cancellation, Borrower will not cancel or materially modify, or consent to or suffer to exist any cancellation or material modification of any Timeshare Program Consumer Document or any Timeshare Program Governing Document (other than the Vacation Club Trust Agreement and the Vacation Club Management Agreement), in connection with any Notes Receivable that are collaterally assigned to Lender.  Borrower shall use its best efforts to ensure that neither of the Vacation Club Trust Agreement nor the Vacation Club Management Agreement will be amended, modified or supplemented unless any such amendment, modification or supplement is permitted in accordance with the terms of, respectively, the Vacation Club Trust Agreement or the Vacation Club Management Agreement, and applicable law, and a copy has been delivered to Lender.  In addition, Borrower shall deliver or cause to be delivered to Lender copies of any written approval of any amendment to the Vacation Club Management Agreement or the Vacation Club Trust Agreement not more than ten (10) Business Days after Borrower's receipt of any written approval of any such amendment from an applicable governmental authority.

(g)    Maintenance of Larger Tract.  To the extent either Timeshare Project is part of a larger common ownership regime or planned development or parts of buildings in which Units are located are not part of such Timeshare Project, Borrower will not permit common expenses to be allocated to such Timeshare Project in an unreasonably disproportionate manner.

(h)    Making Loans.  Other than the providing of purchase money financing to Purchasers of Timeshare Interests, commission advances to sales associates in the ordinary course of business and other than loans to a member of Borrower which are subject to the Subordination Agreement, Borrower shall not loan funds to any Person.

(i)    Negative Pledge.  Until such time as all of the payment Obligations of the Borrower have been Performed in full, Borrower agrees not to pledge, encumber or assign (either collaterally or outright) (or permit such pledge, encumbrance or assignment) to any Person or grant to any Person (or permit the granting to any Person) of a lien on or a security interest in (i) any developer or declarant's rights under a Timeshare Declaration, (unless an intercreditor agreement, in form and substance reasonably satisfactory to Lender and such other lender, is executed, addressing such developer or declarant's rights), (ii) any contracts, licenses, permits, plans or other intangibles used in connection with a Timeshare Project, the marketing and sale of Timeshare Interests and/or the management and/or operations of a Timeshare Project, (iii) the Reservation System (except that a non-exclusive license to use the Reservation System granted to any Person, including Lender, shall not be deemed a pledge, encumbrance or assignment (either collaterally or outright) or the granting of a lien or security interest in violation of this subsection 6.2(i)), (iv) any property management agreements in any way relating to any of the Timeshare Projects including without limitation that certain Management Agreement dated October  18, 2018, by and between Big Cedar Wilderness Club Condominium Association, Inc. and Bluegreen Resorts Management, Inc. and all replacements and substitutions thereof, that certain Management Agreement dated October  18, 2018, by and between Bluegreen Wilderness Club at Long Creek Ranch Condominium Association, Inc. and Bluegreen Resorts Management, Inc. and all replacements and substitutions thereof and that certain Management Agreement dated September 28, 2018, by and between Paradise Point Resort Property Owners Association, Inc. and Bluegreen Resorts Management, Inc. and all replacements and substitutions thereof, (v) any sales or marketing agreements in effect from time to time concerning the sale and marketing of Timeshare Interests at either of the Timeshare Projects, (vi) any other agreements now or hereafter in existence related to the development or operation of a Timeshare Project, including management, marketing, maintenance and service contracts, (vii) any intangibles, licenses and permits with respect to a Timeshare Project; or (viii) any right to vote on matters with respect to which owners of Timeshare Interests may vote, and Borrower shall not grant any proxy rights in that regard.  The aforementioned negative pledge shall be included within the financing statements that are filed and recorded against Borrower.

(j)    Continuity of Operations.  Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender: (i) engage in the type of business activities substantially different than those in which Borrower is presently engaged, (ii) cease operations, liquidate, dissolve or transfer or sell Collateral out of the ordinary course of business, or (iii) during the occurrence and continuance of an Event of Default, or event that with the giving of notice or the passage of time, or both, would become an Event of Default, make any distribution with respect to any capital account, whether by reduction of capital or otherwise.  Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without 10 Business Days' written notice to Lender, change Borrower's name.  In the event Borrower desires to merge, acquire or consolidate with any other entity, Borrower shall give Lender written notice to that effect and permit the Lender to underwrite the new borrowing entity as the borrower hereunder.  Lender shall have a period of 60 days following the delivery by Borrower of all information reasonably requested by Lender with respect to such merger, acquisition or consolidation and such new borrowing entity in order to complete such underwriting.  In the event Lender approves such new borrowing entity as the borrower hereunder, this Agreement, the other Loan Documents shall be modified in a reasonable manner in order to reflect the assumption by such new borrowing entity of the Loan, at the sole cost and expense of Borrower.  In the event Lender gives Borrower written notice within the aforementioned 60-day period that it does not approve such new borrowing entity as the borrower hereunder, Borrower shall prepay the Loan in full together with the Prepayment Premiums outlined in Section 2.8 hereof, concurrently with the consummation of such merger, acquisition or consolidation.

(k)    Prohibited Drug Law Activities.  Borrower shall not enter into any lease, license, sublease, occupancy agreement or other agreement with any Person involving or relating to the use or occupancy of the Timeshare Projects (or any portion thereof) which would be a violation of any state and/or federal laws relating to the use, sale, possession, cultivation and/or distribution of any controlled substances, including without limitation any Person engaged or intending to engage in activities (whether for commercial or personal purposes) regulated under any Arizona law or other applicable law relating to the medicinal use and/or distribution of marijuana (“Prohibited Drug Law Activities”).  Borrower shall keep Lender advised of each action it takes or plans to take in compliance with the requirements of this Section 6.2(k).  Compliance with the covenants in this Section 6.2(k) is a material consideration and inducement to Lender in its agreement to make the Loan to Borrower, and any failure of Borrower to comply with the foregoing requirements shall constitute an Event of Default hereunder.  In addition, and not by way of limitation, Borrower hereby agrees to indemnify, defend and hold Lender harmless for, from and against any loss, claim, damage or liability arising from or related to Borrower's breach or violation of said covenants, including without limitation any seizure and forfeiture to the United States without compensation to Lender, free and clear of Lender's first lien security interest in and to the Timeshare Projects, or any action taken by the state or federal government to accomplish same.  Borrower shall, within 10 Business Days following a request from Lender, provide Lender with a written statement setting forth its efforts to comply with the provisions of this Section 6.2(k) and stating whether to Borrower's knowledge any Prohibited Drug Law Activities are or may be on-going and/or have occurred in, on or around the Timeshare Projects.

6.3    Survival of Covenants.  The covenants contained in this Article 6 are in addition to, and not in derogation of, the covenants contained elsewhere in the Loan Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

7.    DEFAULT

7.1    Events of Default.  The occurrence of any of the following events or conditions shall constitute an event of default (an “Event of Default”) by Borrower under the Loan Documents:

(a)    Payments.  (i) If Borrower fails to make any payment of interest under the Loan within 3 Business Days of its respective due date, (ii) except to the extent provided in clause (iii) hereof,  if Borrower fails to make any payment of fees or other amounts with respect to the Loan within 3 Business Days of the required due date, or if not sooner due and payable, on the Maturity Date or if the Servicing Agent fails to remit to Lender the proceeds of any Collateral in accordance with the provisions of the Servicing Agreement or (iii) if Borrower fails to make any reimbursement payment to Lender within the lesser of the number of days following written demand by Lender as set forth in the relevant section dealing with such reimbursement obligation or 10 days following written demand for payment.

(b)    Covenant Defaults.  Borrower fails to perform or observe any covenant, agreement or obligation contained in this Agreement or in any of the Loan Documents.  However, if any default described in this Section 7.1(b) is curable and if Borrower has not been given a notice of a similar default within the preceding 12 months, such default shall be deemed cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within 30 days; or (2) if the cure requires more than 30 days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical, which, in all events, must occur within 60 days of such failure.   The foregoing notice and cure period shall not apply to a breach by Borrower of any covenant or agreement obligating Borrower to pay the Loan or any other amounts due under the Loan Documents, the covenants, agreements, and obligations in Sections 2.7(c),  3.2(b),  6.1(c)(i), (ii) or (iii) (provided, however, that, in connection with Sections 6.1(c)(i),  (ii) or (iii), in all circumstances other than the lapse of insurance, the foregoing notice and cure period specified above shall apply), 6.1(g),  6.1(o),  6.2(b) or 6.2(c), or the covenants, agreements and obligations that are otherwise specifically addressed in other subsections of this Section 7.1.

(c)    Reserved    .

(d)    Environmental Default.  Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in the Environmental Indemnity which is not cured within the cure period in Section 7.1(b).

(e)    Default by Borrower in Other Agreements.  (i) any default by Borrower resulting in a declared event of default in respect of any other Indebtedness of Borrower (e.g., Indebtedness of Borrower other than in respect of this Loan) to any Person in excess of $15,000,000 in the aggregate after the expiration of any applicable grace or cure period which has not been waived and which results in the acceleration of the maturity of such Indebtedness or (ii) or any default under the terms of the Existing Indebtedness which permits the holders of such Indebtedness to elect a majority of the voting control of the Borrower or of managing member or managing partner of Borrower.

(f)    Warranties or Representations.  Any material statement, representation or warranty made by or on behalf of Borrower in the Loan Documents, any financial statements or any other writing delivered to Lender in connection with the Loan is false, misleading or erroneous in any material respect as of the date made or reaffirmed.

(g)    Termination of Borrower.  The dissolution of Borrower (regardless of whether election to continue is made), the withdrawal of any member of Borrower from Borrower, the dissolution of any member of Borrower, or any other termination of Borrower's existence as a going business.

(h)    Enforceability of Liens.  If (i) this Agreement or any of the Loan Documents ceases to be in full force and effect; or (ii) any lien or security interest granted by Borrower to Lender in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, subject to Permitted Encumbrances, a perfected first priority lien or security interest in favor of Lender encumbering the asset to which it is intended to encumber and Borrower does not execute such documents to correct same within 10 days of written demand by Lender.

(i)    Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency, including a garnishment of any of Borrower's accounts, including deposit accounts, with Lender which is not dismissed within the earlier of (i) 30 days of filing or commencement of such proceeding or (ii) 10 days prior to any action which would result in an actual forfeiture or foreclosure of the property of Borrower which is the subject matter of such action.

(j)    Reserved.

(k)    Governmental Actions.   In the event any attorney general or other governmental authority provides written notice to Borrower or the initial Servicing Agent that Borrower is in breach of the terms of any final and binding order from or written agreement with such attorney general or other governmental authority which requires that Borrower address or resolve consumer complaints, and Borrower fails to cure such breach within thirty (30) days of receiving such written notice unless Borrower is, in good faith, pursuing permissible judicial or other recourse for the purpose of contesting any such written notice, but only for so long as any such proceeding continues and provided that such judicial or other recourse stays the effectiveness of such order or agreement.

 (l)    Bankruptcy.  A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower, or Bluegreen Vacations Unlimited, Inc. (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within forty‑five (45) days of its filing), or a custodian, receiver or trustee for Borrower, a Timeshare Project or any Collateral is appointed, or Borrower makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due, or an attachment or execution is levied against a Timeshare Project or any Collateral.

(m)    Attachment, Judgment, Tax Liens.  The issuance, filing or levy or seizure against Borrower of one or more attachments, executions, tax liens or judgments for the payment of money in excess of $250,000 on an individual basis or $1,000,000 in the aggregate, which is not discharged in full or stayed (through appeal or otherwise) within thirty (30) days after issuance or filing, or the issuance by a court of competent jurisdiction of an injunction or similar restraint that is reasonably likely to result in a Material Adverse Change to the Borrower or a Timeshare Project.

(n)    Material Adverse Change.  Any Material Adverse Change as determined by Lender in good faith occurs in the financial condition of Borrower, a Timeshare Project or in the condition of the Collateral.

(o)    Criminal Proceedings.  The indictment of Borrower under any criminal statute, or the commencement of criminal or civil proceedings against Borrower pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any Collateral or Borrower engages or participates in any “check kiting” activity regardless of whether a criminal investigation has been commenced.

(p)    Loss of License.  The loss, revocation or failure to renew or file for renewal of any material registration, approval, license, permit or franchise now held or hereafter acquired by the Borrower or with respect to a Timeshare Project, or the failure to pay any fee, which is necessary for the continued operation of a Timeshare Project or the Borrower's business in the same manner as it is being conducted at the time of such loss, revocation, failure to renew or failure to pay, except, in any of the foregoing cases, where any such failure would not reasonably be expected to result in a Material Adverse Change or where the same is corrected within 30 days of written notice thereof.

(q)    Suspension of Sales.   The issuance of any stay order, cease and desist order or similar judicial or nonjudicial sanction that materially adversely limits or otherwise affects any

Timeshare Interest sales or financing activities or the ability of Borrower to own or operate the Timeshare Project, and, with respect to any such sanction only, which sanction is not dismissed, terminated or rescinded within thirty (30) calendar days, and as a consequence thereof Borrower  ceases its day-to-day timeshare business operations.  For avoidance of doubt, the foregoing does not include any cessation of the Borrower’s timeshare business operations resulting from the Covid-19 or similar pandemic.

(r)    Reserved.

(s)    Timeshare Documents.  If the Timeshare Declaration, any of the other documents creating or governing a Timeshare Project, its timeshare regime, or the Association, or the restrictive covenants with respect to a Timeshare Project, shall be terminated, amended or modified in any material adverse manner with respect to the Lender’s Collateral or the ability of the Borrower to Perform its Obligations.

(t)    Removal of Collateral.  If Borrower conceals, removes, transfers, conveys, assigns or permits to be concealed, removed, transferred, conveyed or assigned, or interferes with Lender's rights in any of the Collateral in violation of the terms of the Loan Documents or with the intent to hinder, delay or defraud any of its creditors including Lender.

(u)    Operating Contracts.  If any material default shall occur by Borrower under material agreements or arrangements relating to the use, operation, maintenance, service or enjoyment of a Timeshare Project, including with respect to management, marketing and sales, in any material adverse manner with respect to the Lender’s Collateral or the ability of the Borrower to Perform its Obligations.

(v)    Vacation Club.  (i) The Vacation Club Trust Agreement is modified in a manner material and adverse to the interest of the Lender with respect to any of its rights as an Interest Holder Beneficiary thereunder; (ii) the Vacation Club Trustee violates or breaches any material agreement within the Vacation Club Trust Agreement that is for the benefit of (a) the Lender with respect to any of its rights as an Interest Holder Beneficiary thereunder or (b) an Owner Beneficiary related to a Note Receivable pledged to the Lender pursuant to the applicable Loan Documents; (iii)  there occurs a loss, revocation or failure to renew or failure to file a renewal of any necessary and proper registration, approval, license, permit or franchise now held or hereafter held with respect to the Vacation Club that materially and adversely affects Lender, as an Interest Holder Beneficiary thereunder or materially and adversely affects any Owner Beneficiary related to a Note Receivable pledged to Lender pursuant to the applicable Loan Documents; (iv) there is issued any stay order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction with respect to the Vacation Club that materially and adversely affects Lender, as an Interest Holder Beneficiary thereunder or materially and adversely affects any Owner Beneficiary related to a Note Receivable pledged to Lender pursuant to the applicable Loan Documents; (v) there occurs a termination or dissolution of the Vacation Club; or (vi) either Timeshare Project ceases to be a component resort of the Vacation Club.

(w)    Other Defaults.  The occurrence or nonoccurrence of any act or event which pursuant to the specific provisions of any of the Loan Documents constitutes an Event of Default.

7.2    Effect of an Event of Default; Remedies.  Subject to the provisions of Section 7.10, at any time after an Event of Default has occurred (including an Event of Default arising from a failure to pay the Loan in full on the Maturity Date) and while such Event of Default is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Loan Documents and not in limitation thereof, do any one or more of the following:

(a)    declare the Note and all other sums owing by Borrower to Lender in connection with the Loan, immediately due and payable without further notice, presentment, demand or protest, which are hereby waived by Borrower; except that in the case of an Event of Default of the type described in Section 7.1(l), such acceleration shall be automatic and not optional;

(b)    with respect to the Receivables Collateral, (i) after any applicable delinquency on a Purchase Contract, institute collection, foreclosure and other enforcement actions against Purchasers and other Persons obligated on the Receivables Collateral, (ii) enter into modification agreements and make extension agreements with respect to payments and other performances, (iii) release Persons liable for performance, (iv) settle and compromise disputes with respect to payments and performances claimed due, all without notice to Borrower, without being called to account therefor by Borrower and without relieving Borrower from Performance of the Obligations, (v) [omitted], (vi) verify the validity and amount of or any other matter relating to the Receivables Collateral, by mail, telephone, telegraph or otherwise, (vii) direct all Purchasers to make payment of all Receivables Collateral directly to Lender or a Person designated by Lender, forward invoices directly to such Purchasers and receive and collect all monies due or to become due with respect to such Receivables Collateral, (viii) take control in any manner of any cash or non-cash items of payment or proceeds of the Receivables Collateral; and (ix) enforce payment of and collect any of the Receivables Collateral assigned to Lender pursuant to this Agreement, by legal proceedings or otherwise, and for such purpose, Lender may:  (A) demand payment of any of such Receivables Collateral in accordance with the terms thereof; (B) settle, adjust, compromise, extend, renew, discharge or release any of the Receivables Collateral; (C) sell or assign any of the Receivables Collateral on such terms, for such amount and at such times as Lender deems advisable; (D) prepare, file and sign Borrower's name on any proof of claim or similar document in any proceeding filed under any Debtor Relief Laws as to any of the Receivables Collateral; (E) endorse the name of Borrower upon any documents, instruments or similar documents or agreements relating to the Receivables Collateral or upon any checks or other media of payment that may come into Lender's possession; or (F) take all other actions necessary or desirable to protect Lender's interest in the Receivables Collateral;

(c)    proceed to protect and enforce its rights and remedies under the Loan Documents and to foreclose or otherwise realize upon its security for the Performance of the Obligations, or to exercise any other rights and remedies available to it at law, in equity or by statute;

(d)    request and have appointed a receiver with respect to Borrower and/or the Collateral, and to that end, Borrower hereby consents to the appointment of a receiver by Lender in any action initiated by Lender pursuant to this Agreement, and Borrower waives any notice and posting of a bond in connection therewith;

(e)    at its discretion, retain all or part of the Collateral in partial or full satisfaction of the Obligations to the extent permitted by applicable law; however, Lender will not be considered to have offered to retain the Collateral in satisfaction of the Obligations, unless Lender has entered into a written agreement with Borrower to that effect;

(f)    Reserved.

(g)    Reserved.

(h)    increase the rate of interest accruing under the Loan to the applicable Default Rate;

(i)    immediately cease to make further Advances and from time to time apply all or any portion of the undisbursed amount of the Loan to the payment of accrued interest under the  Note and/or upon any other obligations of Borrower hereunder or under the Loan Document.  Lender may also withhold any one or more Advances after the occurrence of an Incipient Default, unless Borrower cures or corrects such event or condition to the reasonable satisfaction of Lender prior to the occurrence of an Event of Default; and/or

(j)    exercise any and all other rights and remedies provided in the Loan Documents or available at law, in equity or otherwise.

For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by Section 7.2(b), Borrower hereby unconditionally and irrevocably constitutes and appoints Lender true and lawful attorney-in-fact to enter into such contracts, perform such acts and incur such liabilities as are referred to in said subsection in the name and on behalf of Borrower.  This power of attorney is coupled with an interest.

All remedies of Lender provided for herein and in any other Loan Documents are cumulative and shall be in addition to all other rights and remedies provided by law or in equity. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently.  The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under any other Loan Document or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its rights hereunder or under any other Loan Document.  If Lender exercises any of the rights or remedies provided in this Article 7, that exercise shall not make Lender, or cause Lender to be deemed to be, a partner or joint venturer of Borrower.  No disbursement of loan funds by Lender shall cure any default of Borrower, unless Lender agrees otherwise in writing in each instance.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender's right to declare a default and to exercise its rights and remedies.

Upon the occurrence of any Event of Default, all of Borrower's obligations under the Loan Documents may become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, at Lender's option, exercisable in its sole discretion.

7.3    Application of Proceeds During an Event of Default.  Notwithstanding anything in the Loan Documents to the contrary, but subject to Section 7.5, while an Event of Default exists, any cash received and retained by Lender in connection with the Receivables Collateral or any other Collateral may be applied to payment of such of the Obligations as Lender in its discretion may determine.

7.4    Uniform Commercial Remedies; Sale; Assembly of Receivables Collateral.

(a)    UCC Remedies; Sale of Collateral.  Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and all other rights and remedies accorded to a secured party at equity or law.  Any notice of sale or other disposition of the Receivables Collateral given not less than 10 days prior to such proposed action in connection with the exercise of Lender's rights and remedies shall constitute reasonable and fair notice of such action.  Lender may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated on the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale.  Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment as Lender may determine.  Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender in good current funds.  Despite the consummation of any such sale, Borrower shall remain liable for any deficiency on the Obligations which remains outstanding following such sale.  All net proceeds recovered pursuant to a sale shall be applied in accordance with the provisions of Section 7.5.

(b)    Lender's Right to Execute Conveyances.  Lender may, in the name of Borrower or in its own name, make and execute all conveyances, assignments and transfers of the Receivables Collateral sold in connection with the exercise of Lender's rights and remedies; and Lender is hereby appointed Borrower's attorney‑in‑fact for this purpose, which power of attorney is coupled with an interest.

(c)    Obligation to Assemble Receivables Collateral.  Upon request of Lender when an Event of Default exists, Borrower shall assemble the Receivables Collateral or any portion thereof (in its possession) and make it available to Lender at a time and place designated by Lender, if it is not already in Lender's possession.

(d)    Registration.  Borrower recognizes that registration of certain of the Receivables Collateral or other Collateral under the federal and state securities laws may be impractical because of the expenses or delays involved in the registration process and that in the absence of such registration, Lender may be unable to effect a public sale of all or a part of the Collateral, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Borrower agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that Lender has no obligation to delay sale of any such Collateral for a period of time necessary to permit such Collateral to be registered for public sale under the Securities Act of 1933, as amended, and any applicable Blue Sky or other state securities laws.  Borrower agrees that sales made under the foregoing circumstances shall not be deemed to have been made in a commercially unreasonable manner by virtue of any terms less favorable to the seller resulting from the private nature of such sales.

7.5    Application of Proceeds.  The proceeds of any sale of all or any part of the Collateral made in connection with the exercise of Lender's rights and remedies shall be applied in the following order of priorities; first, to the payment of all costs and expenses of such sale, including compensation to Lender’s agents, reasonable attorneys' fees, and all other reasonable expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Loan Documents; second, to the payment of the Obligations in such order and manner as Lender may determine; and last, to the payment to Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

7.6    Lender's Right to Perform.  Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all obligations agreed to be paid or Performed in the Loan Documents by Borrower or any surety for the Performance of the Obligations if (a) such Person fails to do so and (b) (i) an Event of Default exists and at least 5 Business Days' notice has been given to such Person of Lender's intention to take such action, (ii) the action taken by Lender involves obtaining insurance which such Person has failed to maintain in accordance with the Loan Documents or to deliver evidence thereof, or (iii) in the opinion of Lender, such action must be taken because an emergency exists or to preserve any of the Collateral or its value.  For such purposes Lender may use the proceeds of the Collateral.  All amounts expended by Lender in so doing or in exercising its remedies under the Loan Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear interest at the Default Rate from the dates of such expenditures until paid.

7.7    Waiver of Marshalling.  Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Collateral, or any part of the Collateral, marshalled on any foreclosure, sale or other enforcement of Lender's rights and remedies.

7.8    Waiver in Legal Actions.  In connection with any proceedings related to the enforcement of remedies under this Agreement or the documents collateral hereto or the transactions contemplated hereunder, Borrower irrevocably waives:

(a)    All procedural errors, defects and imperfections in such proceedings;

(b)    Any requirement of bonds, and any surety or security relating thereto, required by any statute, court rule or otherwise as incident to such possession;

(c)    Except as otherwise provided in the Loan Documents, demand, presentment and protest, notice of demand, presentment or protest of the Note or any other Loan Document;

(d)    The benefit of any valuation, appraisal and exemption law; and

(e)    Any right to subrogation, reimbursement, contribution or indemnity.

7.9    No Set-Off.  For avoidance of doubt,  and notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, Lender does not have, and shall not exercise any right  of set-off against any  property of Borrower now or at any time in Lender's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Lender (exclusive however of the Lockbox Account over which Lender shall have exclusive dominion, control and set-off rights), as security for any Obligations.  In addition to, and not in limitation of the foregoing, at any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Lender shall not set off or apply any deposits (general or special, time or demand, provisional or final) at any time held by Lender or any of its Affiliates to or for the credit of Borrower against any of the Obligations, exclusive however of any deposits contained within the Lockbox Account over which Lender shall have full set-off rights.

7.10    Limited Recourse    Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents, Lender acknowledges and agrees that the recourse of Borrower for any and all Obligations shall be limited to Twenty-three Million, Seven Hundred Seventy-six Thousand, Two Hundred Ninety-two and 21/100 Dollars ($23,776,292.21) (the “Limited Recourse Carve-Out Amount”).  Provided that there does not then exist an uncured Event of Default, the Limited Recourse Carve-Out Amount shall be reduced by the amount of One Million Three-Hundred Thousand Dollars ($1,300,000) on the last day of each calendar month, commencing on October 31,  2020 and continuing thereafter, until the Limited Recourse Carve-Out Amount equals Ten Million Dollars ($10,000,000).  Lender further agrees that upon expiration of the Borrowing Term, the Limited Recourse Carve-Out Amount shall be further decreased by any cash or Eligible Notes Receivable (at an 80% advance rate) which are contributed or pledged by Borrower to Lender to remedy any Borrowing Base Shortfall that may occur after the expiration of the Borrowing Term.

Subject to the qualifications below, Lender shall not seek to enforce any personal liability against Borrower (or any officer, director, representative or employee of Borrower) for or in connection with the Obligations by any action or proceeding wherein a money judgment of more than the Limited Recourse Carve-Out Amount of outstanding Obligations shall be sought and entered against Borrower.  Borrower and Lender agree that any judgment in any such action or proceeding in excess of the Limited Recourse Carve-Out Amount shall be enforceable solely against Borrower and only to the extent of Borrower’s interest in the Collateral securing the Loan, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower, its officers, directors, representatives or employees in any such or other action or proceeding under or by reason of or under or in connection with the Loan Agreement or the other Loan Documents. Notwithstanding the foregoing, Lender may, at its sole discretion, bring an action for specific performance or any other appropriate action or proceeding against Borrower to enable Lender to enforce and realize upon its interests and rights in and to the Collateral securing the Loan. The provisions of this Section 7.10 shall not, however, (a) constitute a waiver, release or impairment of any Obligation evidenced or secured by any Loan Document; (b) affect the validity or enforceability of the Loan Agreement or any of the rights and remedies of Lender thereunder; (c) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Collateral; or (d) constitute a waiver of the rights of Lender to enforce the Obligations of Borrower, by money judgment or otherwise, limited solely to the extent of any actual, out-of-pocket loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with any of the following:

(a)    any willful or intentional misrepresentation or gross negligence by Borrower in connection with the Loan;

(b)    any acts of fraud, misappropriation of funds or theft by Borrower;

(c)    any unauthorized, consensual and intentional transfer, assignment, sale or encumbrance of any Collateral under the Loan caused by the acts or omissions of Borrower, other than as permitted under the Loan Agreement or the other Loan Documents;

(d)    any material damage, destruction or waste to any Collateral or any Timeshare Project caused by the acts or omissions of Borrower, its agents or employees;

(e)    the removal or disposal by, or at the direction of Borrower, of any portion of the Collateral, other than as permitted under the Loan Agreement or the other Loan Documents;

(f)    any failure by Borrower to pay taxes, assessments, or other charges affecting a Timeshare Project or any Collateral (including mechanics liens) as may be required by Borrower pursuant to the Loan Agreement to the extent not cured by Borrower within 30 days of Borrower’s knowledge thereof; provided, however, that such 30 day cure period shall be extended so long as Borrower is using reasonable commercial efforts to effect such cure and does so to the reasonable satisfaction of Lender and further provided that such cure actions on the part of Borrower stay the enforcement of such taxes, assessments and other charges;

(g)    any failure by Borrower to maintain insurance as required by Borrower pursuant to the Loan Agreement;

(h)    the misapplication or conversion by Borrower of (A) any insurance proceeds received by Borrower which are paid by reason of any loss, damage or destruction to the Collateral, or (B) any awards or other amounts received by Borrower in connection with the condemnation of all or a portion of a Timeshare Project in violation of the Loan Agreement, in each of the foregoing clauses (A) and (B) only to the extent of proceeds received or misapplied by Borrower; and/or;

(i)    the breach by Borrower of any of its representations, warranties, covenants or indemnities in the Environmental Indemnity that is not cured within the applicable cure periods contained therein.

Notwithstanding anything to the contrary in this Agreement, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim in excess of the Limited Recourse Carve-Out Amount or to require that all Collateral shall continue to secure all of the Obligations in accordance with the Loan Agreement, and (B) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Obligations shall be fully recourse to Borrower in the event that one or more of the following occurs:

(a)    Borrower files a voluntary petition under any Debtor Relief Law or consents to any such filing, or commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of Borrower or of the whole or any substantial part of the Collateral or a Timeshare Project or the whole or any substantial part of Borrower’s assets;

(b)    an officer, director, representative or Person which controls, directly or indirectly, Borrower, files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person;

(c)    Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against Borrower, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;

(d)    in any case or proceeding under the Bankruptcy Code or in any other judicial proceeding, Borrower makes application to a court to (A) declare that all or any portion of the lien of Lender or the Obligations of Borrower to pay principal and interest as specified in the Loan Agreement be rescinded, set aside, or determined to be void or unenforceable, or (B) modify any of the terms of any of the Loan Agreement without Lender’s consent;

(e)    the voluntary dissolution or liquidation of the Borrower; and/or

(f)    Borrower or any of its Affiliates asserts any claim, defense or offset against Lender that Borrower has waived or agreed not to assert.

8.    COSTS AND EXPENSES; INDEMNIFICATION; DUTIES OF LENDER

8.1    Costs and Expenses.  Borrower shall promptly pay all taxes and assessments and all reasonable expenses, charges, costs and fees provided for in this Agreement or relating to the Loan, including, without limitation, fees and costs incurred in connection with protective advances made by Lender under this Agreement, any reasonable fees incurred for recording or filing any of the Loan Documents, title insurance premiums and charges, tax service contract fees, fees of any consultants, reasonable fees and expenses of Lender's counsel, documentation, closing, and processing fees, printing, photostating and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds and fees for any appraisal and appraisal review, environmental report and environmental report review, inspection report review, and market or feasibility study required by Lender.  Borrower hereby authorizes Lender to disburse the proceeds of the Loan to pay such expenses, charges, costs and fees notwithstanding that Borrower may not have requested a disbursement of such amount.  Lender shall make such disbursements notwithstanding the fact that the Loan is not “in balance” or that Borrower is in default under the terms of this Agreement or any other Loan Document.  Such disbursement shall be added to the outstanding principal balance of the Note.  The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make such disbursements.  However, the provision of this Section 8.1 shall not prevent Borrower from paying such expense, charges, costs and fees from its own funds.  All such expenses, charges, costs and fees shall be Borrower's obligation regardless of whether or not Borrower has requested and met the conditions for a disbursement of the Loan.  The obligations on the part of Borrower under this Section 8.1 shall survive the closing of the Loan and the repayment thereof.  Borrower hereby authorizes Lender, in its discretion, to pay such expenses, charges, costs and fees at any time by a disbursement of the Loan.

8.2    Indemnification.  Borrower will INDEMNIFY, PROTECT, HOLD HARMLESS, and defend Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, servants and agents of any of the foregoing, for, from and against:  (a) any and all liability, damage, penalties, or fines, loss, costs or expenses (including court costs and attorneys' fees, whether incurred in a third party action or in an action to enforce this Agreement), claims, demands, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions whatsoever asserted against it as a result of actions, claims, counterclaims, fines, penalties or otherwise and arising from or brought in connection with a Timeshare Project, the Collateral, Lender's status by virtue of the Loan Documents, sales of Timeshare Interests or the financing of such sales, in either case, in violation of or in noncompliance with any Legal Requirements, the breach by Borrower of any terms and provisions of the Loan Documents, the sale or financing of Timeshare Interests, the creation of liens and security interests, the terms of the Loan Documents or the transactions related thereto, any assertion that Lender is a partner or joint venturer of Borrower or any other Person by virtue of the making of the Loan, or any act or omission of Borrower or an Agent, or their respective employees or agents, whether actual or alleged (“Losses”), except to the extent that any of the foregoing Losses described in this clause (a)  are caused by Lender's gross negligence or willful misconduct or first accrue after foreclosure or deed in lieu of foreclosure; and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party in connection with the Loan, other than those owed to Ward Financial.  On written request by a Person covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel reasonably satisfactory to the indemnitee, the defense of any legal action or proceeding to which such Person shall be a party.  At Lender's option, Lender may at Borrower's expense prosecute or defend any action within the scope of the indemnification contained in this Section 8.2 to the extent Borrower does not promptly prosecute or defend such action with counsel reasonably acceptable to Lender.  No termination of this Agreement or the other Loan Documents shall affect or impair the indemnification provisions contained in this Section 8.2 and all such provisions shall survive such termination.

8.3    Duties of Lender.  Lender shall not be liable or responsible in any way for any loss or damage to the Notes Receivable or Receivables Collateral caused by any warehouseman, carrier, forwarding agency, the Lockbox Agent (while the Lockbox Agent is any Person other than Lender or any of its Affiliates), Servicing Agent, Custodial Agent or any other Person whomsoever, excluding damages or losses that occur as a result of Lender's gross negligence or willful misconduct.

8.4    Delegation of Duties and Rights.  Lender may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents, representatives or through other Persons.

8.5    Foreign Assets Control.  Lender may disclose any and all information regarding Borrower and a Purchaser in connection with any regulatory examination of Lender or to the extent Lender deems advisable to disclose such information to such applicable regulatory agencies involving matters relating to the Trading With the Enemy Act, the Foreign Assets Control Regulations or the Executive Order; provided, however, that if Lender is legally permitted to do so, no such disclosure shall be made prior to the Lender (x) giving the Borrower prior written notification within one (1) Business Day after Lender's receipt of notice of any such required disclosure or decision of the Lender to make such disclosure, that explains in reasonable detail (if known to Lender), the basis for such disclosure, which notification shall include the following: (i) the contents of the disclosure, (ii) the Person to whom the disclosure must be made, and (iii) if known to Lender, the legal basis for the disclosure; (y) using commercially reasonable efforts to require that any recipient of such disclosure maintain such information on a confidential basis in accordance with all Legal Requirements, including all applicable consumer privacy laws; and (z) if Lender is legally permitted to do so, providing Borrower with an opportunity to redact all of the names, social security numbers and bank account numbers of, and all non-public personal information pertaining to, any Purchasers.

8.6    Release    In order to induce Lender to enter into this Agreement, Borrower hereby agrees as follows:

(a)    Borrower hereby fully, finally and forever acquits, quitclaims, releases and discharges Lender and its officers, directors, employees, agents attorneys, successors and assigns (the “Released Parties”) of and from any and all obligations, claims, liabilities, damages, demands, debts, liens, deficiencies or cause or causes of action to, of or for the benefit (whether directly or indirectly) of Borrower, at law or in equity, known or unknown, contingent or otherwise, whether asserted or unasserted, whether statutory, in contract or in tort, as well as any other kind or character of action existing on or before the date hereof and held, owned or possessed (whether directly or indirectly) by Borrower on account of, arising out of, related to or concerning, whether directly or indirectly, proximately or remotely (i) the negotiation, review, preparation or documentation of the Loan Documents or any other documents or agreements executed in connection therewith, (ii) the administration of the Loan Documents, (iii) the enforcement, protection or preservation of Lender’s rights under the Loan Documents, or any other documents or agreements executed in connection therewith, or (iv) any action or inaction by Lender in connection with any such documents, instruments and agreements (all of the above being referred to herein as the “Released Claims”).  Notwithstanding the foregoing, the Released Claims do not include any claims for future performance of express contractual obligations that mature after the date hereof that are owed to the Borrower by any of the Released Parties.  Borrower acknowledges that the foregoing is intended to be a general release with respect to the matters described therein.  Borrower expressly acknowledges and agrees that the waivers and releases contained in this Section 8.6(a) shall not be considered as an admission of and/or the existence of any claims of Borrower against any Released Party.

(b)    In addition to the release contained above in Section 8.6(a), and not in limitation thereof, Borrower does hereby agree that it will never prosecute, nor voluntarily aid in the prosecution of, any action or proceeding relating to the Released Claims, whether by claim, counterclaim or otherwise.

(c)    If, and to the extent that, any of the Released Claims are, for any reason whatsoever, not fully, finally and forever released and discharged pursuant to the terms above, Borrower does hereby absolutely and unconditionally grant, sell, bargain, transfer, assign and convey to Lender all of the Released Claims and any proceeds, settlements and distributions relating thereto.

9.    CONSTRUCTION AND GENERAL TERMS

9.1    Payment Location.  All monies payable under the Loan Documents shall be paid to Lender in lawful monies of the United States of America, through the Lockbox Agent pursuant to the Lockbox Agreement, unless otherwise designated in the Loan Documents or by Lender by notice.

9.2    Entire Agreement.  The Loan Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loan.  No modification, variation, termination, discharge, abandonment or waiver of any of the provisions or conditions of the Loan Documents shall be valid unless in writing and signed by a duly authorized representative of the party sought to be bound by such action.  The Loan Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender and Borrower concerning this transaction, including any commitment for financing.  To the extent there is a conflict or inconsistency between any Timeshare Declaration (as it pertains to the right of Borrower to affect the rights of mortgagees) and the Loan Documents, then, as between Borrower and Lender, the provisions of the Loan Documents shall prevail.

9.3    Powers Coupled with an Interest.  The powers and agency hereby granted by Borrower are coupled with an interest and are irrevocable until the Obligations have been paid in full and are granted as cumulative to Lender's other remedies for collection and enforcement of the Obligations.

9.4    Counterparts; Facsimile Signatures.  This Agreement and any other Loan Document may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  The words “executed,” signed,” “signature,” and words of like import in this Agreement, in any Loan Document or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The foregoing notwithstanding, the Note and all documents to be recorded in the real estate records shall be manually executed.

9.5    Notices.   All notices, requests and demands to be made hereunder to the parties hereto must be in writing (at the addresses set forth below) and may be given by any of the following means:

(a)    personal delivery;

(b)    reputable overnight courier service; or

(d)    registered or certified, first class mail, return receipt requested.

Any notice, demand or request sent pursuant to the terms of this Agreement will be deemed received (i) if sent pursuant subsection (a), upon such personal delivery, (ii) if sent pursuant to subsection (b), on the next Business Day following delivery to the courier service, (iii) if sent pursuant to subsection (c), upon receipt if such receipt occurs between the hours of 9:00 a.m. and 5:00 p.m. (recipient's time zone) on a Business Day, and if such receipt occurs other than during such hours, on the next Business Day following receipt and (iv) if sent pursuant to subsection (d), 3 Business Days following deposit in the mail.

The addresses for notices are as follows:

To Lender:	ZB, N.A. dba NATIONAL BANK OF ARIZONA 6001 N. 24th Street, Building B Phoenix, AZ 85016 Attention: Kristen Carreno Telephone No.: (602) 212-5404
With a copy to:	ZB, N.A. dba NATIONAL BANK OF ARIZONA 6001 N. 24th Street, Building B Phoenix, AZ 85016 Attention: Legal Department Telephone No.:(602) 212-5404
With a copy to (which shall not constitute notice):	Gammage & Burnham, PLC Forty North Central Avenue – 20th Floor Phoenix, Arizona 85004 Attention: Randall S. Dalton, Esq. Telephone No.: (602) 256-4482
To Borrower:	Bluegreen/Big Cedar Vacations, LLC C/O Bluegreen Vacations Corporation 4960 Conference Way North, Suite 100 Boca Raton, Florida 33431 Attention: Paul Humphrey Telephone No.: (561) 443-8876
With a courtesy copy to (but such notice shall not constitute notice to Borrower):	Taylor English Duma LLP 1600 Parkwood Drive – Suite 200 Atlanta, Georgia 30339 Attention: Mark I. Sanders, Esq. Telephone No.: (678) 336-7281
Bluegreen Vacations Corporation 4960 Conference Way North, Suite 100 Boca Raton, Florida 33431 Attention: Legal Department Telephone No.: (561) 912-8000

The failure to provide courtesy copies will not affect or impair Lender's rights and remedies against Borrower.  Such addresses may be changed by notice to the other parties given in the same manner as provided above.

Notwithstanding the foregoing, a request for an Advance of the Loan pursuant to Article 2 above will be deemed received only upon actual receipt

9.6    Borrower's Representative.    Borrower hereby designates the following natural person as its representative for purposes of (i) making all decisions with respect to the Loan and the Loan Documents, (ii) other than as permitted pursuant to subsection 6.1(d)(v), delivering all notices, certificates, requests for advance and other documents required by the terms of the Loan Documents or requested by Borrower in connection with the Loan and (iii) taking all other actions requested by Borrower in connection with the Loan and the Loan Documents:

    Bluegreen/Big Cedar Vacations, LLC

C/O Bluegreen Vacations Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

Attention:  Paul Humphrey

Telephone No.:  (561) 443-8876

In taking action pursuant to the terms of this Agreement and the other Loan Documents, Lender shall be entitled to rely, without further investigation, upon any notice, certificate, request for advance or other document delivered in writing and executed or signed by such representative of Borrower.  In addition, Lender may, at its option, refuse to take action in the event a notice, certificate, request for advance or other document is delivered to Lender which has not been executed or delivered by such representative of Borrower (other than as permitted pursuant to subsection 6.1(d)(v)).  Borrower may change such representative upon written notice to Lender.

9.7    General Submission Requirements.  All documents, agreements, reports, surveys, appraisal, insurance, references, financial information or other submissions (collectively the “Submissions”) required under the Loan Documents shall be in form and content reasonably satisfactory to Lender and prepared and performed at Borrower's expense.  Lender shall have the prior right of approval of any person, firm or entity responsible for preparing each Submission (“Preparer”) and may reject any Submission if Lender believes in its sole opinion that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect.

9.8    Participation.

(a)    At any time either concurrently with or subsequent to the execution and delivery of this Agreement, ZB, N.A. dba NATIONAL BANK OF ARIZONA and its successors (“NBA”) may assign to one or more banks or other financial institutions (such banks and other financial institutions together with their permitted successors and assigns, each, an “Assignee”) all or portions of its rights and obligations as a lender under this Agreement and the other Loan Documents, provided, however, that (i) each such assignment shall be of a constant, not a varying, percentage of such rights and obligations under this Agreement and the other Loan Documents, (ii) the parties to each such assignment shall execute and deliver to NBA, for its acceptance, such assignment documents (which shall include, without limitation, an assumption of NBA's obligations hereunder to the extent of such assignment) as NBA may require, (iii) Borrower shall execute and deliver (A) such replacement promissory notes as NBA may require to evidence such assignment and the respective portions of the

Loan held by NBA and each Assignee and (B) such other documents as NBA may reasonably require in connection with such assignment; and (iv), such assignments shall be subject to the Borrower's approval which shall not be unreasonably withheld or delayed, provided that Borrower shall not have a right to approve the Assignee or the assignment if (A) an Event of Default has occurred and is continuing, or (B) the Borrowing Term has expired, or (C) the Assignee is an Eligible Assignee.  If any such approval is not withheld in writing with a statement of the reasons therefor within ten (10) days after NBA gives notice of such an assignment, such approval shall be deemed given.  Upon such assignment and assumption, (i) to the extent of the interest assigned the (A) Assignee shall have the rights and obligations of a lender under the Loan Documents and (B) the assignor (including, without limitation, NBA) shall be relieved of such obligations and (ii) the obligations of NBA and Assignee to fund Advances shall be several in accordance with the portion of the Loan held by each, and not joint.  Notwithstanding the foregoing sentence, in the event the Assignee is an Eligible Assignee and also an Affiliate of NBA, NBA shall not be relieved of its obligations under the Loan Documents, and the obligations of NBA and such Affiliate to fund Advances shall be joint and not several obligations.  NBA and each Assignee may also transfer interests by way of participation; provided, in the case of the transfer of such a participation interest, (i) such selling party's obligations to the Borrower under this Agreement and the Loan Documents shall remain unchanged; (ii) such selling party shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) parties to this Agreement and the Loan Documents shall continue to deal solely and directly with such selling party in connection with such selling party's rights and obligations under this Agreement and the Loan Documents.  In order to facilitate such assignments and participations, the Borrower shall execute such further documents, instruments or agreements as Lender may reasonably require; provided, however, that Borrower shall not be responsible for any costs or expenses incurred in connection with any such assignment or participation.

(b)    Upon any assignment of less than all of NBA's interest in the Loan, (i) NBA will continue to act as administrative agent on behalf of all of lenders and (ii) NBA and each Assignee may enter into such co-lending or other agreements with all of the Assignees establishing (among other things) procedures for administration and enforcement of the Loan, voting on various matters, the terms under which NBA will act as administrative agent (and if applicable, collateral agent), the terms and conditions governing further assignments and participations by Assignee (if and to the extent further assignments are permitted by NBA), and enforcement of the Loan Documents; provided, however, that under no circumstances will any such agreements between NBA and any Assignee alter, amend, change or result in the alteration, amendment or change to any of the terms and conditions of this Agreement, without Borrower's prior written consent.  So long as NBA is acting as administrative agent, Borrower shall only be required and permitted to provide notices to and seek consents and approvals through NBA and Borrower shall not communicate directly with the Assignees, unless expressly approved by NBA.

(c)    Without limiting the other provisions of this Section, from and after each assignment permitted pursuant to this Section (other than assignments by NBA of its entire interest in the Loan): (i) all grants of collateral security (including, without limitation, each deed of trust, mortgage, security agreement, assignment of rents and leases, and other assignments for security in the Loan Documents shall be deemed made to NBA in its capacity as administrative agent for the pro rata benefit of NBA and the Assignees as lenders; (ii) all obligations and liabilities of Borrower and pursuant to the Loan Documents shall be deemed to inure to the pro rata benefit of NBA and the Assignees as lenders; and (iii) all indemnity and reimbursement obligations of Borrower shall be in favor of NBA and Assignees in accordance with their pro rata interests and in the case of indemnities shall include all named indemnified parties of NBA and Assignee (for example an indemnity in favor of a party and its officers, directors, agents, and employees shall be for the benefit of the officers, directors, agents, and employees of each of NBA and the Assignee); provided that any obligation of the Borrower to reimburse for out of pocket costs and expenses of any party shall be deemed to refer to the party incurring such costs and expenses.

(d)    As used herein, “Eligible Assignee” means (i) NBA or any of its Affiliates or (ii) any other bank or financial institution that has assets of at least $5,000,000,000; provided that  the identity of the Eligible Assignee (in the case of clause (ii)) shall be subject to prior written approval of Borrower which will not be unreasonably withheld or delayed.

9.9    Successors and Assigns.  All the covenants of Borrower and all the rights and remedies of Lender contained in the Loan Documents shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment contained in the Loan Documents, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not.  Borrower may not assign its rights in the Loan Documents in whole or in part.  Except as may be expressly provided in a Loan Document, no Person shall be deemed a third party beneficiary of any provision of the Loan Documents.

9.10    Severability.  If any provision of any Loan Document is held to be invalid, illegal or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of the Loan Documents shall not in any way be affected or impaired thereby.  In lieu of each such illegal, invalid or unenforceable provision, there shall be added to the Loan Document affected, a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid and unenforceable provision as may be possible.

9.11    Time of Essence.  Time is of the essence in the Performance of the Obligations.

9.12    Miscellaneous.  All headings are inserted for convenience only and shall not affect any construction or interpretation of the Loan Documents.  Unless otherwise indicated, all references in a Loan Document to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Loan Document.  All Schedules and Exhibits referred to in this Agreement are incorporated in this Agreement by reference.

9.13     FORUM SELECTION; JURISDICTION; CHOICE OF LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, THE PRIMARY PLACE OF BUSINESS OF LENDER, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES.  BORROWER ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE SUBSTANTIALLY NEGOTIATED IN THE STATE OF ARIZONA, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE DELIVERED BY BORROWER IN THE STATE OF ARIZONA, EXECUTED BY LENDER IN THE STATE OF ARIZONA AND ACCEPTED BY LENDER IN THE STATE OF ARIZONA AND THAT THERE ARE SUBSTANTIAL CONTACTS BETWEEN THE PARTIES AND THE TRANSACTIONS CONTEMPLATED HEREIN AND THE STATE OF ARIZONA.  SUBJECT TO THE PROVISIONS OF SECTION 9.14, FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF

THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE PARTIES HERETO HEREBY EXPRESSLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF ARIZONA AND BORROWER CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ARIZONA IN ACCORDANCE WITH APPLICABLE LAW.  FURTHERMORE, BORROWER WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER.  TO THE EXTENT THAT A COURT OF COMPETENT JURISDICTION FINDS ARIZONA LAW INAPPLICABLE WITH RESPECT TO ANY PROVISIONS OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, THEN, AS TO THOSE PROVISIONS ONLY, THE LAWS OF THE STATES WHERE THE COLLATERAL IS LOCATED SHALL BE DEEMED TO APPLY.  NOTHING IN THIS SECTION SHALL LIMIT OR RESTRICT THE RIGHT OF LENDER TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATES IN WHICH THE COLLATERAL IS LOCATED TO THE EXTENT LENDER DEEMS SUCH PROCEEDING NECESSARY OR ADVISABLE TO EXERCISE REMEDIES AVAILABLE UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE INTERPRETED WITHOUT REGARD TO ANY RULE OR CANON OF CONSTRUCTION WHICH INTERPRETS AGREEMENTS AGAINST A DRAFTSMAN.

9.14    DISPUTE RESOLUTION.  This section contains a jury waiver, arbitration clause, and a class action waiver.  READ IT CAREFULLY.

This dispute resolution provision shall supersede and replace any prior “Jury Waiver,” “Judicial Reference,” “Class Action Waiver,” “Arbitration,” “Dispute Resolution,” or similar alternative dispute agreement or provision between or among the parties.

JURY TRIAL WAIVER; CLASS ACTION WAIVER. As permitted by applicable law, each party waives their respective rights to a trial before a jury in connection with any Dispute (as “Dispute” is hereinafter defined), and Disputes shall be resolved by a judge sitting without a jury.  If a court determines that this provision is not enforceable for any reason and at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order compelling arbitration and staying or dismissing such litigation pending arbitration (“Arbitration Order”). If permitted by applicable law, each party also waives the right to litigate in court or an arbitration proceeding any Dispute as a class action, either as a member of a class or as a representative, or to act as a private attorney general.

ARBITRATION. If a claim, dispute, or controversy arises between us with respect to this Agreement, related agreements, or any other agreement or business relationship between any of us whether or not related to the subject matter of this Agreement (all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, any of us may require that the Dispute be resolved by binding arbitration before a mutually agreed upon single arbitrator at the request of any party. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum (“Administrator”) as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations we have to each other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving either of our employees, agents, affiliates, or assigns of a party.  However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, we each will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender is headquartered.

After entry of an Arbitration Order, the non-moving party shall commence arbitration (but shall not be required to commence arbitration in the event of the moving party's decision not to do so as set forth in the next sentence). The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppels, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as repossession (but Lender shall not have the right to exercise any right of setoff against any of Borrower’s present or future accounts with Lender or any present or future accounts on deposit with Lender that Borrower holds jointly with someone else, other than the Lockbox Account). The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney's fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Agreement. If the terms of this provision vary from the Administrator's rules, this arbitration provision shall control.

RELIANCE. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.

9.15    Interpretation.  This Agreement and the other Loan Documents will not be construed against Lender merely because of Lender's involvement in the preparation of such documents and agreements.

9.16    Destruction of Note; Substitute Note.  In the event the Note is mutilated or destroyed by any cause whatsoever, or otherwise lost or stolen and regardless of whether due to the act or neglect of Lender, Borrower will execute and deliver to Lender in substitution therefor a duplicate promissory note containing the same terms and conditions as the promissory note so mutilated, destroyed, lost or stolen, within 10 days after Lender notifies Borrower of any such mutilation, destruction, loss or theft of such note and delivery to Borrower of an affidavit certifying that the same was not negotiated and Borrower will only be liable on the replaced note executed by Borrower.  Upon Borrower's delivery of such duplicate promissory note, Borrower will be relieved of all obligations under the original promissory note so mutilated, destroyed, lost or stolen and will thereafter be bound solely by the provisions of such duplicate promissory note.  The Lender shall be entitled to have the Note subdivided into notes of lesser denominations or substituted for new notes, all containing the same terms as the original Note being substituted or subdivided, in connection with an assignment of all or any portion of the Loan pursuant to the terms of Section 9.9 hereof.

9.17    Compliance With Applicable Usury Law.  It is the intent of the parties hereto to comply with the Applicable Usury Law.  Accordingly, notwithstanding any provisions to the contrary in the Loan Documents, in no event shall the Loan Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

9.18    NO RELATIONSHIP WITH PURCHASERS.  LENDER DOES NOT HEREBY ASSUME AND SHALL HAVE NO RESPONSIBILITY, OBLIGATION OR LIABILITY TO PURCHASERS, LENDER'S RELATIONSHIP BEING THAT ONLY OF A CREDITOR WHO HAS TAKEN AN ASSIGNMENT FROM BORROWER OF THE NOTES RECEIVABLE IN ORDER TO

FACILITATE PERFORMANCE OF THE OBLIGATIONS.  EXCEPT AS REQUIRED BY LAW AND FOR FILINGS MADE WITH THE SECURITIES & EXCHANGE COMMISSION, OR ANY STOCK EXCHANGE ON WHICH BLUEGREEN'S OR BLUEGREEN'S PARENTS OR INDIRECT PARENT'S STOCK OR OTHER OWNERSHIP INTEREST IS OR MAY BE TRADED, BORROWER WILL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH RESPECT TO A TIMESHARE PROJECT, THE SALE OF TIMESHARE INTERESTS OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF LENDER.

9.19    NO JOINT VENTURE.  THE RELATIONSHIP OF BORROWER AND LENDER IS THAT OF DEBTOR AND CREDITOR, AND IT IS NOT THE INTENTION OF EITHER OF SUCH PARTIES BY THIS OR ANY OTHER LOAN DOCUMENT BEING EXECUTED IN CONNECTION WITH THE LOAN TO ESTABLISH A PARTNERSHIP OR JOINT VENTURE WITH BORROWER OR ANY OTHER PERSON, AND THE PARTIES HERETO SHALL NOT UNDER ANY CIRCUMSTANCES BE CONSTRUED TO BE PARTNERS OR JOINT VENTURERS.

9.20    Scope of Reimbursable Attorney's Fees.  As used in the Loan Documents, the term “attorneys' fees” includes the reasonable fees of attorneys licensed to practice law in any jurisdiction, law clerks, paralegals, investigators and others not admitted to the bar but performing services under the supervision of a licensed attorney.  As used in the Loan Documents, attorneys' fees incurred by Lender in the enforcement of any remedy or covenant include attorneys' fees incurred in any foreclosure of the Loan Documents, in enforcing any rights of indemnification under the Loan Documents, in protecting or sustaining the lien or priority of the Collateral, or in any proceeding arising from or connected with any such matter, including any bankruptcy, receivership, injunction or other similar proceeding, or any appeal from or petition for review of any such matter, and with or without litigation.

9.21    Confidentiality.  Borrower and Lender shall mutually agree on the contents of any press release, public announcement or other public disclosure regarding this Agreement and the transactions contemplated hereunder to be made following the mutual execution and delivery of this Agreement; provided that, (a) the Lender may disclose the terms hereof and give copies of the Loan Documents to assignees and participants and to prospective assignees and participants, and (b) Lender acknowledges that the terms hereof may be disclosed in the periodic filings related to Bluegreen with the United States Securities and Exchange Commission and in the notes to Borrower's financial statements.  If either party fails to respond to the other party in writing with either an approval or a disapproval within five (5) Business Days of a party's receipt of the other party's request for consent or approval as expressly contemplated pursuant to this Section 9.21, then such consent or approval will be deemed to have been given, provided that such five (5) Business Day period will not commence to run unless and until the other party has received all information, materials, documents and other matters required to be submitted to it hereunder, with respect to such consent or approval and all other information, materials, documents and other matters reasonably essential to its decision process.

9.22    Relief from Automatic Stay, Etc.  To the fullest extent permitted by law, in the event Borrower shall make application for or seek relief or protection under the federal bankruptcy code (“Bankruptcy Code”) or other Debtor Relief Laws, or in the event that any involuntary petition is filed against the Borrower under such Code or other Debtor Relief Laws, and not dismissed with prejudice within 45 days, the automatic stay provisions of Section 362 of the Bankruptcy Code are hereby modified as to Lender to the extent necessary to implement the provisions hereof permitting the filing of financing statements or other instruments or documents; and Lender shall automatically and without demand or notice (each of which is hereby waived) be entitled to immediate relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents.

9.23    Reliance.  Lender's examination, inspection, or receipt of information pertaining to Borrower, the Collateral or a Timeshare Project shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in the Loan Documents.

9.24    Limitation of Damages.  Neither Borrower, Lender nor any of its Affiliates or successors shall be liable for any indirect, special, incidental, consequential or punitive damages in connection with any breach of contract, tort or other wrong relating to the Loan Documents (including with limitation damages for loss of profits, business interruption or the like), whether such damages are foreseeable or unforeseeable, unless any of such damages arise out of or the gross negligence or willful misconduct of such party or any of its Affiliates.  Furthermore, as between Borrower and Lender, Borrower shall be responsible for and Lender is hereby released from any claim or liability in connection with:

(a)       safekeeping any Collateral;

(b)       any loss or damage to any Collateral;

(c)       any diminution in value of the Collateral; or

(d)       any act or default of another Person (other than Lender or its Affiliates).

Lender shall only be liable for any act or omission on its part constituting willful misconduct or gross negligence.  In the event Borrower brings suit against Lender in connection with the transactions contemplated hereunder and Lender is found not to be liable, Borrower agrees to indemnify and hold Lender harmless from all costs and expenses, including attorneys' fees, incurred by Lender in connection with such suit.  This Agreement is not intended to obligate Lender to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrower.  Borrower's obligations under this Section shall survive termination of this Agreement and repayment of the Loan.

9.25    Waiver of Right of First Refusal.  Borrower (on behalf of itself and its Affiliates) hereby irrevocably waives any right of first refusal it may have to purchase Timeshare Interests (including without limitation the right of first refusal contained in any Timeshare Declaration in favor of Borrower, as declarant) with respect to any Timeshare Interests acquired by Lender, or its nominee or assignee, through the exercise or enforcement of the Lender’s rights related to the Collateral under this Agreement or the other Loan Documents.  Borrower agrees that in the event that Lender, or its nominee or assignee, acquires title to any such Timeshare Interests under the circumstances described in the foregoing sentence, such Timeshare Interests may be assigned, transferred or sold free and clear of any right of first refusal in favor of Borrower.

9.26    Consents, Approvals and Discretion.  Whenever Lender's consent or approval is required or permitted, or any documents or other items are required to be acceptable to Lender, such consent, approval or acceptability shall be at the sole and absolute discretion of Lender, which shall not be unreasonably withheld, delayed or conditioned.  Whenever any determination or act is at Lender's discretion, such determination or act shall be at the sole and absolute discretion of the Lender, which shall not be unreasonably withheld, delayed or conditioned.

9.27    USA Patriot Act Notice.  The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

(i)    IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  What this means for Borrower:  When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower and, if Borrower is not an individual, Lender will ask for Borrower's name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower.  Lender may also ask, if Borrower is an individual, to see Borrower's driver's license or other identifying documents and, if Borrower is not an individual, to see Borrower's legal organizational documents or other identifying documents.

(ii)    Government Regulation.  Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower's identity as may be requested by Lender at any time to enable Lender to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

9.28    Errors and Omissions.  Borrower hereby agrees that it will, within ten (10) days of a request by Lender, comply with any reasonable request by Lender to correct documentation errors, omissions or oversights, if any, that occur in any documentation relating to the Loan.

9.29    Background Statements.  The recitals set forth above are hereby incorporated into the operative provisions of this Agreement.

9.30    Waiver of Defenses and Release of Claims.  The undersigned hereby (i) represents that the undersigned does not have any defenses to or setoffs against any indebtedness or other obligations owing in connection with the Loan by Borrower, to Lender or Lender's affiliates (the “Owed Obligations”), nor any claims against Lender or Lender's affiliates for any matter whatsoever, related or unrelated to the Owed Obligations, and (ii) releases Lender and Lender's affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Owed Obligations, including the subject matter of this Agreement as of the date hereof. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender's affiliates. As used in this paragraph, the word “undersigned” does not include Lender or any individual signing on behalf of Lender. The undersigned acknowledges that Lender has been induced to enter into or continue the Owed Obligations by, among other things, the waivers and releases in this paragraph.

9.31    Document Imaging.  Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Lender's loans to Borrower, including, without limitation, this Agreement and the other Loan Documents, and Lender may destroy or archive the paper originals; however, no original promissory notes shall be destroyed.  The parties hereto to the extent permitted by applicable law (a) waive any right to insist or require that Lender produce paper originals, (b) agree that such images shall be accorded the same force and effect as the paper originals and (c) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings upon certification thereof under oath that such image is a true and correct copy of the original.  Upon payment of the Loan, the Lender shall deliver the original Note to Borrower marked “paid in full” and mark its records that the Loan has been paid.

9.32    Second A&R Loan Agreement.  The Second A&R Loan Agreement is hereby amended and restated in its entirety as set forth in this Agreement.  This Agreement supersedes the Second A&R Loan Agreement in its entirety.  All of the rights and undertakings under the Second A&R Loan Agreement of the parties thereto existing as of the Effective Date are hereby confirmed and, subject to and, if applicable, as amended by, the terms and conditions hereof, continued under this Agreement.

9.33    Beneficial Ownership.  To the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Borrower agrees to promptly deliver to Lender a Beneficial Ownership Certification in relation to Borrower prior to or in connection with the execution of this Agreement.  Borrower hereby agrees to provide such information and documentation as Lender may reasonably request during the term of the Loan to confirm or update the continued accuracy of the information provided in any Beneficial Ownership Certification.  As used in this Section 9.33, “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. As used in this Section 9.33, “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

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[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT]

(Hypothecation Facility)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives, and delivered, as of the date first above written.

BORROWER: BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company By: /s/ Raymond S. Lopez Name: Raymond S. Lopez Title: Vice President

[Counterpart Signature Page TO THIRD AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT]

(Hypothecation Facility)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives, and delivered, as of the date first above written.

LENDER: ZB, N.A. DBA NATIONAL BANK OF ARIZONA, a national banking association By: /s/ Kristen Carreno Name: Kristen Carreno Title: Senior Vice President